   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                         PHYSICIAN HEALTH CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     8099                    58-2199947
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               ----------------
                         PHYSICIAN HEALTH CORPORATION
                             ONE LAKESIDE COMMONS
                         990 HAMMOND DRIVE, SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 673-1964
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                SARAH C. GARVIN
                             ONE LAKESIDE COMMONS
                         990 HAMMOND DRIVE, SUITE 300
                            ATLANTA, GEORGIA 30328
                                (770) 673-1964
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
   JAMES S. RYAN, III                                     J. VAUGHAN CURTIS
  JACKSON WALKER L.L.P.                                  DOUGLAS B. CHAPPELL
     901 MAIN STREET                                      ALSTON & BIRD LLP
       SUITE 6000                                        ONE ATLANTIC CENTER
   DALLAS, TEXAS 75287                                   1201 WEST PEACHTREE
     (214) 953-6000                                    STREET ATLANTA, GEORGIA
                                                                30309
                                                           (404) 881-7000
                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                               ----------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
             TITLE OF EACH                PROPOSED MAXIMUM
          CLASS OF SECURITIES            AGGREGATE OFFERING       AMOUNT OF
            TO BE REGISTERED                 PRICE(1)(2)      REGISTRATION FEE
------------------------------------------------------------------------------
Common Stock, $0.0025 par value........      $69,000,000           $20,910

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Estimated solely for purposes of calculating the registration fee.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997

                          PHYSICIAN HEALTH CORPORATION

                                         SHARES

                                  COMMON STOCK

  All of the shares of Common Stock offered hereby are being sold by Physician Health Corporation (the "Company" or "PHC"). Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $
and $    per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Company has applied to have the Common Stock approved for quotation on the Nasdaq National Market under the symbol "PHCO."

                                  -----------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  COMMISSION  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE  ACCURACY OR
   ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS  A
    CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                UNDERWRITING
                              PRICE TO          DISCOUNTS AND        PROCEEDS TO
                               PUBLIC            COMMISSIONS         COMPANY(1)
--------------------------------------------------------------------------------
Per Share..............         $                   $                   $
--------------------------------------------------------------------------------
Total(2)...............         $                   $                   $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Before deducting expenses payable by the Company estimated at $   .
(2) The Company has granted the Underwriters a 30-day option to purchase up to
    an additional     shares of Common Stock, solely to cover over-allotments,
    if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
    Company will be $   , $   , and $   , respectively.

                                  -----------

  The Common Stock is offered by the Underwriters, as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made through the offices of BancAmerica Robertson Stephens, San Francisco,
California, on or about    , 1998.

BANCAMERICA ROBERTSON STEPHENS

     NATIONSBANC MONTGOMERY SECURITIES, INC.

            A.G. EDWARDS & SONS, INC.

                  THE ROBINSON-HUMPHREY COMPANY


                    The date of this Prospectus is    , 1998

   [MAP AND EXPLANATORY LEGEND SHOWING LOCATIONS OF PHC PRACTICES AND PAYOR
                            CONTRACTING ACTIVITIES,
            AND NUMBERS OF PHYSICIANS, CONTRACTS AND COVERED LIVES]




  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   4
Risk Factors.............................................................   7
Use of Proceeds..........................................................  15
Dividend Policy..........................................................  15
Capitalization...........................................................  16
Dilution.................................................................  17
Unaudited Pro Forma Combined Financial Statements........................  18
Selected Consolidated Financial Data.....................................  27
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  28
Business.................................................................  34
Management...............................................................  48
Certain Transactions.....................................................  54
Description of Capital Stock.............................................  57
Principal Stockholders...................................................  61
Shares Eligible for Future Sale..........................................  63
Underwriting.............................................................  65
Legal Matters............................................................  66
Experts..................................................................  66
Additional Information...................................................  66
Index to Financial Statements............................................ F-1

                               ----------------

  The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements examined by its independent public accountants. The Company also intends to furnish such other reports as it may determine or as may be required by applicable law.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See "Risk Factors" for information that should be carefully considered by prospective investors. Unless otherwise indicated, all information in this Prospectus assumes: (i) no exercise of the Underwriter's over-allotment option and (ii) conversion of all of the issued and outstanding shares of the Company's Class A Stock (Series 1 and Series 2), Series B Redeemable Convertible Preferred Stock, Series B Non-Voting Redeemable Convertible Preferred Stock and Prime Common Stock into 10,336,266 shares of Common Stock and 917,814 shares of Non-Voting Common Stock upon consummation of the Offering.

                                  THE COMPANY

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of November 10, 1997, the Company provided services to 23 independent physician networks ("Affiliated Networks") and two Company-sponsored physician networks ("PHC Networks"). At November 1, 1997, the PHC Networks and Affiliated Networks included more than 3,000 physicians and had approximately 2.9 million covered lives under 37 managed care contracts ranging from specialty capitation contracts to global risk contracts. As of November 10, 1997, the Company also provided practice management services to 19 physician practices ("PHC Practices"), including 62 physicians who have affiliated with the Company through practice management or employment agreements ("PHC Physicians"). The Company also has agreements to acquire 15 additional practices including an aggregate of 104 physicians ("Pending Acquisitions"), subject only to customary closing conditions.

  The Company's objective is to continue building comprehensive and integrated networks of high quality physicians in selected geographic markets in order to:
(i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of high quality physicians and ancillary health care services to payors and patients. To achieve these objectives, the Company seeks to: (a) leverage contracting expertise to enter strategic markets; (b) selectively acquire key practices to strengthen market presence; (c) provide management expertise and capital for development of ancillary health care services; (d) negotiate and administer beneficial payor contracts; and (e) utilize information technology to improve practice performance and meet payor needs. The Company believes that its expertise in network development, payor contracting and ancillary health care services development differentiates it from traditional physician practice management companies ("PPMs") and enhances its ability to attract high quality physicians and negotiate favorable payor contracts.

  The Company commenced operations in 1994 as Physician Health Corporation, a Georgia corporation (the "Predecessor"), and was a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. The Company's primary markets are Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company also provides services in Arizona, Illinois, Kentucky, Mississippi and Virginia. The principal executive offices of the Company are located at One Lakeside Commons, Suite 300, 990 Hammond Drive, Atlanta, Georgia 30328.

                                  THE OFFERING

 Common Stock offered hereby........................      shares
 Common Stock to be outstanding after the Offering..     shares(1)
 Use of proceeds.................................... To repay certain indebtedness and for
                                                     working capital and
                                                     general corporate
                                                     purposes, including future
                                                     acquisitions of physician
                                                     practices, acquisitions
                                                     and development of
                                                     ancillary health care
                                                     services, and development
                                                     of physician networks and
                                                     payor contracts. See "Use
                                                     of Proceeds."
 Proposed Nasdaq National Market symbol............. PHCO

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

                              YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                          ---------------------------------- ----------------------------
                                                  PRO FORMA                    PRO FORMA
                          1994  1995(2)   1996    1996(3)(4)  1996     1997    1997(3)(4)
                          ----  -------  -------  ---------- ------  --------  ----------
STATEMENTS OF OPERATIONS
 DATA:
Net revenues............  $812  $2,406   $ 4,036   $83,815   $1,683  $  5,725   $47,470
Operating expenses:
  Salaries and
   benefits.............   531   1,895     2,915    36,015    1,350     4,173    21,645
  Contract and
   professional
   services.............    38     194       194     2,777      192       504     2,675
  Provision for bad
   debts................   --       40       660     1,106      220       492       677
  General and
   administrative.......   225     594     2,748    33,341      480     1,972    17,257
  Depreciation and
   amortization.........    58     120       161     4,025       47       284     2,094
  Write down of
   assets(5)............   --      --        195       --       --        715       --
  Purchased research and
   development(6).......   --      --        --        --       --     13,252       --
                          ----  ------   -------   -------   ------  --------   -------
  Total operating
   expenses.............   851   2,844     6,874    77,264    2,289    21,391    44,348
                          ----  ------   -------   -------   ------  --------   -------
Income (loss) from oper-
 ations.................   (39)   (438)   (2,838)    6,551     (606)  (15,668)    3,122
Interest expense, net...    24      94        30     2,250        6       173       943
                          ----  ------   -------   -------   ------  --------   -------
Income (loss) before mi-
 nority interest and in-
 come taxes.............   (63)   (532)   (2,867)    4,301     (612)  (15,840)    2,179
Minority interest.......   --       (1)      --        --       --     (2,081)      569
                          ----  ------   -------   -------   ------  --------   -------
Income (loss) before in-
 come taxes.............   (63)   (531)   (2,867)    4,301     (612)  (13,759)    1,610
Income tax expense......   --      --         17     2,817        1        14     1,156
                          ----  ------   -------   -------   ------  --------   -------
Net income (loss).......  $(63) $ (531)  $(2,884)  $ 1,484   $ (613) $(13,773)  $   454
                          ====  ======   =======   =======   ======  ========   =======
Net income (loss) per
 share..................   N/A     N/A   $ (0.51)            $(0.17) $  (1.92)
                          ====  ======   =======   =======   ======  ========   =======
Weighted average out-
 standing shares........   N/A     N/A     5,601              3,599     7,168
                          ====  ======   =======   =======   ======  ========   =======

                                                     JUNE 30, 1997
                                          -------------------------------------
                                                                   PRO FORMA
                                           ACTUAL   PRO FORMA(3) AS ADJUSTED(4)
                                          --------  ------------ --------------
BALANCE SHEET DATA:
Working capital.......................... $  3,012    $ 11,325      $
Total assets.............................   32,249     105,906
Long-term debt...........................   13,731      39,157       17,657
Total stockholders' equity (deficit).....  (10,413)     49,634

               See Notes to Summary Consolidated Financial Data.

                  NOTES TO SUMMARY CONSOLIDATED FINANCIAL DATA

(1) Excludes: (i) an aggregate of 3,091,270 shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $0.74 per share; (ii) an aggregate of 4,983,149 shares of Common Stock issuable upon exercise of options outstanding at a weighted average exercise price of $4.47 per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"); and (iii) 5,016,851 shares of Common Stock reserved for issuance under the 1995 Stock Option Plan following consummation of the Offering. See "Management--1995 Stock Option Plan."
(2) The presentation of the 1995 Statement of Operations Data is not in accordance with generally accepted accounting principles. The 1995 Statements of Operations Data for the Predecessor and the Company have been combined to give a complete presentation for the twelve months ended December 31, 1995.
(3) The pro forma Statements of Operations Data give effect to the asset acquisitions and the Pending Acquisitions as if they had occurred as of January 1, 1996. The pro forma Balance Sheet Data give effect to the asset acquisitions as if each had occurred on June 30, 1997. See "Unaudited Pro Forma Combined Financial Statements."
(4) Adjusted to reflect the sale of      shares of Common Stock offered hereby
    and the application of the estimated net proceeds therefrom. See "Use of Proceeds."
(5) The $195,000 charge in 1996 is related to the write off of operating assets related to certain terminated physician arrangements. The $715,000 charge in 1997 is related to the write off of deferred financing fees related to a credit arrangement with NationsCredit Commercial Corporation that was terminated and the write-off of operating assets related to terminated physician arrangements.
(6) The $13.3 million charge in 1997 is related to the write off of certain deferred research and development acquired in association with the Arlington Cancer Center acquisition.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.

LIMITED OPERATING HISTORY; LOSSES

  The Company's predecessor commenced operations in 1994 and the Company acquired its first physician practice in November 1996. To date, the Company has not achieved profitability. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, the Company incurred net losses of approximately $531,000, $2.9 million and $13.8 million, respectively. There can be no assurance that the Company will be able to generate sufficient revenue to achieve profitability on a quarterly or annual basis or to sustain or increase its revenue growth or profitability in future periods. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS RELATED TO GROWTH STRATEGY; INTEGRATION AND MANAGEMENT OF OPERATIONS

  The Company intends to pursue growth primarily through the acquisition of physician practices, the acquisition and development of ancillary health care services, and the development of physician networks and managed care contracts. There can be no assurance that the Company will be able to: (i) identify appropriate acquisition candidates; (ii) acquire and profitably provide management services to additional practices; (iii) integrate such practices successfully; (iv) develop or acquire, and operate profitably, ancillary health care services; (v) affiliate with or develop physician networks; and (vi) negotiate and administer additional managed care contracts. See "Business--Strategy."

  A significant part of the Company's growth has been and continues to be generated by practice acquisitions. As of November 10, 1997, the Company has acquired 19 practices, with which 62 physicians are affiliated, a sleep center and a 51% interest in a surgery center, all since November 1996. The Company also has agreements to acquire 15 additional practices employing an aggregate of 104 physicians subject only to customary closing conditions. Most of the practices acquired by the Company were operated by management unaffiliated with the Company's management or with each other. If PHC is to realize the anticipated benefits of its acquisitions, the operations of these practices must be integrated and combined efficiently. The process of integrating management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, presents a significant management challenge. In particular, the Company must implement an integrated financial management system that includes financial controls and the ability to coordinate disparate financial systems. In addition, the Company must coordinate geographically separated organizations and integrate personnel with dissimilar business backgrounds. The dedication of management resources to such integration efforts may detract management attention from acquisition and development efforts or from the day-to-day operations of the Company. There can be no assurance that the integration process will be successful, that there will not be substantial costs associated with such activities or that such integration efforts will not have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON THE PHC PRACTICES

  The Company's revenues are dependent on its affiliation with, and the success of, PHC Practices and PHC Physicians, and on PHC's long-term management contracts (the "Practice Management Agreements") with the PHC Practices. Some of the PHC Practices derive a significant portion of their revenues from a limited number of physicians. Although the Practice Management Agreements are generally for terms of 40 years and generally may be terminated only for cause, any termination or significant deterioration of the Company's relationship with any of the PHC Practices or PHC Physicians could have a material adverse effect upon the Company's business, financial condition or results of operations. There can be no assurance that the Company or the PHC Practices will maintain cooperative relationships with key physicians. In addition, such physicians could retire, become disabled or otherwise become unable or unwilling to continue generating revenues at their current level or practicing medicine with such PHC Practice. The loss by a PHC Practice of one or more key physicians could have a material adverse effect on the revenue of such PHC Practice and on the Company. Additionally, although each PHC Practice and PHC Physician is subject to a noncompete agreement, there can be no assurance that the noncompete agreements can be enforced. See "Business-- Contractual Agreements with PHC Practices."

CONCENTRATION OF REVENUE

  On a pro forma basis for the year ended December 31, 1996 and for the six month period ended June 30, 1997, 24% and 20%, respectively, of the Company's net revenues were derived from the Arlington Cancer Center in Dallas/Fort Worth, Texas, and 54% and 48%, respectively, of the Company's net revenues were derived from a total of six PHC Practices including the Arlington Cancer Center. In addition, most of the PHC Practices operate within a limited geographic area, and a deterioration of economic or other conditions within such areas could have a material adverse effect on the PHC Practice and, in turn, the Company and its business, financial condition or results of operations.

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS; DIRECT CAPITATION

  As an increasing percentage of individuals participate in managed care plans, the Company believes that its success will be, in part, dependent upon its ability to compete successfully for, and to negotiate and retain, favorable contracts with HMOs, employer groups and other private third-party payors pursuant to which services will be provided on a capitated or financial risk-sharing basis. There can be no assurance that the Company will be able to establish and maintain satisfactory relationships with third-party payors on terms acceptable to the Company and contracted physician providers. In addition, many managed care contracts are terminable upon short notice, and many payors already have existing provider structures in place and may not desire the services of the Company or the PHC Networks. Payors may also elect to contract directly with physicians on a fee-for-service, capitated or other basis.

  Under some managed care agreements, a health care provider network accepts a predetermined payment per covered member per month in exchange for providing a potentially unlimited quantity of specified services to covered members. Such contracts transfer much of the economic risk of providing care from the payor to the provider. To the extent that covered members require more frequent or extensive care than is anticipated, additional costs may be incurred. This would result in reduced reimbursement to network physicians if financial risk for care is retained by physician providers, and in reduced profitability or operating losses to the Company if financial risk for care is retained by the Company. Any such reductions in reimbursement to providers under such risk-sharing agreements could have a material adverse effect on the providers' willingness to provide services to the networks, the networks' relationship with contracted payors and, due to physician dissatisfaction or defection or due to payor contract termination, the Company's business, financial condition or results of operations.

COMPETITION

  The Company, PHC Physicians, PHC Networks and Affiliated Networks face intense competition in all aspects of their businesses. The Company believes that changes in governmental and private reimbursement policies, among other factors, have resulted in increased competition among providers of medical services and among networks for payor contracts. The Company itself faces intense competition to acquire or provide management services to physician practices; to acquire or develop and operate ancillary health care services; and to provide management services, including payor contracting services, to physician networks. A number of hospitals, clinics, health care companies, HMOs, insurance companies and physician practice management companies, both publicly and privately held, some of which have established operating histories and greater resources than the Company, engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with its competitors, that additional competitors will not enter its markets, or that the Company will be able to acquire or manage physician practices, acquire or develop ancillary health care services, affiliate with or develop networks, or negotiate payor contracts on terms beneficial to the Company. Any such failure could have a material adverse effect on the Company's business, financial condition or results of operations.

PROFESSIONAL LIABILITY

  All of the PHC Physicians, PHC Practices, PHC Networks, Affiliated Networks and the Company are involved in the delivery of health care services and, therefore, are exposed to the risk of professional or other liability claims. Claims of this nature, if successful, could result in substantial damage awards which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely in costs and coverage. Liability claims successfully asserted against a PHC Physician, PHC Practice, PHC Network, Affiliated Network or the Company could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business--Corporate Liability and Insurance."

ADDITIONAL FINANCINGS

  The Company's plans to acquire practices and to acquire and develop ancillary health care services require substantial capital resources. The Company expects that its capital needs over the next several years will exceed capital generated from operations. The Company plans to incur indebtedness and to issue, from time to time, additional debt or equity securities in connection with its acquisition and development activities and to raise working capital. There can be no assurance that sufficient financing will be available on terms satisfactory to the Company. The inability to obtain additional financing could have a material adverse effect on the Company's business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

MANAGEMENT INFORMATION SYSTEMS; RELIANCE ON THIRD-PARTY VENDOR

  The Company's success is dependent in part on its access to sophisticated information systems and its ability to integrate these systems into the existing operational, financial and clinical information systems of the PHC Practices, PHC Networks and Affiliated Networks. Management information systems are critical to negotiating, pricing and managing payor contracts. These systems help PHC and the PHC Practices, PHC Networks and Affiliated Networks realize operating efficiencies and enable them to capture, maintain, monitor and analyze cost, quality and utilization data. In addition, PHC Practices utilize different billing and collection systems requiring the Company to collect manually and assimilate financial and operating data. The Company will need to continue to invest in and administer sophisticated management information systems to support these activities. The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands or if new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during implementation. The failure to implement successfully and maintain operational, financial and clinical information systems could have a material adverse effect on the Company's business, financial condition or results of operations.

  PHC's current clinical information system requires software and support from one third-party vendor to process submitted claims. Termination by such vendor of its relationship with PHC, or a default in the performance of such vendor's contractual obligations to PHC, could have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that such vendor's systems or support could be replaced by the Company in a reasonable time or at a reasonable cost.

GOVERNMENT REGULATION

  General

  The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company believes that health care regulations will continue to change. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure its agreements and operations in accordance with applicable law, there can be no assurance that its business or such agreements or operations will not be successfully challenged.

  Every state imposes licensing requirements on individual physicians and on facilities and services operated by physicians. In addition, federal and state laws regulate HMOs and other managed care organizations ("MCOs") with which the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may have contracts. Many states require regulatory approval, including certificates of need, before establishing or expanding certain types of health care facilities, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may become subject to compliance with additional regulation.

  The United States Congress and many state legislatures routinely consider proposals to reform or modify the health care system, including measures that would control health care spending, convert all or a portion of government reimbursement programs to managed care arrangements, and balance the federal budget by reducing spending for Medicare and state health programs. These measures can affect a health care company's cost of doing business and contractual relationships. For example, recent developments that affect the Company's activities include: (i) federal legislation requiring a health plan to continue coverage for individuals who are no longer eligible for group health benefits and prohibiting the use of "pre-existing condition" exclusions that limit the scope of coverage; (ii) a Health Care Financing Administration ("HCFA") policy prohibiting restrictions in Medicare HMOs or physicians recommending to patients other health plans and treatment options; and
(iii) regulations imposing restrictions on physician incentive provisions in physician provider agreements. There can be no assurance that such legislation, programs and other regulatory changes will not have a material adverse effect on the Company's business, financial condition or results of operations.

  The Company believes its operations are in material compliance with applicable law. The ability of the Company to operate profitably will depend in part upon the ability of the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks to obtain and maintain all necessary licenses, certificates of need and other approvals and to operate in compliance with applicable health care regulations.

  Fee-Splitting; Corporate Practice of Medicine

  The laws of many states prohibit physicians from splitting fees with non-physicians (or other physicians) and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. The Company's business operations have not been the subject of judicial or regulatory interpretation; thus, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.

  Changes in Payment for Medical Services

  The Company believes that trends in cost containment in the health care industry will continue to result in a reduction from historical levels in per-patient revenue for PHC Practices. The federal government has implemented, through the Medicare program, the resource-based relative value scale ("RBRVS") payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically performed by PHC Physicians. There can be no assurance that any reduced operating margins could be recouped by the Company through cost reductions, increased volume, introduction of additional procedures or otherwise.

  Rates paid by nongovernmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of the medical practices under Company management that results in a decrease in patients covered by private insurance or a shift by private payors to RBRVS or similar payment structures could adversely affect the Company's business, financial condition or results of operations.

  Medicare and Medicaid Fraud and Abuse

  Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce: (i) the referral of a person; (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid programs; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare or Medicaid (the "Anti-Kickback Law"). Pursuant to the Anti-Kickback Law, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the Anti-Kickback Law can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties.

  Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. The designated health services include, for example, prosthetic devices, clinical laboratory services, radiology (such as ultrasound, MRI and CT), home health, physical and occupational therapy, prescription drugs and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each referral violation and $100,000 for participation in a "circumvention scheme." To the extent that the Company or any PHC Practice is deemed to be subject to the prohibitions contained in Stark II, the Company believes its activities fall within the permissible activities defined in Stark II, including, but not limited to, the provision of in-office ancillary services.

  The Company believes that although it will receive service fees under its agreements for management and administrative services, it is not generally in a position to make or receive referrals of patients for services reimbursed under the Medicare or Medicaid programs. Such service fees are intended by the Company to be consistent with fair market value in arm's-length transactions for the nature and amount of management services rendered and, therefore, would not constitute unlawful remuneration under Anti-Kickback Law and regulations. For these reasons, the Company does not believe that fees payable to it would be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute. If the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws.

  In certain jurisdictions that do not prohibit the corporate practice of medicine, the Company owns practices and employs physicians. Thus, with respect to such practices, the Company is a provider of services and would be capable of receiving referrals from other physicians affiliated with PHC in those markets. In these circumstances, PHC Practices either will not accept referrals involving designated health services from other physicians affiliated with PHC or will form group practices comprised of PHC Practices in that market.

  In addition, the Company also believes that the methods used to acquire the assets of existing practices do not violate anti-kickback and anti-referral laws and regulations. Specifically, the Company believes the consideration paid by the Company to physicians to acquire assets in their practices is consistent with fair market value in arm's-length transactions and not intended to induce the referral of patients. Should this or any other Company practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then such could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition or results of operations.

  Antitrust Issues

  Federal and state antitrust statutes prohibit conduct such as price fixing, market allocation and other anti-competitive activities by groups of competitors. The federal and state antitrust enforcement agencies have not hesitated to bring civil and criminal enforcement actions against the joint activities of physician organizations that violate the antitrust laws. Collaboration regarding the pricing of services, market allocation and certain other types of joint action, however, may be permissible in the context of an integrated joint venture if those activities are ancillary to otherwise legitimate purposes of the joint venture. The federal antitrust agencies, the Federal Trade Commission and the United States Department of Justice, have established "antitrust safety zones" for physician networks that meet certain criteria. The antitrust safety zones are for networks in which providers share substantial financial risk (e.g., capitation or substantial withholding) and in which the providers constitute less than specified percentages (20% for exclusive networks and 30% for non-exclusive networks) of total providers in a specialty or subspecialty in the market. Conduct outside the safety zones is not necessarily unlawful, but antitrust regulatory authorities will give greater scrutiny to the potential impact on overall competition. State antitrust agencies may or may not rely on antitrust analysis similar to that of the federal agencies.

  Insurance Regulatory Risks

  An important element of the Company's business and strategy includes acting as an agent for PHC Physicians, PHC Networks and Affiliated Networks to negotiate with insurance companies, HMOs, employer self-funded plans, health plans and other MCOs for the provision of health care services to the subscribers or beneficiaries of the health plans operated by such parties. Under some of these contracts, the Company receives capitation payments on behalf of a network and reimburses participating physicians on a fee-for-service basis. Under the laws of some states, this contracting arrangement could be determined to involve an insurance risk. Therefore, to the extent the Company is deemed to be in the business of insurance in a particular state, the Company, PHC Physicians and PHC Networks could be subject to insurance regulatory scrutiny; regulators could require restructuring of a specific arrangement; and the Company's operations could be restricted, its expansion limited, or certain of its operations prohibited.

  Legislative Developments

  The recently adopted Balanced Budget Act of 1997 ("BBA") enacted a Medicare Plus/Medicare Choice Program for Medicare enrollees. The program would broaden the coverage options available to Medicare recipients, would authorize broader use of medical savings accounts, and would allow physicians and patients to contract for health care services at rates beyond what is paid by Medicare. Such changes potentially could increase the services utilized by Medicare recipients. In addition, the BBA allows provider sponsored organizations ("PSOs") to contract directly with Medicare, instead of contracting through an HMO. If the PHC Practices, PHC Networks and Affiliated Networks participate in such PSOs, they could increase the percentage of Medicare-related business, which would also increase the exposure for losses if Medicare revenues fall short of the cost of services actually utilized by Medicare beneficiaries. If PHC does not participate in such PSOs, whether by choice or because it does not obtain a required license to act as a PSO, PHC's ability to participate in Medicare programs could be limited. The BBA also amends the fraud and abuse laws to require permanent exclusion from Medicare of anyone convicted of three Medicare program-related crimes and to impose new civil monetary penalties to anyone contracting with an excluded health care provider. These changes increase the regulatory and other risks encountered by the Company. See "--Risks Associated With Managed Care Contracts; Direct Capitation."

  In addition, proposed legislation regarding health care reform has been introduced before many state legislatures. Any such reform at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future health care reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on the Company. Any federal or state legislation prohibiting investment interests in, or contracting with, the Company by health care providers for which there is no statutory exception would have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL

  The development of the Company's business and its operations have been materially dependent upon the active participation of the Company's executive officers and key employees. The loss of the services of one or more of these persons could have a material adverse effect on the business, financial condition or results of operations of the Company. The Company maintains a key person life insurance policy in the amount of $1.0 million on the life of its Chief Executive Officer and President, Sarah C. Garvin. See "Management."

CONTROL BY EXISTING STOCKHOLDERS

  Upon completion of this Offering, the officers and directors of the Company, together with their affiliates, will own beneficially approximately % of the outstanding shares of Common Stock ( % if the Underwriters' over-allotment option is exercised in full). Such persons acting together could have a significant influence on matters requiring stockholder approval, including the election of directors, mergers and other extraordinary corporate events. See "Management" and "Principal Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE

  The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of the Common Stock in the public market following the Offering. The shares being sold in the Offering will be freely tradable unless acquired by affiliates of the Company. Certain stockholders of the Company hold, in the aggregate, 16,409,588 shares of Common Stock and 917,814 shares of Non-Voting Common Stock, none of which were acquired in transactions registered under the Securities Act. Accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. The Company and its directors, executive officers and current stockholders holding an
aggregate of            shares have agreed not to offer or sell any shares of
Common Stock for a period of 180 days (the "180-Day Lockup Period") following the date of this Prospectus without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue Common Stock in connection with acquisitions and with awards under the 1995 Stock Option Plan. After the expiration of the 180-Day Lockup Period, such shares may be sold in accordance with Rule 144 under the Securities Act, subject to the applicable volume limitations, holding period and other requirements of Rule 144.

  The Company intends to register an additional 5.0 million shares of its Common Stock under the Securities Act subsequent to completion of the Offering for use by the Company as all or a portion of the consideration to be paid in future acquisitions. Those shares, if issued, will be freely tradable by nonaffiliates after their issuance, unless the resale thereof is contractually restricted, and resales of any such shares during the 180-Day Lockup Period would require the prior written consent of BancAmerica Robertson Stephens.

  The Company anticipates that, prior to the consummation of the Offering, the Company will have outstanding under the 1995 Stock Option Plan options to purchase approximately 3,909,925 shares of Common Stock. The Company intends to register the shares issuable upon exercise of options granted under the 1995 Stock Option Plan. See "Management--1995 Stock Option Plan" and "Shares Eligible for Future Sale."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or, if a trading market does develop, that it will continue after the Offering. The initial public offering price of the Common Stock will be determined through negotiations between the Company and the Underwriters and may not be indicative of the price at which the Common Stock will trade after the Offering. See "Underwriting" for a description of the factors to be considered in determining the initial public offering price. The securities markets have, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. These fluctuations often substantially affect the market price of a company's stock. The market prices for securities of health care practice management companies have been and continue to be particularly volatile. The market price of the Common Stock could be subject to significant fluctuations in response to numerous factors, including variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the health care industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

  Certain provisions of the Company's Certificate of Incorporation and Bylaws and Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors may be willing to pay in the future for shares of the Common Stock. The Certificate of Incorporation also permits the Board of Directors to determine the rights, preferences and restrictions of unissued series of the Company's authorized Preferred Stock and to fix the number of shares and the designation of and to nominate directors, to submit proposals to be considered at stockholders' meetings and to adopt amendments to the Bylaws. Such provisions of the Certificate of Incorporation and Bylaws:
(i) divide the Company's Board of Directors into three classes, each of which will serve for different three-year periods and (ii) restrict the right of stockholders to call a special meeting of stockholders. The Company also is subject to Section 203 of the Delaware General Corporation Law ("DGCL"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business acquisitions with an "interested stockholder" for a period of three years following the date such stockholder became an interested stockholder. See "Description of Capital Stock."

RISKS ASSOCIATED WITH UNSPECIFIED USE OF PROCEEDS

  A significant portion of the net proceeds of the Offering will be available for working capital and general corporate purposes, including the acquisition of physician practices, the acquisition and development of ancillary health care services and development of physician networks and payor contracts. The Company's management, subject to approval by the Board of Directors, will have broad discretion with respect to the use of such proceeds of the Offering. See "Use of Proceeds."

IMMEDIATE AND SUBSTANTIAL DILUTION

  Purchasers of shares of Common Stock offered hereby will experience immediate and substantial dilution in the pro forma net tangible book value of
their shares in the amount of $   per share. In the event the Company issues
additional Common Stock in the future, including shares that may be issued in connection with future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of Common Stock. See "Dilution."

ABSENCE OF DIVIDENDS

  The Company has never paid any cash dividends and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the shares of Common Stock offered hereby (after deducting the underwriting discounts and commissions and
estimated Offering expenses) are estimated to be approximately $   million
(approximately $   million if the Underwriters' over-allotment option is
exercised in full), assuming an initial public offering price of $   per share
(the midpoint of the estimated initial public offering price range). Of such net proceeds: (i) approximately $21.5 million will be used to repay certain of the Company's indebtedness immediately following the Offering; (ii) $6.2 million will be used to repay certain indebtedness of the Company in April 1998; (iii) $300,000 will be used to pay accrued but unpaid dividends on the Class A Stock; and (iv) the remainder will be available for working capital and general corporate purposes, including the acquisition of physician practices, the acquisition and development of ancillary health care services and the development of physician networks and payor contracts. The Company has no present agreements for the acquisition of physician practices or ancillary health care services except for the Pending Acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest bearing, investment grade securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The indebtedness to be retired with the proceeds of the Offering is comprised of approximately $10.0 million outstanding under the Company's senior credit facility (the "Senior Debt") and approximately $9.0 million in senior subordinated debt (the "Subordinated Debt"). The Senior Debt was incurred in November 1997 to finance acquisitions and pay transaction expenses, bears interest at a floating rate equal to, at the Company's option, prime plus approximately 1.8% or LIBOR (the London InterBank Offered Rate) plus 3.0%, and is payable in quarterly installments until maturity in April 2002. The Subordinated Debt bears interest at the rate of 12.0% per annum and is payable in full in November 2004. The proceeds of the Subordinated Debt, which were obtained by the Company in November 1997, were used by the Company to refinance certain prior acquisitions, finance acquisitions and pay transaction costs. In April 1998, the Company also will use the proceeds of the Offering to retire a $6.2 million unsecured non-interest bearing note that matures at that time and constituted a portion of the consideration paid in the acquisition of the Arlington Cancer Center.

                                DIVIDEND POLICY

  It is the Company's current intention to retain earnings for the foreseeable future to support operations and finance expansion. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, cash flow from operations, capital requirements, expansion plans, the income tax laws then in effect, the requirements of Delaware law and restrictions that may be imposed in the Company's future financing arrangements. In addition, the Company's senior credit facility prohibits the payment of dividends.

                                CAPITALIZATION

  The following table sets forth the short-term debt and the capitalization of the Company: (i) at June 30, 1997; (ii) on a pro forma basis to reflect the acquisitions of PHC Practices since June 30, 1997 and the Pending Acquisitions and the conversion of the Company's Prime Common Stock, Class A Stock (Series 1 and Series 2), Series B Redeemable Convertible Preferred Stock (the "Series B Voting Preferred Stock") and Series B Non-Voting Redeemable Convertible Preferred Stock (the "Series B Non-Voting Preferred Stock"); and (iii) on a pro forma basis as adjusted to give effect to the receipt and application of the net proceeds of the Offering. See "Use of Proceeds." The Series B Voting Preferred Stock and the Series B Non-Voting Preferred Stock are collectively referred to as the "Series B Preferred Stock." This table should be read in conjunction with "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus.

                                                      JUNE 30, 1997
                                           -------------------------------------
                                                                    PRO FORMA
                                            ACTUAL   PRO FORMA(1) AS ADJUSTED(2)
                                           --------  ------------ --------------
                                                      (IN THOUSANDS)
Short-term debt(3).......................  $  7,124    $ 8,281       $  8,281
                                           ========    =======       ========
Long-term debt, net of current portion...    13,731     39,157         17,657
Redeemable Preferred Stock:
Class A Stock, par value $0.01 per share,
 500,000 shares authorized; 200,000
 shares issued and outstanding (actual);
 and no shares issued and outstanding
 (pro forma and pro forma as adjusted)...     2,512        --             --
Series B Redeemable Convertible Preferred
 Stock, par value $0.01 per share,
 15,000,000 shares authorized; 2,447,772
 shares issued and outstanding (actual);
 and no shares issued and outstanding
 (pro forma and pro forma as adjusted)...    15,522        --             --
Stockholders' equity (deficit):
  Preferred Stock, par value $0.01 per
   share, 3,000,000 shares authorized;
   none issued (actual, pro forma and pro
   forma as adjusted)....................       --         --             --
  Common Stock, par value $0.0025 per
   share, 140,000,000 shares authorized;
   4,193,750 shares issued and
   outstanding (actual); and shares
   issued and 23,523,057 outstanding (pro
   forma) and    shares issued and
   outstanding (pro forma as
   adjusted)(4)..........................        10         59
  Prime Common Stock, par value $0.0025
   per share, 20,000,000 shares
   authorized; 2,853,365 shares issued
   and outstanding (actual); and no
   shares issued and outstanding (pro
   forma and pro forma as adjusted)......         7        --             --
Additional paid-in capital...............     6,836     66,841
Accumulated deficit......................   (16,824)   (16,824)
Notes receivable from stockholder........      (442)      (442)
                                           --------    -------       --------
Total stockholders' equity (deficit).....   (10,413)    49,634
                                           --------    -------       --------
Total capitalization.....................  $ 21,352    $88,791       $
                                           ========    =======       ========

--------
(1) Gives effect to acquisitions of PHC Practices since June 30, 1997 and the Pending Acquisitions and the mandatory conversion of the Prime Common Stock, the Class A Stock and the Series B Preferred Stock, upon completion of the Offering.
(2) Gives effect to completion of the Offering and the receipt and application of the net proceeds therefrom. See "Use of Proceeds."
(3) Short-term debt includes current maturities of long-term debt. See Note 4 to Notes to Consolidated Financial Statements for a description of the Company's indebtedness.
(4) Excludes: (i) an aggregate of 2,685,370 (actual) and 3,091,270 (pro forma) shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $0.20 (actual) and $0.74 (pro forma) per share; (ii) an aggregate of 3,909,925 (actual) and 4,983,149 (pro forma) shares of Common Stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $3.85 (actual) and $4.47 (pro forma) per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option"); and (iii) 6,090,075 (actual) and 5,016,851 (pro forma) shares of Common Stock reserved for issuance under the 1995 Stock Option Plan following consummation of the Offering. See "Management--1995 Stock Option Plan."

                                   DILUTION

  The net tangible book value (deficit) of the Company as of June 30, 1997 was approximately $(22.9) million, or approximately $(3.25) per share. The pro forma net tangible book value of the Company as of June 30, 1997 was approximately $(14.8) million, or approximately $(0.63) per share. Pro forma net tangible book value (deficit) per share is determined by dividing the net tangible book value of the Company (tangible assets less total liabilities) by the number of shares of Common Stock outstanding, giving pro forma effect to the conversion of all outstanding shares of Prime Common Stock, Class A Stock, Series B Preferred Stock into 10,336,266 shares of Common Stock and 917,814 shares of Non-Voting Common Stock. After giving effect to the sale by the
Company of           shares of Common Stock offered at a price of $     per
share (the midpoint of the estimated initial public offering price range) and the application of the estimated net proceeds therefrom as set forth under "Use of Proceeds," the pro forma net tangible book value of the Company as of
June 30, 1997 would have been $     per share. This represents an immediate
increase in the net tangible book value of approximately $     million, or
approximately $     per share to existing stockholders and an immediate
dilution to new investors purchasing Common Stock in the Offering of
approximately $     per share. The following table illustrates the per share
dilution to new investors purchasing Common Stock in the Offering:

      Assumed initial public offering price per share............         $
        Historical net tangible book value (deficit)............. $(3.25)
        Increase per share attributable to the additional asset
         acquisitions and conversion of shares into Common
         Stock...................................................   2.62
        Increase per share attributable to the Offering..........
                                                                  ------
        Pro forma net tangible book value per share after the
         Offering................................................
                                                                          -----
      Dilution per share to initial public offering investors....         $
                                                                          =====

  The following table sets forth, on a pro forma basis to give effect to the Offering as of June 30, 1997, the number of shares of Common Stock and Non-Voting Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid to the Company by existing stockholders and the new investors purchasing shares from the Company in the Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                             SHARES PURCHASED  TOTAL CONSIDERATION
                            ------------------ ------------------- AVERAGE PRICE
                              NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                            ---------- ------- ----------- ------- -------------
   Existing stockholders..  23,523,057       % $59,689,407       %     $2.54
   New investors..........
                            ----------  -----  -----------  -----
     Total................              100.0%              100.0%
                            ==========  =====  ===========  =====

  All of the calculations above exclude: (i) an aggregate of shares 3,091,270 of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $0.74 per share; (ii) an aggregate of 4,983,149 shares of Common Stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $4.47 per share under the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option"); and
(iii) 4,983,149 shares of Common Stock reserved for future issuance under the 1995 Stock Option Plan following consummation of the Offering. See "Management--1995 Stock Option Plan."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements include the unaudited pro forma combined balance sheet of the Company as of June 30, 1997, and the unaudited pro forma combined statements of operations for the year ended December 31, 1996 and six months ended June 30, 1997.

  The accompanying unaudited pro forma financial statements give effect to the following pro forma adjustments (collectively, the "Transactions"): (i) the asset acquisitions of the PHC Practices and the Pending Acquisitions at fair market value and related purchase accounting adjustments; (ii) the entering into of a $45.0 million credit agreement with a syndicate of banks led by Banque Paribas; and (iii) the consummation of the Offering.

  The asset acquisitions of physician practices have generally been accounted for under the purchase method of accounting, and pro forma adjustments include: (i) the elimination of patient service revenue for all practices in which the Company does not have an equity ownership interest; (ii) the addition of management fee revenue for practices in which the Company does not have an equity ownership interest; (iii) the payment of cash and the issuance of Common Stock and notes to the former practice owners; and (iv) the allocation of purchase price in excess of net assets to intangibles.

  The accompanying unaudited pro forma combined balance sheet gives effect to the Transactions occurring after June 30, 1997 as if they had occurred on June 30, 1997. The accompanying unaudited pro forma combined statements of operations give effect to the Transactions as if they had occurred on January 1, 1996.

  The Company has performed a preliminary analysis of the savings that it expects to realize as a result of: (i) consolidating certain general and administrative functions; (ii) the reduction in interest payments related to the repayment of certain outstanding acquisition debt; (iii) its ability to borrow at lower interest rates than the individual practices; (iv) the interest earned on the net proceeds of the Offering remaining after applications of proceeds as described in "Use of Proceeds;" and (v) efficiencies in other general and administrative areas. The Company has not and cannot quantify these savings until after completion of the Offering and acquisitions. It is anticipated that these savings will be partially offset by the costs of the Company's new senior management and expenses associated with being a public company. These costs cannot be quantified accurately. Accordingly, only those anticipated savings and costs that are factually supportable have been included in the accompanying pro forma financial information of the Company.

  The unaudited pro forma combined financial statements are not necessarily indicative of the Company's financial condition or results of operations that would have been achieved if the Transactions had occurred as of June 30, 1997 or January 1, 1996 or of future operations. See "Risk Factors."

  The unaudited pro forma combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes of the Company; Metroplex Hematology/Oncology Associations, L.L.P. (Arlington Cancer Center); Greater Cincinnati Gastroenterology Associates, Inc.; Internal Medicine Specialists, Inc.; Parkcrest Surgical Associates, Inc.; and Southern Dependacare, Inc., which are included elsewhere in this Prospectus.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                                 (in thousands)

                    PHYSICIAN              INTERNAL             SOUTHERN    OTHER
                     HEALTH    CINCINNATI  MEDICINE   PARKCREST DEPENDA-  ACQUIRED                PRO FORMA    PRO FORMA
                   CORPORATION     GI     SPECIALISTS SURGICAL    CARE   ENTITIES(3) COMBINED  ADJUSTMENTS (4) COMBINED
                   ----------- ---------- ----------- --------- -------- ----------- --------  --------------- ---------
ASSETS
Current assets:
 Cash and cash
  equivalents....    $ 3,706     $   61     $  494     $  --     $  161    $ 2,929   $ 7,351       $18,900 (q) $  6,394
                                                                                                   (17,300)(q)
                                                                                                    (2,557)(a)
 Accounts
  receivable,
  net............      3,348      1,043        659      1,752       955      9,205    16,962        (1,927)(a)   15,035
 Inventory.......        367        --         --         --        --         121       488            75 (a)      563
 Prepaid expenses
  and other
  current
  assets.........      6,487        128        148        528       --         364     7,655        (1,207)(a)    6,448
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total current        13,908      1,232      1,301      2,280     1,116     12,619    32,456        (4,016)      28,440
  assets.........
Property and
 equipment, net..      5,505        136        231        527        14      2,698     9,111         1,266 (a)   10,377
Intangible            12,508        --         --         --        --       8,290    20,798           240 (q)   64,451
 assets, net.....
                                                                                                    (8,290)(b)
                                                                                                    51,703 (b)
Other long-term          328        --         --          10       --         498       836          (498)(a)    2,638
 assets..........
                                                                                                     2,300 (q)
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total assets....    $32,249     $1,368     $1,532     $2,817    $1,130    $24,105   $63,201       $42,705     $105,906
                     =======     ======     ======     ======    ======    =======   =======       =======     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabili-
 ties:
 Accounts            $   940     $   42     $   52     $  260    $  236    $ 2,972   $ 4,502       $   294 (a) $  4,796
  payable........
 Accrued               2,832        240        205        186       802        731     4,996          (958)(a)    4,038
  expenses.......
 Current portion
  of long-term
  debt...........      7,124        --         522        363        28      2,035    10,072        (1,791)(a)    8,281
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total current
  liabilities....     10,896        282        779        809     1,066      5,738    19,570        (2,455)      17,115
 Long-term debt..     31,765        --          30        257        48      4,166    36,266        19,225 (c)   39,157
                                                                                                     1,700 (c)
                                                                                                   (18,034)(t)
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total
  liabilities and
  redeemable
  preferred
  stock..........     42,661        282        809      1,066     1,114      9,904    55,836           436       56,272
Stockholders' eq-
 uity:
 Preferred
  Stock..........        --         --         --         --        --       2,505     2,505        (2,505)(d)      --
 Common Stock....         18          3          3          2         1        113       140           (92)(d)       59
                                                                                                        11 (t)
 Additional paid-
  in-capital.....      6,394          7        (18)         2        15      6,514    12,914        33,022 (d)   66,399
                                                                                                     2,200 (b)
                                                                                                       240 (g)
                                                                                                    18,023 (t)
 Retained
  earnings
  (deficit)......    (16,824)     1,076        738      1,747       --       5,069    (8,194)       (8,630)(d)  (16,824)
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total
  stockholders'
  equity
  (deficit)......    (10,412)     1,086        723      1,751        16     14,201     7,365        42,269       49,634
                     -------     ------     ------     ------    ------    -------   -------       -------     --------
 Total
  liabilities and
  stockholders'
  equity.........    $32,249     $1,368     $1,532     $2,817    $1,130    $24,105   $63,201       $42,705     $105,906
                     =======     ======     ======     ======    ======    =======   =======       =======     ========
                     PRO FORMA    ADJUSTED
                      COMBINED    PRO FORMA
                   ADJUSTMENTS(5) COMBINED
                   -------------- ---------
ASSETS
Current assets:
 Cash and cash
  equivalents....     $      (u)  $
 Accounts
  receivable,
  net............
 Inventory.......
 Prepaid expenses
  and other
  current
  assets.........
                   -------------- ---------
 Total current
  assets.........
Property and
 equipment, net..
Intangible
 assets, net.....
Other long-term
 assets..........
                   -------------- ---------
 Total assets....     $           $
                   ============== =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabili-
 ties:
 Accounts             $           $
  payable........
 Accrued
  expenses.......
 Current portion
  of long-term
  debt...........
                   -------------- ---------
 Total current
  liabilities....
 Long-term debt..         (u)
                   -------------- ---------
 Total
  liabilities and
  redeemable
  preferred
  stock..........
Stockholders' eq-
 uity:
 Preferred
  Stock..........
 Common Stock....
 Additional paid-
  in-capital.....         (u)
 Retained
  earnings
  (deficit)......
                   -------------- ---------
 Total
  stockholders'
  equity
  (deficit)......
                   -------------- ---------
 Total
  liabilities and
  stockholders'
  equity.........
                   ============== =========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                     (in thousands, except per share data)

                      PHYSICIAN  ARLINGTON             INTERNAL             SOUTHERN    OTHER
                       HEALTH     CANCER   CINCINNATI  MEDICINE   PARKCREST DEPENDA-  ACQUIRED               PRO FORMA
                     CORPORATION  CENTER       GI     SPECIALISTS SURGICAL    CARE   ENTITIES(3) COMBINED  ADJUSTMENT(4)
                     ----------- --------- ---------- ----------- --------- -------- ----------- --------  -------------
 Revenues:
 Patient service
  revenues........    $  5,724    $9,846     $2,966     $3,515     $5,788    $2,311    $28,572   $ 58,722    $(48,418)(e)
 Management fees..         --        --         --         --         --        --         --         --       37,166 (f)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
  Net revenues....       5,724     9,846      2,966      3,515      5,788     2,311     28,572     58,722     (11,252)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
 Operating ex-
  penses:
 Salaries and
  benefits........       4,173     3,748      2,111      2,310      4,318     1,314     17,204     35,178       5,109 (h)
                                                                                                              (18,642)(g)
 Contract and
  professional
  services........         503       639        --          12        224       230      1,067      2,675         --
 Provision for bad
  debts...........         492       --          25        110         26        25         (1)       677         --
 General and
  administrative..       1,972     4,181        647        713        880       736      8,128     17,257         --
 Depreciation and
  amortization....         284       316         12         38         28         4        654      1,336         758 (j)
                                                                                                                  230 (s)
 Write down of
  assets..........         715       --         --         --         --        --         --         715        (715)(k)
 Purchased
  research &
  development.....      13,252       --         --         --         --        --         --      13,252     (13,252)(k)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
  Total operating
   expenses.......      21,391     8,884      2,795      3,183      5,476     2,309     27,052     71,090     (26,512)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
 Income (loss)
  from
  operations......     (15,667)      962        171        332        312         2      1,520    (12,368)     15,260
 Interest expense,
  net.............         173        64         (7)        20         18         2        292        562         544 (l)
                                                                                                                1,003 (r)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
 Income (loss)
  before minority
  interest and
  income taxes....     (15,840)      898        178        312        294       --       1,228    (12,930)     13,713
 Minority inter-
  est.............      (2,081)      --         --         --         --        --         --      (2,081)      2,650 (m)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
 Income (loss)
  before income
  taxes...........     (13,759)      898        178        312        294       --       1,228    (10,849)     11,063
 Income tax ex-
  pense...........          14       --          68        119        112       --         --         313         285 (n)
                      --------    ------     ------     ------     ------    ------    -------   --------    --------
 Net income
  (loss)..........    $(13,773)   $  898     $  110     $  193     $  182    $  --     $ 1,228   $(11,162)   $ 10,778
                      ========    ======     ======     ======     ======    ======    =======   ========    ========
 Net income (loss)
  per share.......    $  (1.92)
                      ========
 Weighted average
  shares outstand-
  ing.............       7,168
                      ========
                       PRO             PRO FORMA    ADJUSTED
                      FORMA             COMBINED    PRO FORMA
                     COMBINED        ADJUSTMENTS(5) COMBINED
                     --------------- -------------- ---------
 Revenues:
 Patient service
  revenues........   $10,304             $  --       $10,304
 Management fees..    37,166                --        37,166
                     --------------- -------------- ---------
  Net revenues....    47,470                --        47,470
                     --------------- -------------- ---------
 Operating ex-
  penses:
 Salaries and
  benefits........    21,645                --        21,645
 Contract and
  professional
  services........     2,675                --         2,675
 Provision for bad
  debts...........       677                --           677
 General and
  administrative..    17,257                --        17,257
 Depreciation and
  amortization....     2,324               (230)(w)    2,094
 Write down of
  assets..........       --                 --           --
 Purchased
  research &
  development.....       --                 --           --
                     --------------- -------------- ---------
  Total operating
   expenses.......    44,578               (230)      44,348
                     --------------- -------------- ---------
 Income (loss)
  from
  operations......     2,892                230        3,122
 Interest expense,
  net.............     2,109                             943
                                         (1,166)(v)
                     --------------- -------------- ---------
 Income (loss)
  before minority
  interest and
  income taxes....       783              1,396        2,179
 Minority inter-
  est.............       569                --           569
                     --------------- -------------- ---------
 Income (loss)
  before income
  taxes...........       214              1,396        1,610
 Income tax ex-
  pense...........       598                558        1,156
                     --------------- -------------- ---------
 Net income
  (loss)..........   $  (384)            $  838      $   454
                     =============== ============== =========
 Net income (loss)
  per share.......   $ (0.01)(o)(p)                  $
                     ===============                =========
 Weighted average
  shares outstand-
  ing.............    28,154
                     ===============                =========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)

                      PHYSICIAN   ARLINGTON              INTERNAL              SOUTHERN    OTHER
                       HEALTH      CANCER   CINCINNATI   MEDICINE   PARKCREST  DEPENDA-  ACQUIRED              PRO FORMA
                     CORPORATION   CENTER       GI      SPECIALISTS SURGICAL     CARE   ENTITIES(3) COMBINED ADJUSTMENTS(4)
                     -----------  --------- ----------  ----------- ---------  -------- ----------- -------- --------------
 Revenues:
 Patient service
  revenues........       $ 4,036    $23,297     $6,097       $6,167   $10,515    $3,096     $53,125 $106,333       $(91,952)(e)
 Management fees..           --         --         --           --        --        --          --       --          69,434 (f)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
  Net revenues....         4,036     23,297      6,097        6,167    10,515     3,096      53,125  106,333        (22,518)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
 Operating ex-
  penses:
 Salaries and ben-
  efits...........         2,915      8,283      4,985        4,531     6,915     1,601      35,217   64,447          9,287 (h)
                                                                                                                    (37,719)(g)
 Contract and pro-
  fessional serv-
  ices............           194        627        --           --        --        --        1,956    2,777            --
 Provision for bad
  debts...........           660        380         50          126        44        50         176    1,486           (380)(i)
 General and
  administrative..         2,748     10,281      1,038        1,312     3,195     1,407      13,360   33,341            --
 Depreciation and
  amortization....           161      1,009         25           68        48        20       1,467    2,798          1,227 (j)
                                                                                                                        460 (s)
 Write down of as-
  sets............           195        --         --           --        --        --          --       195           (195)(k)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
  Total operating
   expenses.......         6,873     20,580      6,098        6,037    10,202     3,078      52,176  105,044        (27,320)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
 Income (loss)
  from
  operations......        (2,837)     2,717         (1)         130       313        18         949    1,289          4,802
 Interest expense,
  net.............            30         68        (26)          26       (26)       18         579      669          1,906 (l)
                                                                                                                      2,005 (r)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
 Income before
  minority (loss)
  interest and
  income taxes....        (2,867)     2,649         25          104       339       --          370      620            891
 Minority inter-
  est.............           --         --         --           --        --        --          --       --             --
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
 Income (loss)
  before income
  taxes...........        (2,867)     2,649         25          104       339       --          370      620            891
 Income tax ex-
  pense...........            17        --          10           38       --        --          --        65          1,635 (n)
                         -------    -------     ------       ------   -------    ------     ------- --------       --------
 Net income
  (loss)..........       $(2,884)   $ 2,649     $   15       $   66   $   339    $  --      $   370 $    555       $   (744)
                         =======    =======     ======       ======   =======    ======     ======= ========       ========
 Net income (loss)
  per share.......       $ (0.51)
                         =======
 Weighted average
  shares
  outstanding.....         5,601
                         =======
                       PRO             PRO FORMA        ADJUSTED
                      FORMA             COMBINED        PRO FORMA
                     COMBINED        ADJUSTMENTS(5)     COMBINED
                     --------------- ------------------ ---------
 Revenues:
 Patient service
  revenues........    $14,381               $   --        $14,381
 Management fees..     69,434                   --         69,434
                     --------------- ------------------ ---------
  Net revenues....     83,815                   --         83,815
                     --------------- ------------------ ---------
 Operating ex-
  penses:
 Salaries and ben-
  efits...........     36,015                   --         36,015
 Contract and pro-
  fessional serv-
  ices............      2,777                   --          2,777
 Provision for bad
  debts...........      1,106                   --          1,106
 General and
  administrative..     33,341                   --         33,341
 Depreciation and
  amortization....      4,485                  (460)(w)     4,025
 Write down of as-
  sets............        --                    --            --
                     --------------- ------------------ ---------
  Total operating
   expenses.......     77,724                  (460)       77,264
                     --------------- ------------------ ---------
 Income (loss)
  from
  operations......      6,091                   460         6,551
 Interest expense,
  net.............      4,580                (2,330)(u)     2,250
                     --------------- ------------------ ---------
 Income before
  minority (loss)
  interest and
  income taxes....      1,511                 2,790         4,301
 Minority inter-
  est.............        --                                  --
                     --------------- ------------------ ---------
 Income (loss)
  before income
  taxes...........      1,511                 2,790         4,301
 Income tax ex-
  pense...........      1,700                 1,117 (n)     2,817
                     --------------- ------------------ ---------
 Net income
  (loss)..........    $  (189)              $ 1,673       $ 1,484
                     =============== ================== =========
 Net income (loss)
  per share.......    $ (0.01)(o)(p)                      $
                     ===============                    =========
 Weighted average
  shares
  outstanding.....     28,154
                     ===============                    =========


        See Notes to Unaudited Pro Forma Combined Financial Statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of November 10, 1997, the Company provided services to 23 independent physician networks ("Affiliated Networks") and two Company-sponsored physician networks ("PHC Networks"). At November 1, 1997, the PHC Networks and Affiliated Networks included more than 3,000 physicians and had approximately 2.9 million covered lives under 37 managed care contracts ranging from specialty capitation contracts to global risk contracts. As of November 10, 1997, the Company also provided practice management services to 19 physician practices ("PHC Practices"), including 62 physicians who have affiliated with the Company through practice management or employment agreements ("PHC Physicians"). The Company also has agreements to acquire 15 additional practices including an aggregate of 104 physicians subject only to customary closing conditions.

2. HISTORICAL FINANCIAL STATEMENTS

  The historical financial statements represent the financial position and results of operations of the Company and physician practices and were derived from the respective financial statements where indicated. All entities acquired in the asset acquisitions have a December 31 year end, or their financial results have been recast to a December 31 year end. Quarterly statements of operations have been included in the pro forma statements of operations for the six months ended June 30, 1997. The audited historical financial statements included elsewhere in this Prospectus have been included in accordance with applicable Securities and Exchange Commission rules and regulations. The Company will continue to have a December 31 year end.

3. PHYSICIAN PRACTICE ASSET ACQUISITIONS

  The Company has acquired substantially all of the net assets of the physician practices. See "Business-- Operations." These asset acquisitions will be accounted for using the purchase method of accounting.

  The Company had acquired six physician practices through asset acquisitions as of June 30, 1997. See Note 2 to the Notes to the Consolidated Financial Statements of the Company.

  The following table sets forth the estimated consideration paid and to be paid to its stockholders for the asset acquisitions occurring after June 30, 1997 (in thousands), subject to certain purchase price adjustments and final purchase price allocations.

                                                           STOCK      TOTAL
                                            CASH   NOTES   VALUE  CONSIDERATION
                                           ------- ------ ------- -------------
Atlanta practices......................... $ 4,450 $  891 $ 4,611    $ 9,952
Cincinnati GI.............................   4,468    --    5,585     10,053
Louisville................................     539    --    3,750      4,289
MidSouth (Memphis)........................     --     --    4,900      4,900
Internal Medicine Specialists (Orlando)...     --     --    4,500      4,500
Other Orlando practices...................   1,755    --    4,174      5,929
Parkcrest (St. Louis).....................     --     --    4,034      4,034
Other St. Louis practices.................   1,678    667   8,247     10,592
Southern DependaCare......................   3,882  1,800     675      6,357
Other practices...........................     506     30      95        631
                                           ------- ------ -------    -------
  Total................................... $17,278 $3,388 $40,571    $61,237
                                           ======= ====== =======    =======

  The holders of most shares of PHC stock issued as consideration in the asset acquisitions since mid-October 1997 have contractually agreed with the Company not to offer, sell, or otherwise dispose of any of those shares for a holding period ranging from 14 months to 42 months after the respective asset acquisitions. The fair value of these shares reflects this restriction.

  The estimated total purchase price (based on the fair value of the shares to be issued) of the asset acquisitions since June 30, 1997 is allocated as follows (in thousands):

   Adjusted net assets from the asset acquisitions, at book value..... $11,849
   Intangibles........................................................  49,388
                                                                       -------
     Total purchase price............................................. $61,237
                                                                       =======

  Based on management's preliminary analysis, it is anticipated that the historical carrying value of the acquisitions' assets and liabilities will approximate fair value. Management of the Company has not identified any other material tangible or identifiable intangible assets of the acquisitions to which a portion of the purchase price could reasonably be allocated.

  The following is a summary of the adjustments reflected in the Unaudited Pro Forma Financial Statements giving effect to the completion of the asset acquisitions of the PHC Practices. The Company has not acquired equity interests in most of the PHC Practices, but has acquired substantially all of the non-medical assets of the Practices and, in most cases, will have a 40-year Practice Management Agreement with each practice.

4. PRO FORMA BALANCE SHEET AND OPERATIONS STATEMENT ADJUSTMENTS

  (a) Reflects the adjusted net assets acquired, at fair-market value, from the asset acquisitions since June 30, 1997. See Note 3.

  (b) Reflects the adjusted intangible amount associated with the asset acquisitions since June 30, 1997. The ending intangibles amount of $64.5 million as of June 30, 1997 also includes estimated capitalized costs associated with the asset acquisitions of $2.3 million.

  (c) Reflects the adjusted long-term debt associated with the asset acquisitions since June 30, 1997. The ending long-term debt includes the cash component and the notes payable included in the total consideration given for the asset acquisitions, as well as long-term debt assumed as part of the asset acquisitions. See Note 3.

  (d) Reflects the adjusted total stockholders' equity associated with the asset acquisitions since June 30, 1997. See Note 3.

  (e) Reflects the elimination of patient service revenue for all physician practices with which the Company has a Practice Management Agreement, but will not directly employ the physicians of such practices. See (h).

  (f) Reflects the management service revenue received from the Practice Management Agreements. Pursuant to Practice Management Agreements, the Company will act as the exclusive manager and administrator of a PHC Practice. The Practice Management Agreements provide for the PHC Practice to assign to the Company all or substantially all of its rights and interests in the proceeds of its non-governmental accounts receivable (or the revenue it receives) and grants to the Company the right to collect and retain the proceeds of governmental accounts receivable (or revenue) for the Company's account to be applied in accordance with the agreement. Although such proceeds of the accounts receivable (or revenue) are collected by the Company on behalf of the practice, the practice grants to the Company the right to grant a security interest and factor such accounts, and such receivables secure Company borrowings under its credit facility.

  (g) Reflects the elimination of physician compensation at the practices in which the Company does not have an equity ownership interest. After the Company collects its management fees pursuant to the Practice Management Agreements, the remaining revenues will be remitted to the PHC Practice to pay physician compensation and benefits pursuant to employment agreements between the practice and each individual physician and to pay physician assistant compensation and benefits.

  (h) Reflects the cost of salaries of the physicians employed by the Company after the asset acquisition of the various practices.

  (i) Reflects the elimination of bad debt expense from the Arlington Cancer Center.

  (j) Reflects the adjusted depreciation of the property and equipment acquired and amortization of the intangibles associated with the asset acquisitions. The intangibles are being amortized over an average life of approximately 25 years. See Note 3.

  (k) Reflects the reversal of one-time write offs recorded by the Company in connection with the purchase of research and development acquired in the Arlington Cancer Center acquisition. See the Consolidated Financial Statements of the Company and the Notes thereto.

  (l) Reflects interest expense on asset acquisition indebtedness based on the interest rate applicable to each instrument.

  (m) Includes the elimination of the minority interest portion of one-time write offs at the Arlington Cancer Center. See (k). Also includes the minority interest in the net income of Arlington Cancer Center and Jones Eyecare Center.

  (n) Reflects the establishment of a provision for income taxes. Most of the practices are S corporations with such corporations owing no federal or state taxes and the shareholders of each such entity being responsible for their payment.

  (o) The shares used in computing pro forma net income (loss) per common share includes the following:

     Outstanding shares of Common Stock.............................   7,047,115
     Shares issued in connection with the asset acquisitions........  10,177,766
     Outstanding shares of the Company's Class A Stock and Series B
      Preferred Stock to be converted into Common Stock upon comple-
      tion of the Offering..........................................   6,298,176
     Common Stock equivalents (stock options and warrants using the
      treasury stock method)........................................   4,506,266
     Conversion of minority interest into Common Stock of Company...     550,975
     Other..........................................................     125,000
                                                                      ----------
      Pro forma combined shares.....................................  28,154,323
                                                                      ==========
     Common Stock offered...........................................
                                                                      ----------
      Pro forma combined shares as adjusted.........................
                                                                      ==========

  (p) Certain stock options have been granted by the Company. Stock options granted at fair market value to employees are accounted for under APB No. 25 and do not require compensation cost to be recognized. Stock options granted below fair market value to employees do require compensation costs to be recognized. Stock options granted to nonemployees are accounted for under SFAS No. 123. This accounting pronouncement requires options to be recorded at fair value, which normally entails compensation expense.

  The Company has entered into an agreement with Banque Paribas for an $18.0 million term loan facility, a $20.0 million acquisition line facility, a $7.0 million working capital revolving loan facility, and an approximately $15.0 million subordinated debt loan facility. All the facilities will bear interest at a floating rate of prime plus approximately 1.8% or, at the Company's option, LIBOR plus 3.0%, with the exception of the subordinated debt which bears interest at 12.0%. Additionally, an affiliate of Banque Paribas purchased approximately 554,000 shares of Series B Voting Preferred Stock of the Company for approximately $2.2 million.

In connection with this investment and the subordinated debt, the Company issued Banque Paribas affiliates 1.2 million warrants to purchase the Company's Non-Voting Common Stock and approximately 185,000 warrants to purchase Common Stock, each at a nominal exercise price. If the Company completes an initial public offering by February 27, 1998 or April 27, 1998, respectively, the Banque Paribas affiliates will forfeit 720,000 or 600,000 warrants, respectively, and will retain 783,000 or 903,000 warrants, respectively.

  The Company anticipates using the $18.0 million term loan and the $9.0 million of the subordinated debt to pay or refinance the cash component of the acquisitions consummated since June 30, 1997. See Note 3. The excess amount and the $2.2 million equity infusion will be used for general working capital purposes. The Company does not anticipate at this time utilizing the $20.0 million acquisition line facility or the $7.0 million working capital revolver loan facility.

  The following pro forma adjustments are made to reflect properly the Banque Paribas agreements (in thousands):

  (q)

     Gross proceeds.................................................... $21,200
     Less:
       Commitment fee..................................................   1,700
       Estimated legal costs...........................................     600
       Cash portion of acquisitions....................................  17,300
                                                                        -------
     Net proceeds...................................................... $ 1,600
                                                                        =======

  (r) Reflects the interest expense associated with the Banque Paribas agreement. Amount is calculated as follows (in thousands):

                                                           DECEMBER 31, JUNE 30,
                                                               1996       1997
                                                           ------------ --------
     $10.0 million term loan at 9.3%......................    $  925     $  463
     $9.0 million subordinated debt at 12.0%..............     1,080        540
                                                              ------     ------
                                                              $2,005     $1,003
                                                              ======     ======

  (s) Reflects the amortization of the debt issuance costs associated with the Banque Paribas agreement over five years.

  (t) Reflects the conversion of Class A Stock, Series B Preferred Stock and Prime Common Stock into Common Stock.

5. POST COMBINATION ADJUSTMENTS

  (u) The proceeds from the issuance of           shares of the Company's
      Common Stock, net of estimated offering costs (based on the initial
      public offering price of $     per share) will be applied as follows
      (in thousands).

     Gross proceeds of the Offering.................................... $
     Less:
       Underwriting discount...........................................
       Estimated expenses..............................................   1,500
       Payment of certain debt obligations.............................  21,500
                                                                        -------
     Net cash received in Offering..................................... $
                                                                        =======

    Estimated expenses primarily consist of accounting fees, legal fees, and printing expenses.

  (v) Reflects the interest expense savings associated with the payment of certain debt obligations from the Offering proceeds. Amount is calculated as follows (in thousands):

                                                           DECEMBER 31, JUNE 30,
                                                               1996       1997
                                                           ------------ --------
     $10.0 million term loan at 9.3%......................    $  925     $  463
     $9.0 million subordinated debt at 12.0%..............     1,080        540
     $2.5 million subordinated debt at 13.0%..............       325        163
                                                              ------     ------
                                                              $2,330     $1,166
                                                              ======     ======

  (w) Reflects the elimination of the amortization expense for debt issuance costs associated with Banque Paribas. See (s).

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

  The following table sets forth selected consolidated financial data of the Company. The selected consolidated financial data for the period from inception to December 31, 1995, the year ended December 31, 1996 and the six month period ended June 30, 1997 are derived from the audited consolidated financial statements of the Company, and the selected consolidated financial data for the year ended December 31, 1994 and for the period from January 1, 1995 to October 31, 1995 are derived from the audited financial statements of the Predecessor. The selected consolidated financial data for the six month period ended June 30, 1996 are derived from the unaudited financial statements of the Company. As a result of acquisitions occurring in 1997, the Company's historical financial statements are not representative of the financial results expected for future periods. This information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto included elsewhere in the Prospectus.

                                PREDECESSOR                         SUCCESSOR
                          ------------------------ --------------------------------------------
                                                   PERIOD FROM
                                       PERIOD FROM  INCEPTION
                                       JANUARY 1,  (AUGUST 29,               SIX MONTHS ENDED
                           YEAR ENDED    1995 TO     1995) TO    YEAR ENDED      JUNE 30,
                          DECEMBER 31, OCTOBER 31, DECEMBER 31, DECEMBER 31, ------------------
                            1994(1)      1995(1)     1995(1)        1996      1996      1997
                          ------------ ----------- ------------ ------------ -------- ---------
STATEMENTS OF OPERATIONS
 DATA:
Net revenues............      $812       $1,949       $  456      $ 4,036    $ 1,683  $   5,725
Operating expenses:
 Salaries and benefits..       531        1,533          362        2,915      1,350      4,173
 Contract and profes-
  sional services.......        38          125           70          194        192        504
 Provision for bad
  debts.................       --           --            40          660        220        492
 General and administra-
  tive..................       225          463          131        2,748        480      1,972
 Depreciation and amor-
  tization..............        58          106           14          161         47        284
 Write down of as-
  sets(2)...............       --           --           --           195        --         715
 Purchased research and
  development(3)........       --           --           --           --         --      13,252
                              ----       ------       ------      -------    -------  ---------
 Total operating ex-
  penses................       851        2,227          617        6,873      2,289     21,391
                              ----       ------       ------      -------    -------  ---------
Income (loss) from oper-
 ations.................       (39)        (278)        (161)      (2,837)      (606)   (15,668)
Interest expense, net...        24           86            7           30          6        173
                              ----       ------       ------      -------    -------  ---------
Loss before minority
 interest and income
 taxes..................       (63)        (364)        (168)      (2,867)      (612)   (15,840)
Minority interest.......       --           --            (1)         --         --      (2,081)
                              ----       ------       ------      -------    -------  ---------
Loss before income tax-
 es.....................       (63)        (364)        (167)      (2,867)      (612)   (13,759)
Income tax expense......       --           --           --            17          1         14
                              ----       ------       ------      -------    -------  ---------
Net loss................      $(63)      $ (364)        (167)     $(2,884)   $  (613) $ (13,773)
                              ====       ======       ======      =======    =======  =========
Net loss per share......       N/A          N/A       $(0.06)     $ (0.51)   $ (0.17) $   (1.92)
                              ----       ------       ------      -------    -------  ---------
Weighted average shares
 outstanding............       N/A          N/A        2,996        5,601      3,599      7,168
                              ====       ======       ======      =======    =======  =========

                                                         DECEMBER 31,
                                                      -------------------        JUNE 30,
                                                       1995         1996           1997
                                                      ------      -------    ------------------
BALANCE SHEET DATA:
Working capital...................................    $2,415      $   146         $3,012
Total assets......................................     4,870        4,143         32,249
Long-term debt....................................        10          500         13,731
Total shareholders' equity (deficit)..............     1,292         (405)        (10,413)

--------
(1) The Company commenced operations in 1994 as Physician Health Corporation, a Georgia corporation, and was a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995.
(2) The $195,000 charge in 1996 is related to the write off of operating assets related to certain terminated physician arrangements. The $715,000 charge in 1997 is related to the write off of deferred financing fees related to a credit arrangement with NationsCredit Commercial Corporation that was terminated and the write off of operating assets related to terminated physician arrangements.
(3) The $13.3 million charge in 1997 is related to the write off of certain deferred research and development fees acquired in association with the Arlington Cancer Center acquisition.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis contains certain forward-looking statements relating to future events or the future financial performance of the Company. Such statements are only predictions and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. As a result of the substantial number of recent acquisitions, the historical results set forth in this discussion and analysis are not indicative of trends with respect to any actual or projected future financial performance of the Company. This discussion and analysis should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the Financial Statements and related Notes thereto included elsewhere in this Prospectus.

OVERVIEW

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of November 10, 1997, the Company provided services to 23 Affiliated Networks and two PHC Networks. At November 1, 1997, the PHC Networks and Affiliated Networks included more than 3,000 physicians and had approximately 2.9 million covered lives under 37 managed care contracts ranging from specialty capitation contracts to global risk contracts. As of November 10, 1997, the Company also provided practice management services to 19 PHC Practices including 62 physicians who have affiliated with the Company through practice management or employment agreements ("PHC Physicians"). The Company also has agreements to acquire 15 additional practices including an aggregate of 104 physicians, subject only to customary closing conditions.

  The Company commenced operations in 1994 as Physician Health Corporation, a Georgia corporation, and was a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. The Company's primary markets are Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company also provides services in Arizona, Illinois, Kentucky, Mississippi and Virginia.

  The Company derives its revenues from four primary sources: (i) management fees from management of PHC Practices; (ii) reimbursements of operating expenses paid by PHC on behalf of the PHC Practices; (iii) management fees from management of PHC Networks and Affiliated Networks, administering managed care contracts and providing billing and collection services; and (iv) revenues from the development and operation of ancillary health care services. The Company also generates patient revenues through employed physicians in two states. The practice management fees payable to PHC by the PHC Practices vary based on the nature and amount of services provided. The practice management fees are payable monthly and generally consist of percentages of revenues or the income of the PHC Practices. Management fees from management of networks and managed care contract administration generally equals a percentage of the payment made by payors, ranging from 4.5% to 10.0% depending on the nature and amount of services required.

  Management fees payable to the Company under the Practice Management Agreements are determined in arms-length negotiations based on the nature and amount of services provided. Such fees generally consist of combinations of the following: (i) percentages (ranging from 10% to 25%) of the earnings of the PHC Practices; (ii) operating and non-operating expenses of the PHC Practices paid by the Company pursuant to the Practice Management Agreements; and (iii) certain negotiated performance and other adjustments. In the case of the Arlington Cancer Center, the Company's Management fee is 12% of revenues plus 55% of the practice's income after physician compensation. In certain states where fees based on percentages of revenues or income are not permissible, PHC charges a flat fee. In many instances, for the first five years of the Practice Management Agreement the service fee is the greater of the fee determined by the applicable formula or a fixed minimum amount. Payment of this minimum is, in most instances, guaranteed by the physicians and practice. In addition, the Company intends to form joint ventures for the provision of ancillary services. Under this structure, there often is a minority interest, with respect to which payments and allocations are made.

  Operating expenses include the expenses incurred by the Company in fulfilling its obligations under the Practice Management Agreements. These expenses are the same as the operating costs and expenses that would have been incurred by the PHC Practices, including salaries, employee benefits, medical supplies, building rent, equipment leases, malpractice insurance premiums, management information systems, and other expenses related to practice operations. In addition to the practice expenses discussed above, the Company also incurs personnel and administrative expenses in connection with maintaining a corporate office that provides management, administrative, marketing and acquisition services to the PHC Practices, organizes networks and negotiates and administers payor contracts.

  Since November 1996, the Company has acquired or has agreements to acquire, 34 PHC Practices that are affiliated with 166 physicians. Aggregate consideration paid or payable in connection with these acquisitions is approximately $88.5 million, consisting of approximately $29.2 million in cash, approximately $14.8 million in promissory notes approximately $44.6 million in Company stock and 20% interests in three Company subsidiaries that are convertible into a total of 2.2 million shares of Common Stock. In connection with these acquisitions, PHC has recognized approximately $64.5 million in intangibles.

RESULTS OF OPERATIONS

  As a result of the Company's recent acquisitions and limited period of affiliation with PHC Practices, the Company believes that the period-to-period comparisons and percentage relationships within the periods set forth below are not meaningful. The Company acquired its first PHC Practice in November 1996. The Company acquired five additional PHC Practices during the first six months of 1997. Changes in results of operations for the year ended December 31, 1996 as compared to the year ended December 31, 1995 and for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 were caused primarily by the acquisitions of those PHC Practices.

  The following table shows the percentage of net revenue represented by various expense categories reflected in the Company's Consolidated Statements of Operations:

                                                 PERCENTAGE OF REVENUE
                                           ----------------------------------
                                                                SIX MONTHS
                                             YEAR ENDED            ENDED
                                            DECEMBER 31,         JUNE 30,
                                           ------------------   -------------
                                           1994   1995   1996   1996    1997
                                           ----   ----   ----   -----   -----
   STATEMENTS OF OPERATIONS DATA:
   Net revenues........................... 100%   100%   100%    100%     100%
   Operating expenses:
     Salaries and benefits................  65     79     72      80       73
     Contract and professional services...   5      8      5      11        9
     Provision for bad debts..............  --      2     16      13        9
     General and administrative...........  28     25     68      29       34
     Depreciation and amortization........   7      5      4       3        5
     Write down of assets.................  --     --      5      --       12
     Purchased research and development...  --     --     --      --      232
                                           ---    ---    ---    ----    -----
       Total operating expenses........... 105    119    170     136      374
                                           ---    ---    ---    ----    -----
   Loss from operations...................  (5%)  (19%)  (70%)   (36%)   (274%)

  Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Net revenue increased to $5.7 million for the six months ended June 30, 1997 from $1.7 million for the same period in 1996, an increase of $4.0 million or 235%. This increase was primarily due to approximately $2.9 million in additional revenues from the six PHC Practices acquired since November 1996. This additional revenue was comprised of approximately $679,000 in management fee revenue, approximately $588,000 in net patient revenues related to employed physicians, and approximately $1.6 million in reimbursement of clinical operating expenses. The remaining increase of approximately $1.1 million was due primarily to the start-up of global risk contracting in September 1996, increased capitation contract revenues and revenues generated by four new employee physicians in the Orlando market.

  Salaries and benefits increased to $4.2 million for the six months ended June 30, 1997 from $1.4 million for the same period in 1996, an increase of $2.8 million or 200%. The addition of staff related to the acquisitions of six PHC Practices constituted approximately $1.2 million of this increase. Approximately $372,000 of this increase related to the addition of four physician employees in the Orlando market. Additional amounts of approximately $569,000 related to the addition of staff in support of growth in revenues. As a percentage of net revenues, salaries and benefits expense decreased to 73% for the six months ended June 30, 1997 from 80% for the same period in 1996.

  Contract and professional services expense increased to $504,000 for the six months ended June 30, 1997 from $192,000 for the same period in 1996, an increase of $312,000 or 162%. This increase was primarily due to the acquisitions of six PHC Practices as well as increased legal fees associated with new capitated contracts. As a percentage of net revenues, contract and professional services expense decreased to 9% for the six months ended June 30, 1997 from 11% for the same period in 1996.

  Provision for bad debts increased to $492,000 for the six months ended June 30, 1997 from $220,000 for the same period in 1996, an increase of $272,000 or 124%. This increase primarily related to reserves established based on historical collection experience for accounts receivable generated by PHC Practices. As a percentage of net revenues, provision for bad debts decreased to 9% for the six months ended June 30, 1997 from 13% for the same period in 1996.

  General and administrative expenses increased to $2.0 million for the six months ended June 30, 1997 from $480,000 for the same period in 1996, an increase of $1.5 million or 311%. This increase was due to the asset acquisitions of PHC Practices, the addition of four physician employees in the Orlando market, as well as other increases in staffing levels. As a percentage of net revenues, general and administrative expenses increased to 34% for the six months ended June 30, 1997 from 29% for the same period in 1996.

  Depreciation and amortization expense increased to $284,000 for the six months ended June 30, 1997 from $47,000 for the same period in 1996, an increase of $237,000 or 504%. This increase was directly related to fixed assets and goodwill acquired in the acquisitions of six PHC Practices. As a percentage of net revenues, depreciation and amortization expense increased to 5% for the six months ended June 30, 1997 from 3% for the same period in 1996.

  The write down of assets for the six months ended June 30, 1997 relates to the expense of certain loan issuance costs related to a terminated credit arrangement.

  Purchased research and development expense for the six months ended June 30, 1997 relates to a non-recurring expense of writing off an intangible asset of a PHC Practice acquired in June 1997 based on management's assessment that such asset had no future alternative benefit for the Company.

  Interest expense increased to $173,000 for the six months ended June 30, 1997 from $6,000 for the same period in 1996 an increase of $167,000 or 2,783%. The increase was due to the debt incurred in connection with asset acquisitions and working capital borrowings.

  As a result of the foregoing, net loss increased to $13.8 million for the six months ended June 30, 1997 from $613,000 for the same period in 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  On November 3, 1995, the Company acquired the Predecessor by merger. Prior to such acquisition, the Company did not have significant operations. The Predecessor commenced operations in 1994. The operations for 1995 for the Predecessor and the Company have been combined for presentation purposes. The combined presentation is not in accordance with generally accepted accounting principles.

  Net revenue increased to $4.0 million in 1996 from $2.4 million in 1995, an increase of $1.6 million or 66%. This increase was due primarily to an increase in single specialty contracting as well as the commencement of global risk contracting in September 1996. Additionally, a portion of the increase relates to the acquisition of Metropolitan Plastic & Reconstructive Surgery, Ltd. ("Metropolitan Plastic") in November 1996.

  Salaries and benefits increased to $2.9 million in 1996 from $1.9 million in 1995, an increase of $1.0 million or 53%. This increase was due to additional staffing added to support the growth in revenues as well as the hiring of employees of Metropolitan Plastic in November 1996. As a percentage of net revenues, salaries and benefits expenses decreased to 72% for 1996 compared to 79% for 1995.

  Contract and professional services expense was $194,000 in 1996 compared to $195,000 in 1995. As a percentage of net revenues, contract and professional services expense decreased to 5% in 1996 from 8% in 1995.

  Provision for bad debts increased to $660,000 in 1996 from $40,000 in 1995, an increase of $620,000 or 1550%. This amount primarily related to reserves established based on historical collection experience for accounts receivable generated by Metropolitan Plastic.

  General and administrative expenses increased to $2.7 million in 1996 from $594,000 in 1995 an increase of $2.1 million or 355%. This increase was related to increased staffing levels for anticipated growth in 1997 as well as the acquisition of Metropolitan Plastic. As a percentage of net revenues, general and administrative expenses increased to 68% for 1996 compared to 25% for 1995.

  Depreciation and amortization expenses increased to $161,000 in 1996 from $120,000 in 1995, an increase of $41,000 or 34%. This increase was directly related to fixed assets and goodwill acquired in connection with an acquisition of Metropolitan Plastic. As a percentage of net revenues, depreciation and amortization expenses decreased to 4% for 1996 from 5% in 1995.

  The write down of assets in 1996 relates to the write off of operating assets related to certain terminated physician arrangements.

  Interest expense decreased to $30,000 in 1996 from $93,000 in 1995, a decrease of $63,000. The decrease was due to the reduction of certain above-market rate debt.

  As a result of the foregoing, net loss increased to $2.9 million in 1996 from $531,000 in 1995.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net revenue increased to $2.4 million in 1995 from $812,000 in 1994, an increase of $1.6 million or 197%. The increase was due to an increase in the number of payor contracts administered in 1995.

  Salaries and benefits increased to $1.9 million in 1995 from $531,000 in 1994, an increase of $1.4 million or 263%. The increase was due to an increase in the number of employees to administer payor contracts. As a percentage of revenues, salary and benefits expenses increased to 79% in 1995 from 65% in 1994.

  Contract and professional services expense increased to $195,000 in 1995 from $37,000 in 1994, an increase of $158,000 or 427%. As a percentage of revenues, contract and professional services expense increased to 8% in 1995 from 5% in 1994.

  Provision for bad debts increased to $40,000 in 1995 from $0 in 1994.

  General and administrative expenses increased to $594,000 in 1995 from $225,000 in 1994, an increase of $369,000 or 164%. As a percentage of revenues, general and administrative expenses decreased to 25% in 1995 from 28% in 1994.

  Depreciation and amortization expenses increased to $120,000 in 1995 from $58,000 in 1994, an increase of $62,000 or 107%. As a percentage of revenues, depreciation and amortization expenses decreased to 5% in 1995 from 7% in 1994.

  Interest expense increased to $93,000 in 1995 from $24,000 in 1994, an increase of $69,000 or 288%. The increase was due to the acquisition debt incurred to purchase the Predecessor.

  As a result of the foregoing, net loss increased to $531,000 in 1995 from $63,000 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

  At June 30, 1997, working capital was $3.0 million, an increase of $2.9 million during the first six months of 1997, and cash and cash equivalents were $3.7 million. At June 30, 1997, net accounts receivable of approximately $3.3 million amounted to approximately 76 days sales outstanding compared to approximately $500,000 and approximately 43 days at June 30, 1996. The increase is attributable to growth in revenues due to the acquisition of PHC Practices.

  Capital expenditures during the first six months of 1997 totaled approximately $223,000. The Company is committed to make specified levels of capital expenditures under certain of its Practice Management Agreements. The Company expects to make approximately $500,000 in capital expenditures during the remainder of 1997.

  During June 1997, the Company completed a private placement of its Series B Preferred Stock (the "Series B Offering"). Pursuant to the Series B Offering, the Company received net proceeds of approximately $9.8 million at the initial closing in June 1997 (substantially all of which was used in connection with the acquisition of an 80% interest in the assets of the Arlington Cancer Center by the Company). At the second closing in July 1997, approximately $5.5 million was deposited into an escrow account which was accessed by the Company in connection with its acquisition of practices meeting certain agreed upon criteria. Although the Company expects to retire approximately $6.2 million in indebtedness incurred in connection with the Arlington Cancer Center acquisition with the proceeds of the Offering, the Company has the ability instead to require the holders of its Series B Preferred Stock to purchase shares of Common Stock at $4.00 per share sufficient to retire this indebtedness in April 1998, pursuant to an equity call agreement.

  In October 1997, the Company entered into a credit agreement with a group of banks led by Banque Paribas (the "Bank Group") under which the Bank Group agreed to provide the Company with up to $45.0 million in senior debt (the "Senior Facility"). The Senior Facility is comprised of a term loan in an amount up to $18.0 million (the "Term Loan"), a revolving loan in an amount up to $7.0 million (the "Revolving Loan") and an acquisition loan in an amount up to $20.0 million (the "Acquisition Loan"). The Senior Facility is secured by substantially all of the Company's assets. At November 10, 1997, $10.0 million was advanced under the Term Loan, approximately $7.0 million was available to the Company under the Revolving Loan of which approximately none was outstanding and $20.0 million was available to the Company under the Acquisition Loan for acquisitions meeting specified criteria, though no amounts had been advanced under the Acquisition Loan. In connection with the Senior Facility, the Company sold to Paribas Principal Incorporated ("PPI"), an affiliate of

Banque Paribas, 553,683 shares of Series B Preferred Stock and warrants for 184,561 shares of Common Stock for approximately $2.2 million. Further, in October 1997, the Company obtained from Paribas Capital Funding LLC ("PCF"), an affiliate of Banque Paribas, a senior subordinated loan (the "Subordinated Loan") in the amount of $15.0 million (of which $9.0 million was advanced), and sold to PCF warrants for 1.2 million shares of the Company's Non-Voting Common Stock. If the Company completes an initial public offering by February 27, 1998 or April 27, 1998, respectively, PCF will forfeit 720,000 or 600,000 warrants, respectively, and affiliates of Banque Paribas will only retain 783,000 or 903,000 warrants, respectively. The Company is required to use up to the first $35.0 million of net proceeds and 50% of net proceeds over $35.0 million of a public offering of the Company to repay indebtedness and reduce the commitments outstanding under the Senior Facility and Subordinated Loan. If such proceeds are insufficient to pay off the Senior Facility and Subordinated Loan, such financing must be paid down with excess cash flow. Following repayment of the indebtedness, neither the Bank Group nor the Company's subordinated lenders will have any obligation to advance additional funds to the Company.

  The Company historically has funded its acquisitions and operations through cash flow from operations, borrowings and sales of equity securities. In addition to the proceeds from the offering, funds available under its bank borrowings, cash reserves and cash flow from operations, the Company expects to incur, from time to time, short-term and long-term bank indebtedness and to issue equity and debt securities, the availability and terms of which will depend upon market and other conditions, to meet the Company's current planned acquisition, capital expenditure and working capital needs for the next 12 months and to provide the funds necessary for the continued pursuit of the Company's long-term expansion strategy. There can be no assurance that such additional financing will be available on terms acceptable to the Company.

RECENT PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15, "Earnings Per Share." SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997.

  The Emerging Issues Task Force of the FASB is currently evaluating certain matters relating to the physician practice management industry. The Company is unable to predict the impact, if any, that this review may have on the Company's financial statement presentation.

                                   BUSINESS

OVERVIEW

  Physician Health Corporation is a physician management company focusing on the value-added integration of practice management, ancillary health care services, network development and administration, and payor contracting in selected markets. As of November 10, 1997, the Company provided services to 23 Affiliated Networks and two PHC Networks. At November 1, 1997, the PHC Networks and Affiliated Networks included more than 3,000 physicians and had approximately 2.9 million covered lives under 37 managed care contracts ranging from specialty capitation contracts to global risk contracts. As of November 10, 1997, the Company also provided practice management services to 19 PHC Practices, including 62 PHC Physicians who have affiliated with the Company through practice management or employment agreements. The Company also has agreements to acquire 15 additional practices including an aggregate of 104 physicians, subject only to customary closing conditions.

  The Company's objective is to continue building comprehensive and integrated networks of high quality physicians in selected geographic markets in order to: (i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of high quality physicians and ancillary health care services to payors and patients. To achieve these objectives, the Company seeks to: (a) leverage contracting expertise to enter strategic markets; (b) selectively acquire key practices to strengthen market presence; (c) provide management expertise and capital for development of ancillary health care services; (d) negotiate and administer beneficial payor contracts; and (e) utilize information technology to improve practice performance and meet payor needs. The Company believes that its expertise in network development, payor contracting and ancillary health care services development differentiates it from traditional physician practice management companies ("PPMs") and enhances its ability to attract high quality physicians and negotiate favorable payor contracts.

  The Company commenced operations in 1994 as Physician Health Corporation, a Georgia corporation, and was a wholly-owned subsidiary of Surgical Health Corporation. PHC was incorporated in Delaware in August 1995 and acquired the Predecessor in November 1995. The Company's primary markets are Atlanta, Georgia; Cincinnati, Ohio; Dallas/Ft. Worth, Texas; Memphis, Tennessee; Orlando, Florida; and St. Louis, Missouri. The Company also provides services in Arizona, Illinois, Kentucky, Mississippi and Virginia.
INDUSTRY BACKGROUND

  The Health Care Financing Administration ("HCFA") has estimated that national health care spending increased to approximately $1.0 trillion, or approximately 14% of GDP, in 1995 from $247 billion, or approximately 9% of GDP, in 1980. HCFA projects that annual health care spending will increase at a compounded annual growth rate of over 8% to $1.5 trillion and approximately 16% of the GDP by the year 2000. HCFA also has estimated that approximately $200 billion, or approximately 20%, of total health care expenditures, in 1995 were directly attributable to physician services, and an additional amount of approximately $515 billion or 52% of such expenditures were under physician direction.

  As a result of escalating health care expenditures, governmental and other payors have adopted cost containment initiatives in an effort to control spending. These initiatives have resulted in a shift from traditional fee-for-service provider reimbursement to an evolving array of managed care arrangements, varying from discounted fee-for-service to fully capitated plans in which providers assume the financial risks related to service utilization for a defined group of covered members and services. The industry has also experienced a decrease in inpatient occupancies as payors have implemented incentives for providing care in the most cost-effective setting, which is often an outpatient surgery center, in-office laboratory or similar outpatient location.

  Cost containment initiatives, including reduced reimbursement, have hindered physician practice profitability while demands for cost, quality and utilization data have increased physicians' administrative duties.

Small and mid-sized practices generally do not have the market presence, expertise or sophisticated cost accounting and quality management systems required to evaluate and enter into informed capitated risk-sharing arrangements or to continue practicing profitably under reduced reimbursement. In addition, these practices often lack the capital required to purchase new medical equipment and information systems to enhance the efficiency and quality of their practices. As a result, individual physicians and small group practices are increasingly consolidating, either by affiliating with larger group practices and PPMs or by forming networks or independent practice associations. By consolidating into larger organizations, physicians can achieve lower administrative costs, gain leverage in negotiating with managed care organizations and position themselves to attract needed capital resources.

  Although the larger organizations resulting from these consolidations have often improved practice profitability through reductions in overhead and centralization of certain administrative functions, the Company believes that many such organizations lack the expertise and market presence to negotiate successful managed care contracts. In addition, the Company believes that many PPMs do not offer opportunities for practices and physicians to integrate complimentary ancillary health care services.

THE PHC PHILOSOPHY

  The Company seeks to affiliate with physicians who are leaders in the delivery of medical care and who apply sound business principles to the operation of their practices. The Company believes that physicians are best qualified to develop appropriate treatment protocols, and as a result, the Company provides PHC Physicians, PHC Networks and Affiliated Networks with the resources necessary to enhance their decision making. PHC aims to integrate practice management, ancillary health care services, network development and administration and payor contracting. Through such integration and by supporting physicians with strong, experienced local management teams, the Company believes it provides physicians with the tools necessary to compete in a changing and increasingly competitive health care environment.

STRATEGY

  The Company's objective is to continue building comprehensive and integrated networks of high quality physicians in selected geographic markets in order to: (i) establish a significant market presence enabling it to negotiate favorable payor contracts and (ii) provide a broad range of high quality providers to payors and patients. To achieve its objectives, the Company seeks to:

  Leverage Contracting Expertise to Enter Strategic Markets. The Company enters markets both by providing network development and contracting services and, in certain cases, by acquiring practices that the Company believes can serve as foundations for future networks. As it enters markets, the Company forms comprehensive provider panels and provides managed care contracting services to physician practices and networks in order to gain negotiating leverage with payors and to achieve economies of scale. The Company believes its network development and contracting services model enables it to establish a significant market platform with less initial management time and capital than PPM models based solely on acquisitions. In addition, the Company believes its network development and contracting expertise enhances its credibility with market participants and enables it to identify new markets in which managed care contracting is likely to grow and the key practices in these markets. Where appropriate, the Company enters a new market through selective acquisitions of such key practices.

  Selectively Acquire Key Practices to Strengthen Market Presence. The Company selectively acquires key physician practices from its networks and from the suburban and rural communities surrounding these markets to solidify its market position, to strengthen its existing networks and to establish, organize and support new networks. Through network development and contracting services, the Company establishes relationships with physicians and identifies leading physicians and practices who apply sound business principles and are attractive to patients and payors. By acquiring physician practices from within its networks or existing markets, the

Company believes it makes informed decisions about practice acquisitions and the allocation of capital resources. The Company also may acquire non-network practices that it believes will serve as foundations for building new networks.

  Provide Management Expertise and Capital for Development of Ancillary Health Care Services. The Company intends to acquire and develop ancillary health care services in order to improve the revenues and operating margins of the Company, its networks and the PHC Practices. The Company believes that the availability of ancillary health care services provides physicians with scheduling flexibility and greater practice efficiency. Additionally, ancillary health care services provided in an outpatient setting are attractive to payors because they generally are less expensive than similar inpatient services. By providing ancillary health care services, the Company also increases its flexibility in negotiating global risk contracts. The Company's management team has experience in the successful development of outpatient surgery centers and other ancillary health care services.

  Negotiate and Administer Beneficial Payor Contracts. The Company focuses on negotiating and administering payor contracts on behalf of the PHC Practices, Affiliated Networks and PHC Networks. The Company believes that its contracting expertise helps it develop and improve relationships with physicians and payors, and that its contracting services can result in increased revenues and profits for PHC, the PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks. The Company believes that its strategy of providing network development and administration services and specialty and other contracting services also enables it to establish: (i) a strong market position; (ii) stable networks of high quality providers; (iii) strong payor relationships; (iv) integration of ancillary health care services; and (v) access to cost, quality and utilization data, all of which are essential to entering into profitable partial and global risk contracts.

  Utilize Information Technology to Improve Practice Performance and Meet Payor Needs. The Company intends to provide its physicians access to information and technologies that will enhance their ability to deliver care more efficiently and profitably in a managed care environment. The Company's clinical information system collects network data that enable it to price and manage specialty capitation contracts as well as partial and global risk contracts. The system also provides a broad range of statistical information to support utilization analysis, to identify physician outliers and to develop best practice protocols. With the information it collects, the Company can also meet various requirements of payors, including supplying information to support accreditation of providers and networks by health care industry organizations.

OPERATIONS

  PHC acquires and manages practices, acquires or develops ancillary health care services, develops and administers networks, and negotiates and administers payor contracts in its selected markets. In choosing new markets, the Company analyzes the population, demographics, market potential, competitive environment, supply of physicians, needs of managed care plans or other large payors and general economic conditions. The Company seeks markets in which it believes it can achieve a significant market share and, in particular, in which there is evidence of risk shifting from payors to providers. PHC enters new markets where it has identified an opportunity or where payors or providers have requested its services.

  The following table sets forth certain information on regarding the PHC Networks, Affiliated Networks, PHC Physicians and the managed care contracts administered by the Company as of November 10, 1997, giving pro forma effect to the Pending Acquisitions. Markets identified as integrated markets are those in which the Company has affiliated with a network or is administering managed care contracts and has acquired selected PHC Practices affiliated with the contracting networks. Developing markets are those in which the Company has PHC Physicians but does not yet administer corresponding managed care contracts. Additional contracting markets are those in which PHC is administering active managed care contracts and has not yet determined whether to seek physician practice acquisitions.

                                APPROXIMATE                                                               NUMBER OF   APPROXIMATE
                                 NUMBER OF                             NUMBER OF                           MANAGED     NUMBER OF
                                  NETWORK                                 PHC          PHC PHYSICIAN         CARE       COVERED
         MARKET                 PHYSICIANS    NETWORK SPECIALTIES    PHYSICIANS(1)    SPECIALTIES(1)     CONTRACTS(2) LIVES(2)(3)
------------------------        ----------- ------------------------ ------------- --------------------- ------------ -----------
INTEGRATED MARKETS
 Atlanta, GA............           1,160    Primary Care/Internal          18      Primary Care/Internal      14       1,350,000
                                            Medicine; OB/GYN;                      Medicine; OB/GYN
                                            Multi-Specialty;
                                            Neuroscience;
                                            Orthopaedics; Urology
 Orlando, FL (and                    950    Global                         45      Primary Care/Internal       4          78,000
  Melbourne)............                                                           Medicine; OB/GYN;
                                                                                   Allergy; Colorectal;
                                                                                   Gastroenterology;
                                                                                   Orthopaedics; Surgery
 Dallas/Fort Worth, TX..             135    Oncology;                      11      Oncology                    4         550,000
                                            Gastroenterology;
                                            Mental Health;
                                            Urology
 St. Louis, MO (and West             260    Primary Care/                  40      Primary Care/             --              --
  Plains)...............                    Internal Medicine;                     Internal Medicine;
                                            Multi-Specialty Surgery                Multi-Specialty
                                                                                   Surgery; Cardiology;
                                                                                   Opthalmology;
                                                                                   Optometry;
                                                                                   Orthopaedics;
                                                                                   Pulmonary
DEVELOPING MARKETS
 Cincinnati, OH.........             --     --                              9      Gastroenterology          --              --
 Louisville, KY.........             --     --                              3      Cardiology                --              --
 Memphis, TN............                                                   32      Family Practice           --              --
 Tucson/Phoenix, AZ
  area..................              25    Multi-Specialty                 3      Primary Care                1              64
 Outreach Oncology
  Practices
  (IL, MS, VA)..........             n/a    n/a                             4      Oncology                  n/a             n/a
ADDITIONAL CONTRACTING MARKETS
 Birmingham, AL.........             360    Cardiology; Cardiac           --       --                          6         440,000
                                            Surgery;
                                            Gastroenterology;
                                            Opthalmology;
                                            Optometry; Orthopaedics;
                                            Urology
 Chattanooga, TN .......              45    Multi-Specialty Surgery       --       --                          1          30,000
                                   -----                                  ---                                ---       ---------
 TOTALS:                           2,935                                  165                                 30       2,448,064

--------
(1) Includes all PHC Physicians and all physicians in practices included in the Pending Acquisitions.
(2) Excludes seven contracts (covering approximately 500,000 lives) expected to terminate within 120 days.
(3) As of November 1, 1997.

  Practice Acquisition and Management

  A part of the Company's strategy is to acquire leading medical practices in markets in which the Company believes it can establish a significant market presence and in which it provides significant contracting services and has significant local management relationships. The Company selectively acquires key physician practices from its networks and from the suburban and rural communities surrounding these markets in order to solidify its market position and strengthen its networks. Additionally, in markets where the Company has identified an attractive opportunity, the Company will acquire selected physician practices.

  The Company seeks to acquire practices of physicians who: (i) are viewed by the Company as important to the long-term success of its networks; (ii) apply sound business principles in the operation of their practices and are high growth and business oriented; (iii) have reputations in the market as leaders in the delivery of medical care; and (iv) embrace new medical technologies and procedures. As part of this process, the Company often targets a particular type of practice or specialty that the Company believes contains a high number of physician leaders in the specific market.

  The Company believes that the following characteristics differentiate it from other alternatives available to physicians and physician networks and position it to succeed in acquiring high quality physicians and practices: (i) its contracting expertise; (ii) the quality, experience and credibility of its local management teams and its knowledge of the markets in which it operates;
(iii) its ancillary health care services expertise; and (iv) its governance structure, which fosters physician autonomy while promoting physician participation.

  Acquisition Process. The Company's business development team identifies, pursues and negotiates practice acquisitions. After identifying a practice or physician, the Company meets with the physicians to determine whether they meet the Company's criteria and have an interest in affiliating with PHC. The Company's business, financial and legal due diligence includes site visits, analysis of financial and other data and analysis of the group's operations, leadership, clinical practices and commitment to long-term growth. Additionally, the Company reviews the medical professionals' training, licensure and experience and the practice's Medicare and Medicaid compliance, billing practices and operating history. Upon successful completion of due diligence, the Company structures and negotiates the acquisition terms, including the type and amount of consideration as well as noncompete agreements. The consideration paid in the Company's acquisitions is designed to align its interests with those of the physicians and includes a combination of Company stock, cash and, sometimes, notes. The consideration for each practice varies on a case by case basis, depending on a variety of factors including historical operating results, the future prospects of the practice and the ability of the practice to complement the services offered by other PHC Practices.

  Practice Management Services. Pursuant to its Practice Management Agreements, the Company provides a range of services including among other things: (i) acting as manager and administrator of non-medical services relating to the operation of the PHC Practice; (ii) billing patients, insurance companies and other third-party payors and collecting the fees for professional medical services and other services rendered and products sold by the PHC Practice; (iii) providing, as necessary or requested, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services and personnel, information management, preparation of certain tax returns, printing, postage and duplication services and medical transcribing services;
(iv) supervising and maintaining custody of substantially all files and records; (v) providing facilities for the PHC Practice; (vi) preparing, in consultation with a joint policy board and the PHC Practice, all capital expenditure and operating budgets; (vii) ordering and purchasing inventory and supplies as reasonably requested by the PHC Practice; and (viii) providing financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and similar payors. Many of these services are designed to reduce the amount of time physicians must spend on administrative matters, thereby enabling the physicians to focus on the delivery of health care. The Company also assists in the development of ancillary health care services by conducting feasibility studies and providing project development services and capital resources.

  The Company employs most of the PHC Practices' non-physician personnel. These non-physician personnel, along with additional personnel at the local management level, manage the day-to-day non-medical operations of each of the PHC Practices, including, among other things, secretarial, bookkeeping, scheduling and other business services. In states that permit such structures, the Company may employ physicians as well as non-physician personnel.

  Ancillary Health Care Services

  In evaluating a market, the Company analyzes opportunities to develop or acquire ancillary health care services. Where appropriate, PHC intends to acquire and to develop ancillary health care services to complement its local PHC Practices, PHC Networks and Affiliated Networks. Ancillary health care services include those that are: (i) part of a practice such as a single-purpose, office-based surgery suite; (ii) connected with a group practice, which may consist of several otherwise independent practices, such as a gastroenterology (GI) lab; or (iii) affiliated with a coherent specialty network such as a lithotripter with a urologist network or a sleep lab with a network of otolaryngology (ENT) physicians. The Company encourages physician participation in these ancillary health care services, either through an ownership interest in a joint venture established to own and operate a facility or through clinical participation. The Company believes that ancillary health care services provide physicians with scheduling flexibility and greater practice efficiency. Additionally, ancillary health care services provided in an outpatient setting are attractive to payors because they generally are less expensive than similar inpatient services. By providing ancillary health care services, the Company also increases its flexibility in negotiating global risk contracts. The Company's management team has experience in the successful development of outpatient surgery centers and other ancillary health care services.

  Network Services

  Network Formation and Development. In forming networks, the Company focuses on developing networks of sufficient size and specialties to respond successfully to payors' geographic, service and utilization management needs. The Company contacts physicians that it believes offer the medical expertise and quality of care that are attractive to payors. In both network formation and network development, the Company assists physicians in determining the number and types of specialists, subspecialists and hospitals required for a network to be attractive to payors and to meet the needs of a particular payor's contract. The Company then aids in selecting and credentialing the panel of physicians. After the panel of physicians is selected, the Company assists in forming protocol, finance, utilization, credentialing and quality assurance (peer review) committees composed of network physicians. In addition, the Company assists physicians in developing or revising protocols, although physicians in each network retain ultimate responsibility for selecting and adopting appropriate protocols for their market.

  Contract Negotiation and Pricing. An integral element of the Company's network services is its contracting expertise. The Company's contracting team, on behalf of the network, works closely with physicians to prepare contract proposals, analyze contract pricing and negotiate with payors. The Company has developed a database of managed care cost and utilization information collected from its networks that it can utilize to predict the type and quantity of services that will be required by many different types of contracts. Based upon this information, the Company is able to formulate different service offerings and pricing models for use in contract negotiations.

  Contract Administration. After a network executes a contract, the Company implements and administers the contract on behalf of the network and serves as the interface between the network physicians and the payor. The Company's network operations team administers the contract, develops and maintains the necessary management information systems, provides utilization management reporting and, when requested, assists with National Committee for Quality Assurance ("NCQA") level compliance. The Company believes that managed care contracts are most successful when the economic interests of the providers and payors are aligned. Therefore, the Company works with both the network and the payor to develop payment structures and protocols that encourage optimization of facility usage through the use of the most appropriate type of facility for each procedure, often reducing overall facility costs. The Company administers and distributes contract funds and reports to the network information relating to the incidence rates, utilization, flow of funds and treatment outcomes. Such information is used by both the network and the payors in developing or refining protocols, measuring outcomes, identifying physician outliers, ensuring that standards of care are met, determining cost-effective treatment plans and meeting NCQA and Health Employer Data Information System requirements. The Company is Utilization Review Accreditation Committee certified, which enables the Company to manage the pre-admission certification process for major procedures and hospital stays under the supervision of the network's physician medical director.

  The Company is experienced in negotiating and implementing a variety of managed care contracts, including single- and multi-specialty capitated contracts, partial risk contracts and global risk contracts. Single-specialty capitated contracts are contracts that carve out treatment by physicians of a single medical specialty. Multi-specialty capitated contracts usually involve different but logically related specialties. The network is usually paid on a capitated per member per month basis for both single- and multi- specialty capitated contracts, and in some cases the contracts also have a facility/total cost share component. Partial risk contracts are contracts for all professional services of most physician specialties to be rendered to the plan members but do not include the provision of facilities. If the network lacks specialties it must expand or subcontract with a single- or multi-specialty network to provide such services. Global risk contracts are contracts for all professional, technical and facilities services, supporting a complete spectrum of health care needs for plan members. The network may be paid on either a capitated per member per month basis or on a percentage of premium basis for both partial risk and global risk contracts and the contracts have a facility/total cost share component.

  In addition to the types of managed care contracts discussed above, the Company administered one disease state management contract and two access fee contracts as of November 10, 1997. Disease state management contracts are contracts for professional services and facilities necessary to provide the full spectrum of services required to treat a chronic disease. The network is paid either on a capitated per member per month basis or on a case rate basis. Access fee contracts are contracts pursuant to which the Company makes available physicians in one of its networks to a payor on a fee-for-service basis. A physician invoices the payor if and when services are provided. The Company receives a percentage of the physician's reimbursement as an access fee.

  As of November 1, 1997, the Company had 37 managed care contracts with approximately 2.9 million covered lives.

MANAGEMENT INFORMATION SYSTEMS

   Upon the acquisition of a practice, the Company maintains the clinical medical records and financial systems in place at the PHC Practice. Clinical and financial data collected at the practice are sent to the Company's corporate headquarters on a monthly basis through network interfaces, EDI or manually. The Company intends to maintain local systems in an effort to minimize the disruption that occurs when local systems are replaced with corporate-mandated systems. The Company plans to use its management information systems to generate information that will assist the PHC Practices in the maintenance and selection of appropriate protocols, and in the management of quality improvement procedures and utilization. The Company currently collects cost and utilization data from the PHC Networks and Affiliated Networks for managed care contract pricing and administration, and intends to collect such data at the PHC Practices. The Company intends also to use this information to improve operating efficiency and to encourage the development and implementation of best clinical practices.

GOVERNANCE AND QUALITY ASSURANCE

  The Company's current governance structure promotes physician participation in the management of the Company. Certain physicians who are or have been associated with PHC Practices serve on the Board of Directors. Each PHC Practice has a Joint Policy Board whose membership includes representatives from the Company and the PHC Practice. The Joint Policy Boards have responsibilities that include developing long-term strategic objectives, developing practice expansion and payor contracting guidelines, promoting practice efficiencies, recommending significant capital expenditures and facilitating communication and information exchange between the Company and each of the PHC Practices.

  The Company has established a Compliance Committee of the Board of Directors that consists of physician and management members of the Board. The Compliance Committee is responsible for approving the Company's health care compliance objectives and developing and implementing the Company's health care compliance programs at the practice and Company level. To facilitate this process, the Company is establishing compliance committees at the PHC Practices comprised of representatives of the PHC Practice and the Company to oversee development and implementation of compliance programs at the PHC Practice level. Through counsel, the Company has retained outside consultants to assist with practice and Company assessments that will assist the Compliance Committee of the Board of Directors, the local compliance committees and management in developing the Company's compliance programs.

CONTRACTUAL AGREEMENTS WITH PHC PRACTICES

  The Company's practice acquisition structure is designed to align the interests of the Company with those of PHC Physicians. When a physician group has agreed to enter into a practice management or employment relationship with the Company, the Company purchases the group's operating assets typically in exchange for a combination of Company stock, cash and notes. The Company intends to continue to use Common Stock as a significant portion of its consideration in future practice acquisitions. Typically, upon the acquisition of a PHC Practice, the Company enters into a Practice Management Agreement with a professional corporation or other entity that will employ the physicians associated with the PHC Practice.

  The following summary is intended to be a brief summary of the typical terms of Practice Management Agreements, Physician Employment Agreements and Direct Employment Agreements to which the Company or a PHC Practice is a party and intends to enter in the future. The actual terms of these agreements vary on a case by case basis, depending on the negotiations with the individual practices and physicians.

  Service Fees. Management fees payable to the Company under the Practice Management Agreements are determined in arms-length negotiations and based on the nature and amount of services provided. Such fees generally consist of combinations of the following: (i) percentages (ranging from 10% to 25%) of the earnings of the PHC Practices; (ii) operating and non-operating expenses of the PHC Practices paid by the Company pursuant to the Practice Management Agreements; and (iii) certain negotiated performance and other adjustments. In the case of the Arlington Cancer Center, the Company's management fee is 12% of the practice's revenues plus 55% of the practice's income after physician compensation. In certain states where fees based on percentages of revenue or income are not permissible, the Company charges a flat fee. In many instances, for the first five years of the Practice Management Agreement the service fee is the greater of the fee determined by the applicable formula or a fixed minimum amount. Payment of this minimum is, in most instances, guaranteed by the physicians and the practice for five years.

  Services Provided. Pursuant to the various Practice Management Agreements, the Company provides a range of services in consultation with the PHC Practice including, among other things: (i) acting as manager and administrator of non-medical services relating to the operation of the PHC Practice; (ii) billing patients, insurance companies and other third-party payors and collecting the fees for professional medical services and other services and products rendered or sold by the PHC Practice; (iii) providing, as necessary or requested, clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services and personnel, information management, preparation of certain tax returns, printing, postage and duplication services and medical transcribing services; (iv) supervising and maintaining custody of substantially all files and records; (v) providing facilities for the PHC Practice; (vi) preparing, in consultation with the Joint Policy Board and the PHC Practice, all capital expenditure and operating budgets; (vii) ordering and purchasing inventory and supplies as reasonably requested by the PHC Practice; and (viii) providing financial and business assistance in the negotiation, establishment, supervision and maintenance of contracts and relationships with managed care and other payors.

  PHC Practice Responsibilities. Under the Practice Management Agreements, the PHC Practices retain the responsibility for, among other things: (i) hiring and compensating physician employees and other medical professionals; (ii) ensuring that physicians and other medical professionals have the required licenses, credentials, approvals and other certifications needed to perform their duties; and (iii) complying with certain federal and state laws and regulations applicable to the practice of medicine. In addition, the PHC Practices retain exclusive control of all aspects of the practice of medicine and the delivery of medical services.

  Term and Termination. The Practice Management Agreements are generally for initial terms of 40 years. Practice Management Agreements may be terminated by either party if the other party: (i) files a petition in bankruptcy or other similar events occur or (ii) defaults in the performance of a material financial obligation, which default continues for a specified term after notice. In addition, certain Practice Management Agreements may also be terminated by the Company if the PHC Practice or a physician employee engages in conduct or is formally accused of conduct for which the physician employee's license to practice medicine reasonably would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which does or reasonably would be expected to materially adversely affect the PHC Practice. Certain PHC Practices may terminate their respective Practice Management Agreements, subject to repurchase of their respective practice assets, after the expiration of 66 months from the dates of such agreements.

  Breach. The Company includes in all standard Practice Management Agreements breach provisions that it believes to be stronger than those used by other PPMs. The Company believes that these provisions discourage frivolous claims that the Company has breached its obligations as a means of causing the Practice Management Agreement to terminate early. In the event of a non-financial breach by either party to the Practice Management Agreement, the non-breaching party typically must, prior to termination, submit to an arbitrator the question of whether: (i) a material breach has occurred and, if so, (ii) the amount of lost income, exclusive of punitive or consequential damages (the "Lost Income Amount"), suffered by the non-breaching party as the result of the breach. Typically, the non-breaching party may terminate the Practice Management Agreement only if the arbitrator determines a Lost Income Amount and the breaching party fails to pay the Lost Income Amount within a specified time following determination of the Lost Income Amount. Generally, upon termination of the Practice Management Agreement, the PHC Practice is required to repurchase the assets used in the operation of the PHC Practice, including assets such as goodwill.

  Restrictive Covenants. The Practice Management Agreements require the PHC Practice to enforce restrictive covenants contained in the employment agreements (the "Physician Employment Agreements") between the PHC Practice and the physicians associated with the PHC Practice. Typically, the Physician Employment Agreements require that the physician not compete with the PHC Practice or the Company within a specified geographic area during the term of the Physician Employment Agreement and for a period of up to two years thereafter. In addition, certain Physician Employment Agreements provide that if such physician's employment is terminated during the initial five-year term for any reason other than the physician's death or disability or the occurrence of certain events outside the physician's control, the physician will be required to pay liquidated damages to the PHC Practice which the PHC Practice in turn is obligated to remit to the Company. In most instances, the Company is named as a third-party beneficiary of the Physician Employment Agreements, with the right to enforce provisions of the Physician Employment Agreements.

  Direct Employment. In states that permit such structures, the Company may employ directly physicians associated with the PHC Practice pursuant to employment agreements (the "Direct Employment Agreements"). Florida and Missouri are currently the only states in which PHC does business that permit such employment arrangements. In such instances, each physician's annual compensation is determined based generally on the net profits generated by the physician. The physicians continue to control the medical aspects of the practice and have input with respect to budgeting and strategic planning for the PHC Practice. Typically, the Company is entitled to terminate the Direct Employment Agreement for cause as defined in the relevant agreement. In addition, the Company may terminate the Direct Employment Agreement if the physician materially breaches the Direct Employment Agreement (as determined by an arbitrator) and either: (i) fails to pay the Lost Income Amount suffered by PHC (as determined by an arbitrator) as a result of the breach or (ii) continues to breach the Direct Employment Agreement, despite having paid the Lost Income Amount.

  Under a Direct Employment Agreement, the physician may voluntarily terminate the physician's employment thereunder, at any time during the five-year term, by delivering to the Company written notice of such intention not less than one year prior to the effective date of termination. However, if the physician terminates the physician's employment for any reason, other than upon scheduled retirement, death or disability, or if the Company terminates the physician's employment for cause within the first five years, then the physician is required to pay to the Company liquidated damages. The physician may also terminate the Direct Employment Agreement if: (i) the Company materially breaches, and does not cure within the specified period, any of its financial obligations under the Direct Employment Agreement or (ii) upon the occurrence of an event of bankruptcy by PHC. Additionally, the physician, in conjunction with the other physicians who sold the practice to PHC, may terminate the Direct Employment Agreement if the Company materially breaches a non-financial obligation (as determined by an arbitrator) and either: (a) fails to pay the Lost Income Amount suffered by the physician (as determined by an arbitrator) as a result of the breach or (b) continues to breach the Direct Employment Agreement, despite having paid the Lost Income Amount. The Company believes that these limitations on the physician's ability to terminate his or her Direct Employment Agreement discourage frivolous claims that the Company has breached its obligations thereunder as a means of causing the early termination of a Direct Employment Agreement.

  The Direct Employment Agreements include several restrictive covenants, including a covenant not to compete which prohibits the physician from practicing the same type of medicine the physician practices for the Company for two years following the date of cessation of employment by PHC within a specified radius of the medical offices of the Company in which the physician practiced. The Direct Employment Agreements also generally include restrictions on the physician's right to solicit employees or patients of the Company for a period of two years following the termination of physician's employment with the Company. Finally, the Direct Employment Agreements typically prohibit the disclosure of trade secrets and other confidential information regarding the Company.

COMPETITION

  The Company, PHC Physicians, PHC Networks and Affiliated Networks face intense competition in all aspects of their businesses. The Company believes that changes in governmental and private reimbursement policies, among other factors, have resulted in increased competition among providers of medical services and among networks for managed care contracts. The Company itself faces intense competition to acquire or provide management services to physician practices; to acquire or develop and operate ancillary health care service facilities; and to provide management services, including contracting services, to physician networks. A number of hospitals, clinics, health care companies, HMOs, insurance companies and physician practice management companies, both publicly and privately held, some of which have established operating histories and greater resources that the Company, engage in activities similar to those of the Company. There can be no assurance that the Company will be able to compete effectively with its competitors, that additional competitors will not enter the market, or that the Company will be able to acquire or manage physician practices, acquire or develop ancillary health care services, affiliate with or develop networks, or negotiate payor contracts on terms beneficial to the Company. Any such failure could have a material adverse effect on the Company's business, financial condition or results of operations.

GOVERNMENT REGULATION

 General

  The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. The Company believes that health care regulations will continue to change. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure its agreements and operations in accordance with applicable law, there can be no assurance that its business or such agreements or operations will not be successfully challenged.

  Every state imposes licensing requirements on individual physicians and on facilities and services operated by physicians. In addition, federal and state laws regulate HMOs and other MCOs with which the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may have contracts. Many states require regulatory approval, including certificates of need, before establishing or expanding certain types of health care facilities, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks may become subject to compliance with additional regulation.

  The United States Congress and many state legislatures routinely consider proposals to reform or modify the health care system, including measures that would control health care spending, convert all or a portion of government reimbursement programs to managed care arrangements, and balance the federal budget by reducing spending for Medicare and state health programs. These measures can affect a health care company's cost of doing business and contractual relationships. For example, recent developments that affect the Company's activities include: (i) federal legislation requiring a health plan to continue coverage for individuals who are no longer eligible for group health benefits and prohibiting the use of "pre-existing condition" exclusions that limit the scope of coverage; (ii) a HCFA policy prohibiting restrictions in Medicare HMOs or physicians recommending to patients other health plans and treatment options; and (iii) regulations imposing restrictions on physician incentive provisions in physician provider agreements. There can be no assurance that such legislation, programs and other regulatory changes will not have a material adverse effect on the Company's business, financial condition or results of operations.

  The Company believes its operations are in material compliance with applicable law. The ability of the Company to operate profitably will depend in part upon the ability of the Company, PHC Physicians, PHC Practices, PHC Networks and Affiliated Networks obtaining and maintaining all necessary licenses, certificates of need and other approvals and to operate in compliance with applicable health care regulations.

 Fee-Splitting; Corporate Practice of Medicine

  The laws of many states prohibit physicians from splitting fees with non-physicians (or other physicians) and prohibit non-physician entities from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company believes its operations are in material compliance with existing applicable laws, the Company's business operations have not been the subject of judicial or regulatory interpretation; thus, there can be no assurance that review of the Company's business by courts or regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the health care regulatory environment will not change so as to restrict the Company's existing operations or their expansion. In addition, the regulatory framework of certain jurisdictions may limit the Company's expansion into such jurisdictions if the Company is unable to modify its operational structure to conform with such regulatory framework.

 Changes in Payment for Medical Services

  The Company believes that trends in cost containment in the health care industry will continue to result in a reduction from historical levels in per-patient revenue for PHC Practices. The federal government has implemented, through the Medicare program, the RBRVS payment methodology for physician services. The RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated physicians the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically performed by PHC Physicians. There can be no assurance that any reduced operating margins could be recouped by the Company through cost reductions, increased volume, introduction of additional procedures or otherwise.

  Rates paid by nongovernmental insurers, including those that provide Medicare supplemental insurance, are based on established physician, ambulatory surgery center and hospital charges, and are generally higher than Medicare payment rates. A change in the makeup of the patient mix of the medical practices under Company management that results in a decrease in patients covered by private insurance or a shift by private payors to RBRVS or similar payment structures could adversely affect the Company's business, financial condition or results of operations.

 Medicare and Medicaid Fraud and Abuse

  The Anti-Kickback Law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce: (i) the referral of a person; (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare or Medicaid programs; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare or Medicaid. Pursuant to the Anti-Kickback Law, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to Medicare costs. The applicability of these provisions to many business transactions in the health care industry has not yet been subject to judicial and regulatory interpretation. Noncompliance with the Anti-Kickback Law can result in exclusion from Medicare and Medicaid programs and civil and criminal penalties.

  Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. The designated health services include, for example, prosthetic devices, clinical laboratory services, radiology (such as ultrasound, MRI and CT), home health, physical and occupational therapy, prescription drugs and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each referral violation and $100,000 for participation in a "circumvention scheme." To the extent that the Company or any PHC Practice is deemed to be subject to the prohibitions contained in Stark II, the Company believes its activities fall within the permissible activities defined in Stark II, including, but not limited to, the provision of in-office ancillary services.

  The Company believes that although it will receive service fees under its agreements for management and administrative services, it is not generally in a position to make or receive referrals of patients or services reimbursed under the Medicare or Medicaid programs. Such service fees are intended by the Company to be consistent with fair market value in arm's-length transactions for the nature and amount of management services rendered and, therefore, would not constitute unlawful remuneration under Anti-Kickback Law and regulations. For these reasons, the Company does not believe that fees payable to it would be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute. If the Company is deemed to be in a position to make, influence or receive referrals from or to physicians, the operations of the Company could be subject to scrutiny under federal and state anti-kickback and anti-referral laws.

  In some jurisdictions that do not prohibit the corporate practice of medicine, the Company owns practices and employs physicians. Thus, with respect to such practices, the Company is a provider of services and would be capable of receiving referrals from other physicians affiliated with PHC in those markets. In these circumstances, PHC Practices either will not accept referrals involving designated health services from other physicians affiliated with PHC or will form group practices comprised of PHC Practices in that market.

  In addition, the Company also believes that the methods used to acquire the assets of existing practices do not violate anti-kickback and anti-referral laws and regulations. Specifically, the Company believes the consideration paid by the Company to physicians to acquire assets in their practices is consistent with fair market value in arm's-length transactions and not intended to induce the referral of patients. Should this or any other Company practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then such could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on the Company's business, financial condition or results of operations.

 Antitrust Issues

  Federal and state antitrust statutes prohibit conduct such as price fixing, market allocation and other anti- competitive activities by groups of competitors. The federal and state antitrust enforcement agencies have not hesitated to bring civil and criminal enforcement actions against the joint activities of physician organizations that allegedly violate the antitrust laws. Collaboration regarding the pricing of services, market allocation and certain other types of joint action, however, may be permissible in the context of an integrated joint venture if those activities are ancillary to the otherwise legitimate purposes of the joint venture. The federal antitrust enforcement agencies, the FTC and the DOJ, have established "antitrust safety zones" for physician networks that meet certain criteria. To the extent physician providers in a network constitute less than 20% of the total physicians in a specialty or sub-specialty which compete in the market and such providers are integrated in terms of sharing substantial financial risk in their joint activities, the network should fall within one of the DOJ/FTC antitrust safety zones. To the extent that the physician network is non-exclusive, i. e., physicians may provide services outside the confines of the network, individually or as part of other groups or networks, the federal antitrust enforcement authorities have indicated that they will not challenge joint pricing or market allocation actions of an integrated network of up to 30% of the physicians in a particular specialty or sub-specialty. Conduct outside the antitrust safety zones is not necessarily unlawful, but greater scrutiny will be given to the potential impact on overall competition by regulatory authorities. State antitrust agencies may or may not rely on antitrust analysis similar to that of the federal agencies.

  While the federal antitrust enforcement authorities generally view "substantial risk" as capitation or substantial withholding with respect to the specific contracts or negotiations by the physician network, the antitrust enforcement agencies have indicated that networks engaging in other forms of financial risk-sharing may also be considered "integrated joint ventures" for purposes of antitrust analysis. As yet, it is unclear whether the agencies or the courts will consider arrangements in which providers have an investment risk with actual capital contributed to the entity to be sufficient financial integration. Nevertheless, to the extent that the physician members will be at financial risk in terms of compensation under proposed joint contracting under capitation or substantial withhold arrangements, the agencies have indicated that these forms of risk-sharing are sufficient to show the existence of an integrated joint venture. In addition, demonstration of actual "clinical integration" by a physician network is sufficient to avoid per se violations, according to the FTC and the DOJ.

 Insurance Regulatory Risks

  An important element of the Company's business and strategy includes acting as an agent for PHC Physicians, PHC Networks and Affiliated Networks to negotiate with insurance companies, HMOs, employer self-funded plans, health plans and other MCOs for the provision of health care services to the subscribers or beneficiaries of the health plans operated by such parties. Under some of these contracts, the Company receives capitation payments on behalf of a network and reimburses participating physicians on a fee-for-service basis. Under the laws of some states, this contracting arrangement could be determined to involve an insurance risk. Therefore, to the extent the Company is deemed to be in the business of insurance in a particular state, the Company, PHC Physicians and PHC Networks could be subject to insurance regulatory scrutiny; regulators could require restructuring of a specific arrangement; and the Company's operations could be restricted, its expansion limited, or certain of its operations prohibited.

 Legislative Developments

  The recently adopted Balanced Budget Act of 1997 (the "BBA") enacted a Medicare Plus/Medicare Choice Program for Medicare enrollees. The program would broaden the coverage options available to Medicare recipients, would authorize broader use of medical savings accounts, and would allow physicians and patients to contract for health care services at rates beyond what is paid by Medicare. Such changes potentially could increase the services utilized by Medicare recipients. In addition, the BBA allows provider sponsored organizations ("PSOs") to contract directly with Medicare, instead of contracting through an HMO. If the PHC Practices, PHC Networks and Affiliated Networks participate in such PSOs, they could increase the percentage of Medicare-related business, which would also increase the exposure for losses if Medicare revenues fall short of the cost of services actually utilized by Medicare beneficiaries. If PHC does not participate in such PSOs, whether by choice or because it does not obtain a required license to act as a PSO, PHC's ability to participate in Medicare programs could be limited. The BBA also amends the fraud and abuse laws to require permanent exclusion from Medicare of anyone convicted of three Medicare program-related crimes and to impose new civil monetary penalties to anyone contracting with an excluded health care provider. These changes increase the regulatory and other risks encountered by the Company. See "Risk Factors--Risks Associated With Managed Care Contracts; Direct Capitation."

  In addition, proposed legislation regarding health care reform has been introduced before many state legislatures. Any such reform at the federal or state level could significantly alter patient-provider relationships. State and federal agency rule-making addressing these issues is also expected. No predictions can be made as to whether future health care reform legislation, similar legislation or rule-making will be enacted or, if enacted, its effect on the Company. Any federal or state legislation prohibiting investment interests in, or contracting with, the Company by health care providers for which there is no statutory exception would have a material adverse effect on the Company's business, financial condition or results of operations.

EMPLOYEES

  As of November 10, 1997 giving pro forma effect to the Pending Acquisitions, the Company had approximately 477 employees, of which approximately 52 were employed at the corporate or regional administrative offices and 425 were employed at the PHC Practices.

LEGAL PROCEEDINGS

  Certain PHC Physicians and PHC Practices are named defendants in malpractice cases. By virtue of acquisition of certain of these practices by merger or stock purchase transactions, certain Company subsidiaries are or are expected to be defendants in these cases. Although there can be no assurance regarding the eventual outcome of any particular malpractice case, the Company believes that it has commercially reasonable malpractice insurance and limits in place with respect to these subsidiaries. PHC, the parent company, is not a party to any claims, suits or complaints relating to services and products provided by the Company, the PHC Physicians or PHC Practices or the networks. There can be no assurance, however, that such claims will not be asserted against the Company in the future or that the Company will not become subject to certain claims as the result of successor liability in connection with the acquisition of any practice or network.

CORPORATE LIABILITY AND INSURANCE

  The provision of medical services entails an inherent risk of professional malpractice and other similar claims. The Company does not influence or control the practice of medicine by physicians or the compliance with certain regulatory and other requirements directly applicable to physicians and physician groups. There can be no assurance that claims, suits or complaints relating to services and products provided by physicians or networks will not be asserted against the Company in the future. The Company currently maintains insurance coverage that it believes will be adequate both as to risks and amounts. Such insurance currently extends to professional liability claims that may be asserted against PHC Physicians or against employees of the Company that work locally at the PHC Practices or at the networks. In addition, pursuant to the network service agreements and Practice Management Agreements, the physicians and networks are required to maintain comprehensive professional liability insurance. The availability and cost of such insurance has been affected by various factors, many of which are beyond the control of the Company, the physicians and the networks. The cost of such insurance to the Company, PHC Physicians and PHC Networks may have a material adverse effect on the Company's business, financial condition or results of operations. In addition, successful malpractice or other claims asserted against PHC Physicians, PHC Networks or the Company that exceed applicable policy limits could have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, FOUNDERS AND KEY EMPLOYEES OF THE COMPANY

  The following table sets forth certain information concerning the executive officers, directors, founders and key employees of the Company:

          NAME            AGE                       POSITION
------------------------  --- -----------------------------------------------------
Sarah C.
 Garvin(1)(2)(3)........   51 Founder, Chairman of the Board, President and Chief
                              Executive Officer
Thomas M.
 Rodgers(1)(2)(3).......   54 Director, Chief Financial Officer, and Treasurer
J. Michael Ribaudo,
 M.D.(1)................   55 Director, President of Ancillary Division
Richard Sanchez, M.D.,
 M.P.H..................   50 Executive Vice President/Network Development and
                              Contracting
James G. Burkhart,
 C.P.A..................   33 Senior Vice President/Operations and Finance
Josh J. Coughlin........   34 Senior Vice President/Corporate Development
Howard E. Fagin, Ph.D...   54 Founder, Senior Vice President/Specialty Contracting
Shamus M. Holt..........   44 Founder, Chief Operating Officer/Orlando Operations
Lane Hooten.............   48 President/Arlington Cancer Center Operations
Julie Rawls Moore,
 M.S.N..................   46 Founder, Senior Vice President/Strategic Planning
H. Thomas Scott,
 C.P.A..................   37 Founder, Senior Vice President /Atlanta Operations
Murali
 Anantharaman(1)(4).....   40 Director
Michael F.
 Cronin(1)(2)(4)........   43 Director
Alfred DiStefano,
 M.D.(3)................   49 Director, Chief Executive Officer of Arlington Cancer
                              Center Division
Carl J. Schramm, Ph.D.,
 J.D....................   51 Director
William C. Stewart,
 M.D....................   36 Director Nominee

--------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Compliance Committee.
(4) Member of the Audit Committee.

  Sarah C. Garvin is a founder of the Company and has served as President, Chief Executive Officer and Chairman of the Board since its inception in October 1995. She also served as President and a Director of the Company's predecessor, a subsidiary of Surgical Health Corporation, from 1993 until its purchase in a management buyout by Ms. Garvin and others (the "Founders") in 1995. Ms. Garvin was a co-founder and served as Senior Vice President/Corporate Development of Surgical Health Corporation from 1991 to 1993. Prior to joining Surgical Health Corporation, Ms. Garvin served in executive positions with HEALTHSOUTH Corporation and Medical Care International.

  Thomas M. Rodgers has been the Company's Chief Financial Officer since November 1996 and has served as a Director of the Company since June 1997. From August 1995 until he became a Company employee in January 1997, Mr. Rodgers provided financial consulting services to the Company. He has provided financial consulting services in connection with raising over $80 million in capital for health care companies, including Brookwood Health Services and Healthcare Services of America. Mr. Rodgers has served since 1980 as Chairman of Continental Film Laboratories, Inc., a privately-held movie film processing company with approximately 30 employees.

  J. Michael Ribaudo, M.D., has served as a Director and executive officer of the Company since December 1996. He is currently President of the Company's Ancillary Division. Dr. Ribaudo has served as President of Metropolitan Plastic & Reconstructive Surgery, Ltd. ("Metropolitan Plastic") since 1980 and is a board certified, practicing plastic and reconstructive surgeon. He founded Ballas Outpatient Surgery Center in St. Louis, Missouri and was its Chairman of the Board and Chief Executive Officer when it merged with Surgical Health Corporation in 1992. He was President of SHC Midwest and Senior Vice President of Surgical Health Corporation when it was acquired by HEALTHSOUTH Corporation in 1995. Dr. Ribaudo served as Executive Vice President of HEALTHSOUTH Surgery Centers from 1995 to 1996 and currently provides consulting services to that company. He is also a Director of Flow International, Inc. a publicly-traded machine tool technology company.

  Richard Sanchez, M.D., M.P.H. joined the Company in August 1997 as its Executive Vice President/Network Development and Contracting. From December 1996 until August 1997, Dr. Sanchez served as Chief Executive Officer of New York Doctors MSO, Inc., a medical services organization. He was a Senior Vice President at Blue Cross of New York from 1995 until 1996, where he developed and filed its first Medicare risk product. From 1992 to 1995, he was a Vice President at FHP California Inc., a HMO with over two million members, where he was responsible for network development, quality assurance and other aspects of health care contracting. Dr. Sanchez was the Health Commissioner of San Francisco from 1985 until 1991. He is a board certified pediatrician and a fellow of the American Academy of Pediatrics. Dr. Sanchez earned an M.P.H. at the University of California at Berkeley.

  James G. Burkhart, C.P.A. joined the Company as its Senior Vice President/Operations and Finance in October 1997. From June 1996 to September 1997, he served as Vice President of Operations/Finance of GranCare, Inc., a health care company with over $1 billion in annual revenue. Mr. Burkhart was the Senior Vice President of Finance of Community Care of America from 1995 to 1996 and the Executive Vice President and Chief Financial Officer of Nationwide Care, Inc. from 1993 to 1995, which are long-term health care companies with annual revenues exceeding $150 million and $125 million, respectively. Mr. Burkhart served as a manager at Ernst & Young LLP from 1987 to 1993.

  Josh J. Coughlin joined the Company in September 1997 as its Senior Vice President/Corporate Development. Prior to joining the Company, Mr. Coughlin was an officer of Preferred Oncology Networks of America, Inc., serving as Vice President/Corporate Development from January 1996 and Chief Financial Officer from July 1996. He served as Senior Executive Director of Planning and Development for Magellan Health Services, Inc. from 1993 to 1995. Mr. Coughlin was a consultant with Towers Perrin from 1990 to 1993 specializing in health care delivery systems and managed care companies. Mr. Coughlin received his M.B.A. from the University of Chicago.

  Howard E. Fagin, Ph.D. is a Founder and currently serves as Senior Vice President/Specialty Contracting. Dr. Fagin has been President of Fagin Advisory Services, Inc. since 1972, providing consulting services to physician practices and other health care organizations. Dr. Fagin holds an M.S. in Public Health, an M.S. in Industrial and Systems Engineering and a Ph.D. in Health Economics from the University of Oklahoma.

  Shamus M. Holt is a Founder and has served the Company since 1995 as Chief Operating Officer of the Company's Orlando operations. Mr. Holt served as Administrator of Primary Care Specialists ("PCS") from 1988 until 1995 and has served as Administrator of Internal Medicine Specialists ("IMS") since 1988. PCS and IMS are included in the Pending Acquisitions. Mr. Holt received his M.B.A. from the University of Central Florida.

  Lane Hooten became President of the Arlington Cancer Center operations in June 1997 when the Company purchased an 80% interest in the Arlington Cancer Center assets. Mr. Hooten has served as the Chief Executive Officer of the Arlington Cancer Center since 1994. He was a Regional Sales Manager for Signature Health Care, a home health care organization, from 1993 to 1994. From 1991 to 1993, Mr. Hooten served as Vice President of Alternate Sites of Curaflex Infusion Services, where he was responsible for the operation and development of clinics, infusion suites and ambulatory care centers. Mr. Hooten is a pharmacist.

  Julie Rawls Moore, M.S.N. is a Founder and has served the Company in a variety of roles since 1994, most recently as Senior Vice President/Strategic Planning. Ms. Moore was Vice President of Development of Surgical Health Corporation from 1993 to 1994, focusing on the development of surgery centers. Ms. Moore was with Ernst & Young LLP from 1987 to 1993, most recently as Senior Manager for Physician Services. Before joining

Ernst & Young LLP, she spent three years as a Regional Vice President in Marketing and Physician Services developing related physician services and facilities for American Medical International, Inc., a company that owned and operated for-profit hospitals.

  H. Thomas Scott, C.P.A. is a Founder and has served the Company and its predecessor in a variety of roles since 1994, including as a Director, Controller, Vice President/Finance and most recently as Senior Vice President of its Atlanta operations. From 1991 to 1994, Mr. Scott served as Controller for Heritage Surgical Corporation, an ambulatory surgery center company.

  Murali Anantharaman has been a Director of the Company since December 1995. He has been a partner in EGL Holdings, Inc., an Atlanta-based venture capital and investment banking firm ("EGL Holdings"), since May 1987. Mr. Anantharaman also serves as a Director of Simione Central Holdings, Inc., a publicly-held health care information services company. Mr. Anantharaman received his M.B.A. from Harvard University.

  Michael F. Cronin has served as a Director of the Company since June 1997. He has been a general partner of Weston Presidio Capital, a venture capital company with over $300 million under management, since 1991. Mr. Cronin received his M.B.A. from Harvard University.

  Alfred DiStefano, M.D. has been a Director of the Company and Chief Executive Officer of the Arlington Cancer Center Division since June 1997. He has been a practicing medical oncologist with the Arlington Cancer Center since 1980 and is its Managing Partner.

  Carl J. Schramm, Ph.D., J.D. has served as a Director of the Company since March 1996 and served as its Executive Vice President/Global Contracting from 1996 until February 1997, and continues to serve as an employee of the Company's contracting division. Since 1995, Dr. Schramm has served as the President of Greenspring Advisors, Inc. a health care information systems consulting company. From 1993 to 1995 he was an Executive Vice President of Fortis, Inc. and President of its subsidiary, Time Insurance Co. Dr. Schramm served as President and Chief Executive Officer of Health Insurance Association of America from 1987 to 1992. He currently serves on the board of HCIA, Inc., a publicly-held health care data services company of which he was a founder, and LifeRate Systems Corp., a publicly-held health care information systems company.

  William C. Stewart, M.D. is a Director nominee of the Company. Dr. Stewart is a founder and Director of MidSouth Practice Management, Inc., which was acquired by the Company in November 1997. Since 1995, Dr. Stewart has been the Chairman, Chief Executive Officer and Medical Director of MidSouth Health Plan, Inc., the first physician-owned HMO in Tennessee. He also currently serves as Chief of Staff of Baptist Memorial Hospital in Memphis and was the Deputy Chief of Staff during 1996. Dr. Stewart was President of Baptist Rehabilitation Hospital during the 1994 and 1995 calendar years and from 1993 through 1995 he served as Assistant Medical Director. Dr. Stewart is board certified in internal medicine. He was a founder of Internal Medicine Associates of Cordova, P.C., and continues to practice part-time in Memphis with Foundation Medical Group, PLLC, a practice of ten board certified internists.

BOARD OF DIRECTORS

  Upon consummation of the Offering, the Board of Directors of the Company shall consist of seven members divided into three classes with two directors in two classes and three directors in one class. Each class shall serve for a term of three years. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring that year.

  After completion of the Offering, Mr. Anantharaman may resign from the Board of Directors. In connection with its acquisition of MidSouth Practice Management, Inc., the Company has agreed to use its best efforts to cause Dr. Stewart to be elected to the Board of Directors. In addition, the Company has agreed that at such time as annual revenues generated by PHC Practices in the Cincinnati market equal or exceed $75 million and there are more than 100 PHC Physicians practicing with the PHC Practices in Cincinnati, it will use its best efforts to nominate and to cause a PHC Physician from Cincinnati to be elected to the Board of Directors.

BOARD COMMITTEES

  The Company maintains an Executive Committee, a Compensation Committee, an Audit Committee and a Compliance Committee. These committees have the following functions:

  The Executive Committee has broad authority to take certain actions on behalf of the Board of Directors between meetings of the Board of Directors. This committee currently consists of Ms. Garvin, Mr. Rodgers, Dr. Ribaudo, Mr. Anantharaman and Mr. Cronin.

  The Compensation Committee reviews and approves the salaries, bonuses and other compensation and benefits of executive officers and advises management regarding benefits and other terms and conditions of compensation. Ms. Garvin, Mr. Rodgers and Mr. Cronin currently serve on this committee.

  The Audit Committee makes recommendations to the Board of Directors with respect to the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. This committee currently consists of Mr. Anantharaman and Mr. Cronin.

  The Compliance Committee establishes and communicates to the Company's officers, employees and agents certain guidelines with regard to compliance with the Company's mission, legal and regulatory matters and other Company policies. The Compliance Committee consults with and advises the Board of Directors and the executive officers in charge of compliance, as appropriate, regarding operational compliance with the established guidelines and procedures for reporting and investigating instances of noncompliance. This committee has three voting members, Ms. Garvin, Mr. Rodgers and Dr. DiStefano.

  The Company intends to establish a committee of non-employee directors to administer the Company's stock option plans on consummation of the Offering.

BOARD OF DIRECTOR COMPENSATION

  The Company's Bylaws provide that Directors of the Company may be paid their expenses of attending Board of Director and Committee meetings and may also be paid a fixed sum for attendance at such meetings or a retainer for service as a director. Currently, directors are only reimbursed for expenses and do not receive any compensation for serving as a director or attending meetings. Directors are also eligible for discretionary option grants under the 1995 Stock Option Plan. On March 7, 1996, Carl Schramm and Jack Keane (who served on the Board of Directors from March 1996 to June 1997) were granted options to purchase 300,000 shares of the Common Stock, at an exercise price of $1.00 per share, for services rendered and to be rendered to the Company. Of each of their grants, 75,000 options vested immediately, 56,250 vested on March 7, 1997 and 56,250 will vest on each of March 7, 1998, March 7, 1999 and March 7, 2000. No other compensation was received by any director in 1996 for his or her service as a director.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not personally be liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL.

  The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

1995 STOCK OPTION PLAN

  In October, 1995, the Board of Directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan. The purpose of the 1995 Stock Option Plan is to provide directors, key employees and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of Common Stock with respect to which options may be granted may not exceed 7,000,000 shares prior to consummation of the Offering and 10,000,000 shares thereafter.

  The 1995 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively "Awards"). The 1995 Stock Option Plan will be administered by a committee of non-employee director upon consummation of the Offering. The committee will have, subject to the terms of the 1995 Stock Option Plan, the sole authority to grant Awards under the 1995 Stock Option Plan, to construe and interpret the 1995 Stock Option Plan, and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1995 Stock Option Plan.

  All of the Company's key employees, non-employee directors and advisors are eligible to receive Awards under the 1995 Stock Option Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Committee. In the discretion of the Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1995 Stock Option Plan) of the Company. A "change of control" is deemed to have occurred if the Company is a party to merger, share exchange or other business combination pursuant to which the Company does not remain independent or if substantially all of the assets of the Company are sold or otherwise transferred. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the voting capital stock of the Company).

  The exercise price for ISOs granted under the 1995 Stock Option Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

401(K) PLAN

  Effective January 1996, the Company adopted the Physician Health Corporation 401(k) Plan (the "Savings Plan"). The Savings Plan is intended to provide PHC employees with retirement benefits. The Savings Plan is intended to constitute a qualified cash or deferred profit sharing plan within the meaning of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986.

  All employees of the Company are eligible to participate in the Savings Plan who have reached the age of 21 years and have completed six months of service with the Company as of any January 1 or July 1. The Savings Plan is administered by the Board of Directors, which has full power to administer and interpret the Savings Plan. The assets of the Savings Plan are held by a trust administered by a trustee pursuant to a trust agreement.

  Eligible employees may contribute a portion of their annual compensation, in the form of payroll deductions, up to the legal maximum established by the Internal Revenue Service for each plan year. The Company may make profit sharing contributions, employee matching contributions and other additional employer contributions of any amount at the Company's sole discretion. Employee contributions are fully vested immediately. Company contributions are vested over the first five years of employment. No Company contributions have been made.

SUMMARY COMPENSATION TABLE

  The following table sets forth a summary of the compensation paid by PHC for services rendered in all capacities to PHC during 1996 to the President and Chief Executive Officer, who was the only executive officer whose total annual salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officer").

                                                             LONG-TERM COMPENSATION
                                                         -------------------------------
                                 ANNUAL COMPENSATION             AWARDS          PAYOUTS
                             --------------------------- ----------------------- -------
                                                                      SECURITIES
                                            OTHER ANNUAL              UNDERLYING          ALL OTHER
                              SALARY  BONUS COMPENSATION  RESTRICTED   OPTIONS    LTIP   COMPENSATION
NAME AND PRINCIPAL POSITION    ($)     ($)      ($)      STOCK AWARDS    (#)     PAYOUTS     ($)
---------------------------  -------- ----- ------------ ------------ ---------- ------- ------------
Sarah C. Garvin.........     $100,000  --       --           --          --        --        --
 Chairman of the Board,
 Chief Executive Officer
 and President

  Ms. Garvin currently is receiving an annual salary of $210,000 (to be increased to $270,000 upon consummation of the Offering). Mr. Rodgers, who became an employee of the Company in January 1997, Dr. J. Michael Ribaudo, who became an employee of the Company in November 1996, and Dr. Richard Sanchez, who became an employee of the Company in August 1997, currently are receiving annual salaries of $205,000 (to be increased to $260,000 upon consummation of the Offering), $100,000 (to be increased to $250,000 upon consummation of the Offering), and $200,000, respectively. Certain other arrangements with Ms. Garvin, Mr. Rodgers and Dr. Ribaudo are described in "Certain Transactions."

OPTION GRANTS DURING 1996

  There were no options granted to the Named Executive Officer during the fiscal year ended December 31, 1996. Mr. Rodgers and Dr. Ribaudo have each been granted options as described in "Certain Transactions." Dr. Sanchez was granted an option in October 1997 to purchase 100,000 shares of Common Stock pursuant to the 1995 Stock Option Plan at an exercise price of $5.00 per share and vesting over four years.

AGGREGATE OPTION EXERCISES DURING 1996 AND YEAR-END OPTION VALUES

  No options were exercised in 1996 by the Named Executive Officer and there were no options granted to the Named Executive Officer outstanding at December 31, 1996.

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  The Company is party to Employment Agreements (collectively, the "Employment Agreements") with each of Ms. Garvin and Mr. Rodgers. Both of the Employment Agreements provides for a specified base salary subject to annual adjustment by the Board of Directors or the Compensation Committee of the Board of Directors. Currently, the salaries payable under the Employment Agreements are $210,000 for Ms. Garvin (subject to increase to $270,000 upon consummation of the Offering) and $205,000 for Mr. Rodgers (subject to increase to $260,000 upon consummation of the Offering). In the event that the Employment Agreements are terminated by the Company for cause (as defined in the Employment Agreements) or by the employee without cause, the employee is not entitled to severance pay. In the event that the Company terminates the employee's employment by the Company without cause, the employee is entitled to severance pay equal to 12 months' salary.

  If the employee's employment with the Company is terminated following a change in control of the Company (as defined in the Employment Agreement): (i) by the Company without cause or (ii) by the employee because she or he is required to relocate, her or his salary is reduced from the amount in effect immediately prior to the change in control, her or his title is reduced or her or his duties and responsibilities are substantially diminished, then the employee is entitled to severance pay equal to 36 months' salary.

  The Company and its Founders are parties to a Restated and Amended Stockholder Agreement dated November 1, 1996, as amended in February 1997 (the "Stockholder Agreement"). For each Founder 300,000 shares of Common Stock ("Founder Stock") are subject to the Stockholder Agreement. Pursuant to the Stockholder Agreement, 131,250 shares of Founder Stock have vested, and 56,250 shares of the remaining shares will vest on each of January 1, 1998, January 1, 1999 and January 1, 2000 if the Founder remains a full-time employee of the Company until the applicable vesting date; provided, however, that, with respect to 37,500 shares that would otherwise vest on January 1, 2000, the Company shall have met certain performance criteria by December 31, 1998. The Stockholder Agreement provides that all shares of Founder Stock will vest immediately upon the merger, consolidation or sale of the Company with or to any other entity if the Company is not the surviving entity, or upon the sale of substantially all of the Company's assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 1997, the Board of Directors established a compensation committee composed of Ms. Garvin and Messrs. Cronin and Rodgers. Prior to establishment of the Compensation Committee, compensation for the Company's executive officers was determined by the entire Board of Directors. Mr. Rodgers participated in deliberations of the Board of Directors concerning executive officer compensation prior to his election to the Board of Directors in June 1997. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

  On May 1, 1997, Ms. Garvin loaned the principal amount of $250,000 plus a $2,500 origination fee to the Company. On the same date, the Thomas M. Rodgers, Jr. Defined Benefit Keogh Plan 11/15/82 loaned the principal amount of $50,000 plus a $500 origination fee to the Company. Both of these notes bear simple interest on principal only at 12.0% per year. Each of the notes provides for payment on demand after the earlier of closing of a venture capital investment by Weston Presidio Capital and May 1, 1998. Such venture capital investment closed on June 16, 1997, but neither Ms. Garvin nor Mr. Rodgers has demanded payment of these notes.

  Prior to becoming an employee in January 1997, Mr. Rodgers provided financial consulting services to the Company. His compensation for these services was to be primarily based on the Company's successful capital-raising activities. In June 1997, Mr. Rodgers and the Company agreed to terminate this compensation arrangement and to settle all fees earned and expected to be earned for his financial consulting services. Accordingly, Mr. Rodgers was granted an option to purchase 7,648 shares of Prime Common Stock at $0.011 per share, an option to purchase 37,500 shares of Prime Common Stock at an exercise price of $1.10 per share and an option to purchase 243,000 shares of Common Stock (vesting over four years) at $4.00 per share. In addition, the settlement provided for the full vesting of previously granted options to purchase 350,000 shares of Prime Common Stock at $1.15 per share. Mr. Rodgers was also granted piggyback registration rights with respect to the 350,000 shares and 243,000 shares. As cash consideration, Mr. Rodgers has received $810,000. This entire amount has been expensed as of September 30, 1997.

  Also as part of this settlement, the Company loaned Mr. Rodgers approximately $442,000 to exercise his options for 37,500 and 350,000 shares of Prime Common Stock. The loans are non-recourse but are secured by the stock purchased with the proceeds of the loan. The notes are payable at the earlier of sale of the stock or the date on which the option would have otherwise expired. Interest on these notes will be reimbursed to Mr. Rodgers by the Company (and grossed up based on applicable tax rates to Mr. Rodgers).

  Mr. Anantharaman is an executive officer and an owner of EGL Holdings. EGL Holdings from time to time represents two Company stockholders, Mercury Asset Management Ltd. on behalf of Rowan Nominees, Ltd. ("Mercury") and NatWest Ventures Investments Ltd. ("NatWest"), in venture capital investments. Pursuant to a Stock and Warrant Purchase Agreement dated December 29, 1995, in which a group of investors led by EGL Holdings, including Mercury and NatWest, made their initial $3.0 million investment in the Company through the Class A Stock, the Company also agreed to engage EGL Holdings to act as an advisor to the Company, at a fee of $6,000 per month plus reimbursement of reasonable expenses, from January 1, 1996 until such time as there are no longer any shares of the Company's Class A Stock outstanding. Mercury and NatWest are also participants in the venture capital investment described in the following paragraph.

  Mr. Cronin is a General Partner of Weston Presidio Capital, which manages venture capital funds including Weston Presidio Capital II, L.P. ("Weston II"). On June 16, 1997, the Company entered into a Series B Securities Purchase Agreement among the Company, Weston II, Mercury, NatWest and certain other investors. Pursuant to the Series B Securities Purchase Agreement, in June 1997 the Company sold 1,529,958 shares of Series B Voting Preferred Stock to Weston II, 305,938 shares of Series B Voting Preferred Stock to Mercury and 152,969 shares of Series B Voting Preferred Stock to NatWest. As part of that transaction, Weston II was granted a warrant to purchase 509,986 shares of Common Stock, Mercury was granted a warrant to purchase 101,979 shares of Common Stock and NatWest was granted a warrant to purchase 50,990 shares of Common Stock, each at an exercise price of $0.01 per share. Each of Weston II, Mercury and NatWest also agreed to purchase at the Company's request an additional 542,473, 108,495 and 54,247 shares of Series B Preferred Stock, respectively, in April 1998 pursuant to an equity call agreement. Upon such further investment, Weston II, Mercury and NatWest would receive additional warrants to purchase 54,247, 10,849 and 5,425 shares of Common Stock, respectively, at an exercise price of $0.01 per share.

  Dr. DiStefano is the managing partner of the Arlington Cancer Center. Pursuant to the Asset Purchase and Contribution Agreement dated June 16, 1997, among the Company, the Arlington Cancer Center, the individual physicians named therein (the "Arlington Physicians"), each of the Arlington Physicians wholly-owned professional associations (the "Physician Professional Associations") and MHOA Texas I, L.L.C., a subsidiary of the Company ("MHOA Texas"), (the "Arlington Purchase Agreement"), the Arlington Cancer Center sold substantially all of its assets to MHOA Texas for an aggregate purchase price of $24.5 million, of which $11.8 million was paid in cash, $6.2 million was paid in the form of a promissory note and $6.5 million was paid in the form of a subordinated promissory note. In addition to the cash consideration, the Arlington Cancer Center retained a 20.0% interest in MHOA Texas. The $6.2 million promissory note is non-interest bearing and the entire principal balance is due on April 1, 1998. The subordinated promissory note is non-interest bearing and is payable in four annual installments beginning on April 1, 1999. The 20.0% interest in MHOA Texas held by the Arlington Cancer Center may be exchanged for a total of 1,530,000 shares of Common Stock under certain circumstances pursuant to an exchange rights agreement. Through his interest in the Arlington Cancer Center, Dr. DiStefano has a 4.6% interest in MHOA Texas. Pursuant to the Asset Purchase and Contribution Agreement, the Company also agreed to appoint Dr. DiStefano to the Board of Directors of the Company. The Company, MHOA Texas and the Arlington Cancer Center have entered into a management services agreement whereby MHOA Texas provides physician practice management services to the Arlington Cancer Center for an annual fee equal 12.0% of the Arlington Cancer Center's net practice revenue, an additional 55.0% of the practice pre-tax income and the reimbursement of certain interest and depreciation expenses. Physicians salaries and operating expenses, including the reimbursable interest and depreciation expenses, are paid before PHC's management fees are paid. However, the practice is required to pay the management fee whether or not there are sufficient practice revenues remaining after payment of physician salaries and operational expenses.

  In November, 1996, Dr. Ribaudo, the sole shareholder of Metropolitan Plastic, sold substantially all of the assets of Metropolitan Plastic to the Company in exchange for: (i) $500,000 payable in the form of a convertible promissory note; (ii) 125,000 shares of Prime Common Stock; and (iii) the assumption of certain liabilities in the amount of $20,718. The promissory note bears interest at a rate of 5.0% per annum and will mature on November 26, 1999. Prior to maturity but after an initial public offering by the Company, the promissory note is convertible in $100,000 increments by the holder into Common Stock at a price of $4.00 per share.

Contemporaneously with the purchase of substantially all of the assets of Metropolitan Plastic: (a) the Company entered into an Undertaking Agreement with Dr. Ribaudo and Metropolitan Plastic (the "Ribaudo Undertaking Agreement"); and (b) Metropolitan Plastic entered into a Practice Management Agreement with the Company. Pursuant to the Practice Management Agreement, the Company agreed to provide practice management and development services to Metropolitan Plastic for an annual base fee of $100,000 plus 20.0% of the net practice revenue of the practice less its operating expenses in excess of $550,000 per year during the first five years of the agreement, and 20.0% of the net practice revenue of the practice less operational expenses during the remainder of the agreement. In addition, Metropolitan Plastic agreed to pay to the Company a development fee equal to 7.0% of the revenues generated by new practice physicians recruited by the Company.

  Pursuant to the Ribaudo Undertaking Agreement the Company agreed to: (i) employ Dr. Ribaudo on an at-will basis at an annual salary of $100,000 and to increase his salary to $250,000 after the completion of an initial public offering of Common Stock; (ii) appoint Dr. Ribaudo to the Board of Directors of the Company; (iii) sell to him 100,000 shares of Common Stock at $4.00 per share (which he has purchased); and (iv) provide him with a quarterly "draw" as described below. The Ribaudo Undertaking Agreement also granted Dr.
Ribaudo: (a) an option to purchase 300,000 shares of Common Stock at $4.00 per share, vesting over a period of four years (with accelerated vesting if PHC completes a single sale of securities resulting in a change of control of the Company) (the "Ribaudo 300,000 Options"); and (b) options to purchase 150,000 shares of Common Stock at $4.00 per share, 100,000 of which are vested with options to purchase 25,000 shares of Common Stock vesting on each of December 31, 1998 and 1999. In addition, the Company paid Dr. Ribaudo $600,000 after meeting certain performance targets. Pursuant to the Ribaudo Undertaking Agreement, Dr. Ribaudo is entitled to make certain draws based upon his assistance in certain acquisition-related activities of the Company. Dr. Ribaudo was paid $70,000 in the six-months ended June 30, 1997. This draw arrangement will terminate upon the consummation of the Offering, and Dr. Ribaudo will be required to pay the Company the excess, if any, of the amount drawn over the amount actually earned.

  The Company and Dr. Ribaudo are also parties to an agreement that if the Company is sold (through merger, sale of assets or otherwise) at an effective price of less that $4.00 per share of Common Stock, then Dr. Ribaudo may elect to receive a cash payment equal to the product of: (i) $0.80 multiplied by
(ii) the number of the Ribaudo 300,000 Options remaining unexercised at the time of such change of control multiplied by (iii) the effective price per share of Common Stock received by the holders of the Common Stock in the sale transaction, provided that Dr. Ribaudo remains an employee of the Company and surrenders that portion of such options that remain unexercised.

  In September 1997, the Company borrowed $3.0 million from Southwest Bank (the "Southwest Loan") to help finance the acquisition of Southern Dependacare. The Company executed a demand note in connection with this loan, payment of which was guaranteed by certain holders of the Series B Preferred Stock (including without limitation Weston II, Mercury and NatWest). In exchange for the guaranty, the Company issued to the guarantors warrants to purchase a total of 86,774 shares of Common Stock at an exercise price of $4.00 per share. The Southwest Loan was paid in full in November 1997 using proceeds from the Banque Paribas financing.

COMPANY POLICY

  It is anticipated that future transactions with affiliates of the Company will be minimal, will be approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company does not intend to incur any further indebtedness to, or make any loans to, any of its executive officers, directors or other affiliates.

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  Upon completion of the Offering, the Company's authorized capital stock will consist of 100,000,000 shares of Voting Common Stock, par value $0.0025 per share (the "Common Stock"), 40,000,000 shares of Non-Voting Common Stock, par value $0.0025 per share (the "Non-Voting Common Stock") and 18,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). At November 10, 1997 there were: (i) 500,000 shares of Class A Stock authorized and 200,000 shares of Class A Stock outstanding; (ii) 9,000,000 shares of Series B Voting Preferred Stock authorized and 3,460,362 shares of Series B Voting Preferred Stock outstanding; (iii) 6,000,000 shares of Series B Non-Voting Preferred Stock authorized and 917,814 shares of Series B Non-Voting Preferred Stock outstanding; (iv) 20,000,000 shares of Prime Common Stock authorized and 4,955,904 shares of Prime Common Stock outstanding; (v) 40,000,000 shares of Non-Voting Common Stock authorized none of which are outstanding; and (vi) 100,000,000 shares of Common Stock authorized and 6,073,322 shares of Common Stock outstanding. Upon completion of the Offering, all of the outstanding shares of Class A Stock, Series B Voting Preferred Stock, Series B Non-Voting Preferred Stock and Prime Common Stock will be converted into shares of Common Stock and will no longer be included in the authorized capital stock of the Company. All of the currently outstanding shares of Common Stock, Non-Voting Common Stock, Prime Common Stock, Class A Stock, Series B Voting Preferred Stock and Series B Non-Voting Preferred Stock are validly issued, fully paid and nonassessable under the Delaware General Corporation Law (the "DGCL").

  Upon the consummation of the Offering, all shares of Class A Stock, Series B Preferred Stock and Prime Common Stock will be converted into Common Stock in accordance with their respective terms. If the initial public offering price is less than $7.00 per share, the Company will be required to accrue an extraordinary dividend payable with respect to each share of Series B Preferred Stock equal to $7.00 per share less the initial public offering price. This extraordinary dividend would be payable one year after the consummation of the Offering and could be paid either in cash or in Common Stock. The requirement to pay such dividend will be terminated if, at any time during the one-year period after consummation of the Offering, the average price of the Common Stock on the Nasdaq National Market is greater than $7.00 per share for any 20 consecutive trading days.

  The following summary describes the capital stock of the Company to be authorized on completion of the Offering. This summary describes the material elements of the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate") as it relates to the Company's capital stock but does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Certificate and by the provisions of applicable law, including the DGCL.

COMMON STOCK AND NON-VOTING COMMON STOCK

  Voting Rights

  Each holder of Common Stock is entitled to one vote per share in the election of directors and for all other purposes. The holders of Non-Voting Common Stock do not have voting rights unless otherwise required by law or by the Certificate. Except as otherwise provided, there are no cumulative voting or preemptive rights applicable to any shares of the Company's stock.

  Dividends and Other Distributions

  All shares of Common Stock and Non-Voting Common Stock are entitled to participate pro rata in distributions and in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of Preferred Stock.

  Subject to the prior rights of creditors, all shares of Common Stock and Non-Voting Common Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or upon the sale of substantially all of the assets of the Company or upon a merger of the Company in which the Company is not the surviving entity (each a "Distribution Event") to participate ratably, share and share alike, in the distribution of all the remaining assets of the Company after distribution in full of preferential amounts, if any, to be distributed to holders of Preferred Stock.

  Conversion Rights

  Each share of Common Stock and Non-Voting Common Stock is convertible into one share of Non-Voting Common Stock or Common Stock, as the case may be, at any time and from time to time, upon delivery to the Company of a certificate signed on behalf of the holder seeking such conversion. The Company will not convert, redeem, purchase, acquire or take any other action affecting the outstanding shares of Common Stock or Non-Voting Common Stock if such action would, with respect to: (i) any legal entity that is subject to Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) (a "Regulated Stockholder") or (ii) any affiliate of any such Regulated Stockholder, increase the percentage of outstanding voting securities owned or controlled by such Regulated Stockholder to more than 4.9% or increase the percentage of the total equity or the value of all of the capital stock of the Company owned or controlled by such Regulated Stockholder to more than 24.9% unless the Company gives written notice of such action to each Regulated Stockholder or affiliate. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of any shares of Preferred Stock that may be issued by the Company from time to time.

PREFERRED STOCK

  The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

  Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the Company's securities are traded.

STATUTORY BUSINESS COMBINATION PROVISION

  The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

  The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

  The Bylaws provide that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

  The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. As a result, it is currently contemplated that approximately one-third of the Company's Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. See "Management--Directors and Executive Officers."

  The Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall be at least one and not more than nineteen. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provision of the Bylaws authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

  The Company's Bylaws contain provisions: (i) requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder: (a) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (b) in the event of nominations of persons for election to the Board of Directors by any stockholder, (i) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. The foregoing summary is qualified in its entirety by reference to the Company's Bylaws, which are included as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is SunTrust Bank, Atlanta, Georgia.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information, on a pro forma basis as of November 10, 1997 to reflect the mandatory conversion to Common Stock of certain classes of the Company's capital stock and other convertible securities upon completion of the Offering, and after giving effect to the completion of the Offering and such mandatory conversion, with respect to the beneficial ownership of the Company's voting capital stock of: (i) each person known by the Company to be a beneficial owner of more than 50% of any class of the Company's voting capital stock; (ii) each executive officer and director or director nominee of the Company; and (iii) all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated below, the persons named in the table have advised the Company that they have sole voting and investment power with respect to the shares of capital stock shown as beneficially owned by them. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of Common Stock for each of the named stockholders, directors, director nominee and executive officers assumes that shares of Common Stock that the stockholders, directors, director nominee and executive officers may acquire within 60 days are outstanding.

                                                        PERCENTAGE OF SHARES
                                                         BENEFICIALLY OWNED
                                                       -----------------------
                                             SHARES     PRO FORMA
                                          BENEFICIALLY  PRIOR TO      AFTER
NAME                                        OWNED(1)   OFFERING(1) OFFERING(2)
----                                      ------------ ----------- -----------
Murali Anantharaman(3)...................  2,841,109      16.9%
EGL Holdings, Inc.(4)....................  2,741,109      16.3
Weston Presidio Capital II, L.P.(5)......  2,070,058      12.2
Michael F. Cronin(6).....................  2,070,058      12.2
Mercury Asset Management plc, on behalf
 of Rowan Nominees Limited(7)............  1,345,870       8.1
Sarah C. Garvin..........................  1,300,000       7.9
Banque Paribas(8)........................  1,218,244       7.1
NatWest Ventures Investments Ltd.(9).....  1,122,679       6.8
Thomas M. Rodgers, Jr.(10)...............    655,148       4.0
J. Michael Ribaudo, M.D.(11).............    325,000      1.97
James G. Burkhart........................        --         *
Josh J. Coughlin.........................      4,000        *
Alfred DiStefano, M.D....................        --         *
Richard Sanchez, M.D.....................        --         *
Carl J. Schramm, Ph.D.(12)...............    181,250       1.1
William C. Stewart, M.D.(13).............     26,400        *
All directors, director nominees and
 executive officers as a group
 (11 persons)(14)........................  7,406,965      42.2

--------
 *  Less than 1%.
 (1) Calculated on a pro forma basis to show the effect of mandatory conversion to Common Stock of certain classes of the Company's capital stock and other securities upon completion of the Offering, for a total of 16,409,588 shares of Common Stock outstanding.
 (2) Gives effect to the issuance of shares of Common Stock offered hereby.
 (3) Includes: (i) 190,000 shares of Common Stock into which a warrant held by EGL Holdings is currently exercisable; (ii) 1,224,658 shares of Common Stock held by Mercury; (iii) 121,212 shares of Common Stock into which warrants held by Mercury are currently exercisable; (iv) 1,071,689 shares of Common Stock held by NatWest; (v) 50,990 shares of Common Stock into which warrants held by NatWest are currently exercisable; (vi) 82,560 shares of Common Stock held by certain individual investors; and
     (vii) 100,000 shares held by David Ellis, a colleague of Mr. Anantharaman. Mercury, NatWest and the certain individual investors have granted EGL Holdings full power to vote and exercise all owner rights, powers and privileges with respect to their shares. Although as a Partner of EGL Holdings and otherwise,

     Mr. Anantharaman is likely to exercise voting rights with respect to all of the forgoing shares, he denies all but an insignificant, economic interest in these shares except to the extent of his interest in the 190,000 shares issuable to EGL Holdings proportionate to his ownership interest in EGL Holdings. Beneficial ownership of these shares, except those held by Mr. Ellis, are also attributed to EGL Holdings and, as applicable, to Mercury or NatWest. Mr. Anantharaman's business address is 6600 Peachtree Dunwoody Road, 300 Embassy Row, Suite 300, Atlanta, Georgia 30328.
 (4) Includes: (i) 190,000 shares of Common Stock into which a warrant held by EGL Holdings is currently exercisable; (ii) 1,224,658 shares of Common Stock held by Mercury; (iii) 121,212 shares of Common Stock into which warrants held by Mercury are currently exercisable; (iv) 1,071,689 shares of Common Stock held by NatWest; (v) 50,990 shares of Common Stock into which warrants held by NatWest are currently exercisable; and (vi) 82,560 shares of Common Stock held by certain individual investors. Other than the 190,000 shares into which its warrant is currently exercisable, EGL Holdings denies any economic interest in these shares. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and, as appropriate, to Mercury or NatWest. EGL Holding's business address is 6600 Peachtree Dunwoody Road, 300 Embassy Row, Suite 630, Atlanta,
     Georgia 30328.
 (5) Includes 540,100 shares of Common Stock into which warrants held by Weston II are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Cronin. The business address of Weston II is One Federal Street, 21st Floor, Boston Massachusetts 02110.
 (6) Includes: (i) 1,529,958 shares of Common Stock held by Weston II and (ii) 540,100 shares of Common Stock into which warrants held by Weston II are currently exercisable. Beneficial ownership of these shares is also attributed to Weston II. Mr. Cronin's address is One Federal Street, 21st Floor, Boston, Massachusetts 02110.
 (7) Includes 121,212 shares of Common Stock into which warrants held by Mercury are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and to EGL Holdings.
 (8) Includes: (i) 553,683 shares of Common Stock held by Paribas Principal, Inc. ("PPI"); (ii) 184,561 shares of Common Stock into which a warrant held by PPI is currently exercisable; and (iii) 480,000 shares of Common Stock into which a warrant held by Paribas Capital Funding, Inc. ("PCF") is currently indirectly exercisable. PPI and PCF are affiliates of Banque Paribas.
 (9) Includes 50,990 shares of Common Stock into which warrants held by NatWest are currently exercisable. Beneficial ownership of these shares is also attributed to Mr. Anantharaman and to EGL Holdings.
(10) Includes 130,000 shares of Common Stock held in a Keogh account for Mr. Rodger's benefit. Mr. Rodgers denies the right to vote these shares.
(11) Includes: (i) 25,000 shares of Common Stock that may be acquired on the exercise of vested options and (ii) 125,000 shares of Common Stock into which a note payable to Metropolitan Plastic is convertible. The "After Offering" figure also includes 125,000 shares of Common Stock that may be acquired upon exercise of 125,000 options that will vest upon consummation of the Offering.
(12) Includes 131,250 shares of Common Stock that may be acquired upon the exercise of vested options.
(13) Includes 2,640 shares that were issued in escrow for a period of one year to be available to satisfy any indemnification claims by the Company in connection with the MidSouth Practice Management acquisition. Unless and until these shares are released from escrow, Dr. Stewart disclaims any economic interest in the shares.
(14) See Notes 3 (Mr. Anantharaman), 6 (Mr. Cronin), 10 (Mr. Rodgers), 11 (Dr. Ribaudo), 12 (Dr. Schramm) and 13 (Dr. Stewart).

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon consummation of the Offering, the Company will have     shares of
Common Stock outstanding (    if the Underwriters' over-allotment option is
exercised in full) of which     shares sold in the Offering (    if the
Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company (as defined in the Securities
Act). The remaining 16,409,588 shares of Common Stock and 917,814 shares of Non- Voting Common Stock are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions under the Securities Act, and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act as described below.

  In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of restricted securities from the issuer or from an affiliate of the issuer, the acquiror or subsequent holder would be entitled to sell within any three-month period a number of those shares that does not exceed the greater of one percent of the number of shares of such class of stock then outstanding or the average weekly trading volume of the shares of such class of stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the issuer. In addition, if a period of at least two years has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, and the acquiror or subsequent holder thereof has not been an affiliate of the issuer at any time during the 90 days preceding a sale, such person would be entitled to sell such restricted securities under Rule 144(k) without regard to the volume limitations and manner of sale and notice requirements described above. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The Commission has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

  As of November 10, 1997, options to purchase an aggregate of 3,909,925 shares of Common Stock were outstanding under the 1995 Stock Option Plan. See "Management--1995 Stock Option Plan." In general, pursuant to Rule 701 under the Securities Act, any employee, officer or director of, or consultant to, the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144, and permit affiliates to sell such shares without compliance with the holding period provisions of Rule 144, in each case commencing 90 days after the date of this Prospectus. In addition, the Company intends to file a registration statement covering the 6,090,075 shares issuable upon exercise of stock options that may be granted in the future under the 1995 Stock Option Plan, in which case such shares of Common Stock generally will be freely tradable by non-affiliates in the public market without restriction under the Securities Act.

  The Company, its executive officers, directors, and current stockholders have agreed not to offer, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of any shares of Common Stock or any securities, indebtedness or other rights exercisable for or convertible or exchangeable into Common Stock owned or acquired in the future in any manner prior to the expiration (the "180-Day Lockup Period") without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue Common Stock in connection with acquisitions and may grant Awards (or Common Stock upon exercise of Awards) under the 1995 Stock Option Plan. These restrictions will be applicable to any shares acquired by any of those persons in the Offering or otherwise during
the 180-Day Lockup Period. Approximately     shares of Common Stock issued by
the Company in October and November, 1997 were issued subject to agreements in which the persons who received the shares of Common Stock in connection with acquisitions agreed not to transfer the shares for periods ranging from 14 to 42 months following consummation of the Offering.

  Prior to the Offering, there has been no established public market for the Common Stock. No prediction can be made of the effect, if any, that sales of shares under Rule 144, or otherwise, or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time after the Offering. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, or otherwise, because such amount will depend on the trading volume in, and market price for, the Common Stock and other factors. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock of the Company. See "Underwriting."

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this Prospectus (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), for whom BancAmerica Robertson Stephens, NationsBanc Montgomery Securities, Inc., A.G. Edwards & Sons, Inc., and The Robinson-Humphrey Company, LLC are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell, the respective number of shares of Common Stock set forth opposite the name of each such Underwriter below:

                                                                        NUMBER
     UNDERWRITERS                                                      OF SHARES
     ------------                                                      ---------
   BancAmerica Robertson Stephens.....................................
   NationsBanc Montgomery Securities, Inc. ...........................
   A.G. Edwards & Sons, Inc. .........................................
   The Robinson-Humphrey Company, LLC.................................
                                                                         ----
     Total............................................................
                                                                         ====

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase the shares of Common Stock are subject to certain conditions, and that, if any of the foregoing shares of Common Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, then all the shares of Common Stock agreed to be purchased by the Underwriters pursuant to the Underwriting Agreement must be so purchased.

  The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock in part directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such public offering price less a selling concession not in
excess of $    per share, of which $    may be reallowed to other dealers.
After the consummation of this Offering, the public offering price, the concession to selected dealers and the reallowance may be changed by the Underwriters. No such reductions shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

  The Company has granted the Underwriters an option to purchase up to additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions shown on the cover page of this Prospectus, solely to cover over-allotments, if any. Such option may be exercised at any time until 30 days after the date of the Underwriting Agreement. To the extent that the option is exercised, each Underwriter will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table.

  The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act.

  The Company, its executive officers, directors and current stockholders have agreed not to, directly or indirectly, offer for sale, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock or any securities, indebtedness or other rights exercisable for or convertible or exchangeable into shares of Common Stock prior to the expiration of 180 days after the date of this Prospectus, without the prior written consent of BancAmerica Robertson Stephens, except that the Company may, subject to certain conditions, issue shares of Common Stock in connection with acquisitions and grant Awards (or issue shares of Common Stock upon exercise of Awards) under the 1995 Stock Option Plan. For information respecting additional restrictions on sales by the Company's executive officers, directors and current stockholders, see "Shares Eligible for Future Sale."

  The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has, therefore, not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

  Prior to the Offering, there has been no public market for the Company's securities. The initial public offering price of the Common Stock will be determined by negotiation among the Company and the Representatives. Among the factors to be considered in such negotiations will be prevailing market conditions, the results of operations of the Company in recent periods, market valuations of publicly traded companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development, the current state of the industry and the economy as a whole, and other factors deemed relevant.

  The Representatives have informed the Company that the Underwriters do not intend to confirm sales of shares of Common Stock offered hereby to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Dallas, Texas. Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Underwriters by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

  The audited financial statements of the Company, Southern Dependacare, Inc., Internal Medicine Specialists, Inc., Greater Cincinnati Gastroenterology Associates, Inc., and Parkcrest Surgical Associates, Inc. included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of Metroplex Hematology/Oncology Associates, L.L.P. at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (together with all exhibits, schedules and amendments relating thereto, the "Registration Statement") with respect to the Common

Stock offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement accurately describes the material provisions of such document and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. All of these documents may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                   INDEX TO HISTORICAL FINANCIAL INFORMATION

                                                                            PAGE
                                                                            ----
Physician Health Corporation ("PHC" or the "Company")
  Report of Independent Public Accountants.................................  F-2
  Consolidated Balance Sheets..............................................  F-3
  Consolidated Statements of Operations....................................  F-5
  Consolidated Statements of Stockholders' Equity..........................  F-7
  Consolidated Statements of Cash Flows....................................  F-9
  Notes to Consolidated Financial Statements............................... F-11
Metroplex Hematology / Oncology Associates, L.L.P.
Arlington Cancer Center
  Report of Independent Auditors........................................... F-23
  Balance Sheets........................................................... F-24
  Statements of Income and Changes in Partners' Capital.................... F-25
  Statements of Cash Flows................................................. F-26
  Notes to Financial Statements............................................ F-27
Greater Cincinnati Gastroenterology Associates, Inc.
  Report of Independent Public Accountants................................. F-32
  Balance Sheets........................................................... F-33
  Statements of Operations................................................. F-34
  Statements of Owners' Equity............................................. F-35
  Statements of Cash Flows................................................. F-36
  Notes to Financial Statements............................................ F-37
Internal Medicine Specialists, Inc.
  Report of Independent Public Accountants................................. F-41
  Balance Sheets........................................................... F-42
  Statements of Operations................................................. F-43
  Statements of Owners' Equity............................................. F-44
  Statements of Cash Flows................................................. F-45
  Notes to Financial Statements............................................ F-46
Parkcrest Surgical Associates, Inc.
  Report of Independent Public Accountants................................. F-50
  Balance Sheets........................................................... F-51
  Statements of Operations................................................. F-52
  Statements of Owners' Equity............................................. F-53
  Statements of Cash Flows................................................. F-54
  Notes to Financial Statements............................................ F-55
Southern DependaCare, Inc.
  Report of Independent Public Accountants................................. F-60
  Balance Sheets........................................................... F-61
  Statements of Operations................................................. F-62
  Statements of Owners' Equity............................................. F-63
  Statements of Cash Flows................................................. F-64
  Notes to Financial Statements............................................ F-65

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Physician Health Corporation
and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of PHYSICIAN HEALTH CORPORATION (a Delaware corporation) AND SUBSIDIARIES (Successor Company) as of December 31, 1995 and 1996 and June 30, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (August 29, 1995) through December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997. We have also audited for Physician Health Corporation and Subsidiaries (Predecessor Company) the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1994 and the period from January 1, 1995 to October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physician Health Corporation and Subsidiaries (Successor Company) as of December 31, 1995 and 1996 and June 30, 1997, and the results of their operations and their cash flows for the period from inception (August 29, 1995) through December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997 and for the Predecessor Company for year ended December 31, 1994 and the period from January 1, 1995 to October 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 29, 1997

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                  DECEMBER 31,
                                              ---------------------  JUNE 30,
                                                 1995       1996       1997
                                              ---------- ---------- -----------
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................. $3,011,757 $1,160,910 $ 3,705,467
  Accounts receivable, less allowance for bad
   debts of $55,170, $463,970, and $372,497
   at December 31, 1995 and 1996 and June 30,
   1997, respectively........................    400,479    465,089   3,348,496
  Inventory..................................          0          0     367,197
  Prepaid expenses and other current assets..    121,463    124,800   6,486,782
                                              ---------- ---------- -----------
    Total current assets.....................  3,533,699  1,750,799  13,907,942
PROPERTY AND EQUIPMENT, net..................    149,820    867,260   5,504,843
INTANGIBLE ASSETS, net of accumulated
 amortization of $7,936, $54,142, and
 $133,615 at December 31, 1995 and 1996 and
 June 30, 1997, respectively.................  1,054,567  1,524,604  12,508,293
OTHER LONG-TERM ASSETS.......................    131,455          0     327,803
                                              ---------- ---------- -----------
    Total assets............................. $4,869,541 $4,142,663 $32,248,881
                                              ========== ========== ===========


   The accompanying notes are an integral part of these consolidated balance sheets.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,
                                               ----------------------   JUNE 30,
                                                  1995        1996        1997
                                               ----------  ----------  -----------
     LIABILITIES AND STOCKHOLDERS' EQUITY
                  (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable............................ $   77,131  $  606,531  $   940,045
  Accrued expenses............................    673,735     922,353    2,831,710
  Current portion of long-term debt...........    368,237      75,808    7,124,360
                                               ----------  ----------  -----------
    Total current liabilities.................  1,119,103   1,604,692   10,896,115
                                               ----------  ----------  -----------
LONG-TERM DEBT................................     10,358     500,000   13,731,164
                                               ----------  ----------  -----------
COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)
CLASS A REDEEMABLE PREFERRED STOCK, $.01 par
 value; 500,000 shares authorized, 200,000
 issued, and outstanding (redemption or
 liquidation preference aggregating
 $3,000,000, plus accrued dividends or
 guaranteed return)...........................  2,447,836   2,442,712    2,512,373
                                               ----------  ----------  -----------
SERIES B REDEEMABLE CONVERTIBLE PREFERRED
 STOCK, $.01 par value; 12,000,000 shares
 authorized, 2,447,772 issued and outstanding
 and 1,552,501 in escrow pending subscription
 payment at June 30, 1997.....................          0           0   15,521,849
                                               ----------  ----------  -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $0.0025 par value; 20,000,000
   shares authorized, $3,350,000, 3,810,000,
   and 4,193,750 shares issued and outstanding
   at December 31, 1995 and 1996 and June 30,
   1997, respectively.........................      8,375       9,525       10,485
  Prime common stock, $0.0025 par value;
   20,000,000 shares authorized, 125,000 and
   2,853,365 shares issued and outstanding at
   December 31, 1996 and June 30, 1997,
   respectively...............................          0         313        7,134
  Additional paid-in capital..................  1,450,817   2,635,995    6,836,227
  Accumulated deficit.........................   (166,948) (3,050,574) (16,823,685)
  Notes receivable (Notes 5 and 6)............          0           0     (442,781)
                                               ----------  ----------  -----------
    Total stockholders' equity (deficit)......  1,292,244    (404,741) (10,412,620)
                                               ----------  ----------  -----------
    Total liabilities and stockholders' equity
     (deficit)................................ $4,869,541  $4,142,663  $32,248,881
                                               ==========  ==========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             PERIOD FROM
                              INCEPTION
                          (AUGUST 29, 1995)  YEAR ENDED    SIX MONTHS    SIX MONTHS
                               THROUGH      DECEMBER 31,      ENDED         ENDED
                          DECEMBER 31, 1995     1996      JUNE 30, 1996 JUNE 30, 1997
                          ----------------- ------------  ------------- -------------
                                                           (UNAUDITED)
NET REVENUE.............     $  456,306     $ 4,035,964    $1,682,994   $  5,723,529
                             ----------     -----------    ----------   ------------
OPERATING EXPENSES:
  Salaries and
   benefits.............        362,287       2,915,041     1,349,567      4,173,163
  Contract and
   professional
   services.............         69,830         193,561       191,973        503,501
  Provision for bad
   debts................         40,170         660,159       220,053        492,224
  General and
   administrative.......        131,009       2,748,330       480,100      1,971,805
  Depreciation and
   amortization.........         13,577         161,236        47,245        283,973
  Write down of assets..              0         195,236             0        714,665
  Purchased research and
   development..........              0               0             0     13,251,860
                             ----------     -----------    ----------   ------------
    Total operating
     expenses...........        616,873       6,873,563     2,288,938     21,391,191
                             ----------     -----------    ----------   ------------
LOSS FROM OPERATIONS....       (160,567)     (2,837,599)     (605,944)   (15,667,662)
INTEREST EXPENSE, net...          7,178          29,527         6,412        172,704
                             ----------     -----------    ----------   ------------
LOSS BEFORE MINORITY
 INTEREST AND INCOME
 TAXES..................       (167,745)     (2,867,126)     (612,356)   (15,840,366)
MINORITY INTEREST IN NET
 LOSS OF SUBSIDIARY.....           (797)              0             0     (2,080,975)
                             ----------     -----------    ----------   ------------
LOSS BEFORE INCOME
 TAXES..................       (166,948)     (2,867,126)     (612,356)   (13,759,391)
INCOME TAX EXPENSE......              0          16,500         1,000         13,720
                             ----------     -----------    ----------   ------------
NET LOSS................     $ (166,948)    $(2,883,626)   $ (613,356)  $(13,773,111)
                             ==========     ===========    ==========   ============
LOSS PER SHARE..........     $     (.06)    $      (.51)   $     (.17)  $      (1.92)
                             ==========     ===========    ==========   ============
WEIGHTED AVERAGE SHARES
 OUTSTANDING............      2,995,977       5,600,555     3,598,619      7,168,496
                             ==========     ===========    ==========   ============


 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  YEAR ENDED     PERIOD FROM
                                                 DECEMBER 31, JANUARY 1, 1995 TO
                                                     1994      OCTOBER 31, 1995
                                                 ------------ ------------------
NET REVENUE.....................................  $ 812,144       $1,949,421
                                                  ---------       ----------
OPERATING EXPENSES:
  Salaries and benefits.........................    530,952        1,532,624
  Contract and professional services............     37,514          124,524
  General and administrative....................    224,673          463,478
  Depreciation and amortization.................     58,266          106,584
                                                  ---------       ----------
    Total operating expenses....................    851,405        2,227,210
                                                  ---------       ----------
LOSS FROM OPERATIONS............................    (39,261)        (277,789)
INTEREST EXPENSE, net...........................     24,033           86,487
                                                  ---------       ----------
LOSS BEFORE INCOME TAXES........................    (63,294)        (364,276)
INCOME TAX EXPENSE..............................          0                0
                                                  ---------       ----------
NET LOSS........................................  $ (63,294)      $ (364,276)
                                                  =========       ==========


 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                           COMMON STOCK             PRIME COMMON STOCK
                   ---------------------------- ---------------------------
                                     ADDITIONAL                  ADDITIONAL                           STOCKHOLDERS'
                                      PAID-IN                     PAID-IN   ACCUMULATED     NOTES        EQUITY
                    SHARES   AMOUNT   CAPITAL    SHARES   AMOUNT  CAPITAL     DEFICIT     RECEIVABLE    (DEFICIT)
                   --------- ------- ---------- --------- ------ ---------- ------------  ----------  -------------
BALANCE, August
29, 1995 (period
of inception)....          0 $     0 $        0         0 $    0 $        0 $          0  $       0   $          0
 Issuance of
 common stock,
 net of issuance
 costs of
 $38,453.........  3,350,000   8,375  1,058,797         0      0          0            0          0      1,067,172
 Issuance of
 options and
 warrants to
 purchase common
 stock...........          0       0    392,020         0      0          0            0          0        392,020
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $267,472........          0       0          0         0      0          0            0          0              0
 Accretion of
 preferred
 stock...........          0       0          0         0      0          0            0          0              0
 Net loss........          0       0          0         0      0          0     (166,948)         0       (166,948)
                   --------- ------- ---------- --------- ------ ---------- ------------  ---------   ------------
BALANCE, December
31, 1995.........  3,350,000   8,375  1,450,817         0      0          0     (166,948)         0      1,292,244
 Issuance of
 common stock,
 net of issuance
 costs of
 $43,065.........    460,000   1,150  1,075,785         0      0          0            0          0      1,076,935
 Issuance of
 prime common
 stock, net of
 issuance costs
 of $15,294......          0       0          0   125,000    313    109,393            0          0        109,706
 Issuance cost
 adjustment......          0       0          0         0      0          0            0          0              0
 Net loss........          0       0          0         0      0          0   (2,883,626)         0     (2,883,626)
                   --------- ------- ---------- --------- ------ ---------- ------------  ---------   ------------
BALANCE, December
31, 1996.........  3,810,000   9,525  2,526,602   125,000    313    109,393   (3,050,574)         0       (404,741)
 Issuance of
 common stock,
 net of issuance
 costs of
 $5,836..........    383,750     960  1,529,638         0      0          0            0          0      1,530,598
 Issuance of
 prime common
 stock...........          0       0          0 2,728,365  6,821  2,670,594            0   (442,781)     2,234,634
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $479,239........          0       0          0         0      0          0            0          0              0
 Accretion of
 preferred
 stock...........          0       0          0         0      0          0            0          0              0
 Net loss........          0       0          0         0      0          0  (13,773,111)         0    (13,773,111)
                   --------- ------- ---------- --------- ------ ---------- ------------  ---------   ------------
BALANCE, June 30,
1997.............  4,193,750 $10,485 $4,056,240 2,853,365 $7,134 $2,779,987 $(16,823,685) $(442,781)  $(10,412,620)
                   ========= ======= ========== ========= ====== ========== ============  =========   ============
                          REDEEMABLE PREFERRED STOCK
                   -----------------------------------------
                        CLASS A              SERIES B
                   ------------------- ---------------------
                   SHARES    AMOUNT     SHARES     AMOUNT
                   ------- ----------- --------- -----------
BALANCE, August
29, 1995 (period
of inception)....        0 $        0          0 $         0
 Issuance of
 common stock,
 net of issuance
 costs of
 $38,453.........        0          0          0           0
 Issuance of
 options and
 warrants to
 purchase common
 stock...........        0          0          0           0
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $267,472........  200,000  2,447,528          0           0
 Accretion of
 preferred
 stock...........        0        308          0           0
 Net loss........        0          0          0           0
                   ------- ----------- --------- -----------
BALANCE, December
31, 1995.........  200,000  2,447,836          0           0
 Issuance of
 common stock,
 net of issuance
 costs of
 $43,065.........        0          0          0           0
 Issuance of
 prime common
 stock, net of
 issuance costs
 of $15,294......        0          0          0           0
 Issuance cost
 adjustment......        0     (5,124)         0           0
 Net loss........        0          0          0           0
                   ------- ----------- --------- -----------
BALANCE, December
31, 1996.........  200,000  2,442,712          0           0
 Issuance of
 common stock,
 net of issuance
 costs of
 $5,836..........        0          0          0           0
 Issuance of
 prime common
 stock...........        0          0          0           0
 Issuance of
 preferred stock,
 net of issuance
 costs of
 $479,239........        0          0  4,000,273  15,521,849
 Accretion of
 preferred
 stock...........        0     69,661          0           0
 Net loss........        0          0          0           0
                   ------- ----------- --------- -----------
BALANCE, June 30,
1997.............  200,000 $2,512,373  4,000,273 $15,521,849
                   ======= =========== ========= ===========

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                   COMMON STOCK
                             ------------------------
                                           ADDITIONAL             STOCKHOLDER'S
                                            PAID-IN   ACCUMULATED    EQUITY
                             SHARES AMOUNT  CAPITAL     DEFICIT     (DEFICIT)
                             ------ ------ ---------- ----------- -------------
BALANCE, Period of
 inception.................      0   $ 0      $  0     $       0    $       0
  Issuance of common
   stock...................  1,000    10       490             0          500
  Net loss.................      0     0         0       (63,294)     (63,294)
                             -----   ---      ----     ---------    ---------
BALANCE, December 31,
 1994......................  1,000    10       490       (63,294)     (62,794)
  Net loss.................      0     0         0      (364,276)    (364,276)
                             -----   ---      ----     ---------    ---------
BALANCE, October 31, 1995..  1,000   $10      $490     $(427,570)   $(427,070)
                             =====   ===      ====     =========    =========



 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

                              (SUCCESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              PERIOD FROM
                               INCEPTION        YEAR ENDED    SIX MONTHS    SIX MONTHS
                           (AUGUST 29, 1995    DECEMBER 31,      ENDED         ENDED
                         TO DECEMBER 31, 1995)     1996      JUNE 30, 1996 JUNE 30, 1997
                         --------------------- ------------  ------------- -------------
                                                              (UNAUDITED)
OPERATING ACTIVITIES:
 Net loss..............       $  (166,948)     $(2,883,626)   $  (613,356) $(13,773,111)
 Adjustments to recon-
  cile net loss to net
  cash provided by
  (used in) operating
  activities:
 Depreciation,
  amortization, and
  accretion............            13,577          161,236         47,245       353,634
 Write-down of assets..                 0          195,236              0       714,665
 Purchased research and
  development..........                 0                0              0    13,251,860
 Loss on disposal of
  fixed assets.........                 0                0              0        17,645
 Minority interest in
  net loss of
  subsidiary...........              (797)               0              0    (2,080,975)
 Changes in operating
  assets and
  liabilities:
  Accounts receivable,
   net.................            38,182          (64,611)       (83,672)   (2,303,374)
  Due from related
   physicians and
   physician
   organizations.......          (221,800)         221,800              0             0
  Prepaid expenses and
   other assets........           180,104          (93,682)       (44,097)     (846,982)
  Accounts payable and
   accrued expenses....           219,745          660,986       (340,135)      493,319
                              -----------      -----------    -----------  ------------
   Net cash provided by
    (used in) operating
    activities.........            62,063       (1,802,661)    (1,034,015)   (4,173,319)
                              ===========      ===========    ===========  ============
INVESTING ACTIVITIES:
 Purchases of busi-
  nesses and related
  intangibles..........        (1,325,787)        (127,345)             0   (12,811,432)
 Purchases of property
  and equipment........            (9,834)        (342,008)      (203,555)     (223,129)
                              -----------      -----------    -----------  ------------
   Net cash used in
    investing
    activities.........        (1,335,621)        (469,353)      (203,555)  (13,034,561)
                              -----------      -----------    -----------  ------------
FINANCING ACTIVITIES:
 Proceeds from issuance
  of redeemable
  preferred stock, net
  of issuance costs....         2,554,528                0              0     9,311,849
 Proceeds from issuance
  of common stock, net
  of issuance costs....         1,067,172        1,061,641        681,385     1,398,451
 Proceeds from issuance
  of stock purchase
  warrants.............           285,020                0              0             0
 Payments for loan
  issuance costs for
  credit facility......                 0         (277,099)             0             0
 Proceeds from issuance
  of long-term debt....           378,595                0              0     9,057,457
 Repayment of notes
  payable..............                 0         (363,375)      (363,375)      (15,320)
                              -----------      -----------    -----------  ------------
   Net cash provided by
    financing
    activities.........         4,285,315          421,167        318,010    19,752,437
                              -----------      -----------    -----------  ------------
NET CHANGE IN CASH AND
 CASH EQUIVALENTS......         3,011,757       (1,850,847)      (919,560)    2,544,557
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD...                 0        3,011,757      3,011,757     1,160,910
                              -----------      -----------    -----------  ------------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD................       $ 3,011,757      $ 1,160,910    $ 2,092,197  $  3,705,467
                              ===========      ===========    ===========  ============
SUPPLEMENTAL
 DISCLOSURES OF CASH
 FLOW INFORMATION:
 Cash paid for
  interest.............       $     6,870      $    15,872    $     6,412  $      3,029
                              ===========      ===========    ===========  ============
 Cash paid for income
  taxes................       $         0      $    16,500    $         0  $     13,720
                              ===========      ===========    ===========  ============
SUPPLEMENTAL
 DISCLOSURES OF NONCASH
 FINANCING AND
 INVESTING ACTIVITY:
 Carrying value of debt
  issued in connection
  with purchases of
  businesses (Note 2)..       $         0      $         0    $         0  $ 10,952,494
                              ===========      ===========    ===========  ============
 Common stock issued in
  connection with
  purchases of
  businesses (Note 2)..       $         0      $         0    $         0  $  4,280,192
                              -----------      -----------    -----------  ------------
 Preferred stock
  subscriptions issued
  (Note 6).............       $         0      $         0    $         0  $  6,210,000
                              ===========      ===========    ===========  ============

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 PERIOD FROM
                                                   YEAR ENDED  JANUARY 1, 1995
                                                  DECEMBER 31,        TO
                                                      1994     OCTOBER 31, 1995
                                                  ------------ ----------------
OPERATING ACTIVITIES:
  Net loss.......................................  $ (63,294)     $(364,276)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization................     58,266        106,584
    Changes in operating assets and liabilities:
      Accounts receivable, net...................   (160,949)      (310,138)
      Prepaid expenses and other assets..........   (657,683)      (133,495)
      Accounts payable and accrued expenses......    208,281        175,943
                                                   ---------      ---------
        Net cash used in operating activities....   (615,379)      (525,382)
                                                   ---------      ---------
INVESTING ACTIVITIES:
  Purchases of property and equipment............    (77,589)      (104,841)
                                                   ---------      ---------
        Net cash used in investing activities....    (77,589)      (104,841)
                                                   ---------      ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of common stock.........        500              0
  Borrowings under line of credit--parent compa-
   ny............................................    756,756        565,935
                                                   ---------      ---------
        Net cash provided by financing activi-
         ties....................................    757,256        565,935
                                                   ---------      ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS..........     64,288        (64,288)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERI-
 OD..............................................          0         64,288
                                                   ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......  $  64,288      $       0
                                                   =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMA-
 TION:
  Cash paid for interest.........................  $  24,033      $  86,487
                                                   =========      =========
  Cash paid for income taxes.....................  $       0      $       0
                                                   =========      =========

 The accompanying notes are an integral part of these consolidated statements.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           DECEMBER 31, 1995 AND DECEMBER 31, 1996 AND JUNE 30, 1997 (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1996 IS UNAUDITED)

1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  PHC Merger Corporation (the "Company") was incorporated on August 29, 1995 as a Delaware corporation. On November 3, 1995, the Company acquired, in a transaction accounted for as a purchase, all of the outstanding common stock of Physician Health Corporation (the "Predecessor Company"), a wholly owned subsidiary of Surgical Health Corporation, which was a wholly owned subsidiary of HealthSouth Corporation. The Predecessor Company commenced operations during 1994. Upon completion of the merger, the Company changed its name to Physician Health Corporation (the "Successor Company"). The Company is a physician management company focusing on the integration of managed care contracting, network development and administration, physician practice management and ancillary health care services development in selected markets. The Company provides these services to independent physician networks and Company sponsored physician networks and to physicians who affiliate with the Company through practice management or employment agreements. The Company currently provides services described above in the following geographical markets: Virginia, Georgia, Texas, Alabama, Tennessee, Florida, Missouri, and Arizona.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly owned and greater than 50%-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

 Minority Interests

  Minority interests represents the minority shareholders' proportionate share of the equity of two of the Company's subsidiaries purchased during the six months ended June 30, 1997. The Company owns 80% of the capital stock of these subsidiaries, and 20% is owned by minority interests.

  As of December 31, 1995 and 1996 and June 30, 1997, the minority interests are recorded at zero as cumulative losses applicable to minority interests exceeded the minority interests in the subsidiaries' capital. For the six months ended June 30, 1997, the minority interests' net loss was recorded at $2,080,975 and $497,608 of the net loss was absorbed by the Company.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Net Loss Per Common and Common Equivalent Share

  Net loss per common and common equivalent share is computed using the weighted average number of shares of common stock and dilutive common stock equivalent shares ("CSEs") from stock options using the treasury stock method. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common stock and CSEs issued at prices below the expected public offering price during the 12-month period prior to filing of the registration statement in connection with the Company's planned Offering have been included in the calculation as if they were outstanding for all periods presented prior to the Offering, regardless of whether they are dilutive.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

 New Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." SFAS No. 128 is designed to improve the earnings per share information provided in the financial statements by simplifying the existing computational guidelines, revising the disclosure requirements, and increasing the comparability of earnings per share data. SFAS No. 128 is effective for periods ending after December 15, 1997, including interim periods. The Company will adopt SFAS No. 128 for the fiscal and interim periods ending December 31, 1997. As of June 30, 1997, the disclosure requirements of SFAS No. 128 would not require a different presentation of earnings per share than currently presented due to the antidilutive effect of all common stock equivalents.

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires companies to disclose descriptive information about an entity's capital structure. It also requires disclosure of information about the liquidation preference of preferred stock and redeemable stock. SFAS No. 129 is effective for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 129 will require significant revision of prior disclosures.

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income." SFAS No. 130 is designed to improve the reporting of changes in equity from period to period. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 for fiscal 1998. Management does not expect SFAS No. 130 to have a significant impact on the Company's financial statements.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that an enterprise disclose certain information about operating segments. SFAS No. 131 is effective for financial statements for the Company's fiscal year ending December 31, 1998. The Company does not expect that SFAS No. 131 will require significant revision of prior disclosures.

 Interim Unaudited Financial Information

  The financial statements for the six months ended June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Prior Year Reclassifications

  Certain prior year and period amounts have been reclassified to conform with the current year presentation.

 Cash Equivalents

  The Company considers cash on deposit with financial institutions and all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Revenue

  The Company primarily generates management fee revenues from contracts for providing management services to physician practices, for organizing and managing capitated network contracts, and for providing administrative services such as accounting, billing, and collections. The Company also generates patient revenues through employed physicians.

  Revenue is recognized as services are performed. The Company had two practices that represented 35% of total revenues for the year ended December 31, 1996 and three practices that represented 63% of total revenues for the six months ended June 30, 1997.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

 Accounts Receivable and Allowance for Doubtful Accounts

  The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

 Industry Risks

  The health care industry is subject to numerous laws and regulations at all levels of government. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws could result in significant fines and penalties as well as significant payments for services previously billed. The Company is subject to similar regulatory reviews. A determination of liability under any such laws could have a material effect on the Company's financial position, results of operations, changes in stockholders' equity, and cash flows.

 Property and Equipment

  Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, which are as follows:

   Equipment............................................... Five years
   Furniture and fixtures.................................. Five to seven years
   Leasehold improvements.................................. Ten years

  Additions that extend the lives of the assets are capitalized, while repairs and maintenance costs are expensed as incurred. When property and equipment is retired, the cost of the property and equipment and the related accumulated depreciation or amortization are removed from the balance sheet and any resulting gain or loss is recorded.

 Intangible Assets

  The Company's acquisitions involve the purchase of tangible and intangible assets and the assumption of certain liabilities of the affiliated physician groups. The Company allocates the purchase price to the tangible assets acquired and liabilities assumed based on estimated fair market values. In connection with each acquisition, the Company enters into long-term service agreements with the affiliated physician groups. The service agreements are for terms of 40 years and cannot be terminated by either party without cause, primarily bankruptcy or material default. The service agreement intangible is being amortized using a straight-line method over an average life of 25 years.

  In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group with which a service agreement is entered into, including the number of physicians in each group, number of service sites, ability to recruit additional physicians, the group's relative market position, the length of time the group has been in existence, and the term and enforceability of the service agreement.

  The physician groups continually recruit physicians and, as appropriate and necessary, add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. Therefore, the Company believes that the physician groups with which it has service agreements are entities with indeterminable life.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  The Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board is evaluating certain matters relating to the physician practice management industry, including a review of accounting for businesses combinations. The Company is unable to predict the impact, if any, that the EITF conclusion may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions, and amortization lives assigned to intangible assets.

 Income Taxes

  The Company is a corporation subject to federal and state income taxes. Income taxes have been provided using the liability method in accordance with the Statement of financial accounting standards ("SFAS") No. 109, "Accounting for Income Taxes."

 Impairment of Long-Lived Assets

  On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization period, the carrying value of the asset is reduced to fair value. Among the factors that the Company will continually evaluate are unfavorable changes in each physician group's relative market share and local market competitive environment, current period and forecasted operations, cash flow levels of the physician group, and its impact on the management fee earned by the Company, and legal factors governing the practice of medicine. In 1996, the Company wrote off certain fixed assets for $195,236. In 1997, the Company wrote off certain fixed assets and intangible assets for $714,665.

2. ACQUISITIONS

  During the year ended December 31, 1996, the Company purchased the assets of one physician practice. During the six months ended June 30, 1997, the Company acquired certain assets and assumed certain liabilities of five physician practices located in Texas and Missouri. Total tangible assets acquired were $5,224,350 and total liabilities assumed were $1,990,493. To consummate these five 1997 acquisitions, the Company paid $11,810,000 in cash, issued debt in the aggregate amount of $10,952,494, and issued 2,199,217 shares of the Company's prime common stock. In addition, consideration was given in the form of a 20% interest in two newly formed subsidiaries. This 20% minority interest in the subsidiaries are convertible into 2,080,975 shares of common stock in the Company. The aggregate value of common and prime stock issued was $4,280,192. As a result of these acquisitions, the Company recorded goodwill of $10.5 million (after purchase of research and development), which is being amortized over 25 years. These acquisitions were accounted for as purchase transactions, and the acquired net assets and post acquisition operating results are included in the June 30, 1997 consolidated financial statements.

  In connection with the acquisition of a physician practice during the six months ended June 30, 1997, the Company allocated $13,251,860 to purchased research and development. Based on management's assessment of no alternative future benefit to the Company, this amount was charged against operations on the date of the acquisition.

  The following table presents unaudited consolidated selected financial data on a pro forma basis, assuming the purchase of one physician practice during the year ended December 31, 1996 and the purchases on the five physician practices during the six months ended June 30, 1997 occurred as of January 1, 1996 and January 1, 1997, excluding the effect of the write-down of assets (including purchased research and development) of $195,236 in 1996 and $13,966,525 in 1997. The unaudited consolidated pro forma results reflect certain

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES assumptions which are based on estimates. The unaudited consolidated pro forma results presented have been prepared for comparative purposes only and are not necessarily indicative of actual results that would have been achieved had the acquisitions occurred at the beginning of the periods presented or of future results.

                                                       YEAR ENDED   SIX MONTHS
                                                      DECEMBER 31,     ENDED
                                                          1996     JUNE 30, 1997
                                                      ------------ -------------
                                                             (UNAUDITED)
   Operating revenues................................ $30,465,026   $16,410,496
   Net income........................................     447,609       934,496
   Earnings per share................................         .06           .11

3. PROPERTY AND EQUIPMENT

  As of December 31, 1995 and 1996 and June 30, 1997 property and equipment are comprised of the following:

                                                  1995      1996        1997
                                                --------  ---------  ----------
   Equipment................................... $115,934   $362,824  $3,512,587
   Furniture...................................   27,795    134,391     461,434
   Leasehold improvements......................   11,732    471,885   1,728,849
   Construction in progress....................        0          0      91,325
                                                --------  ---------  ----------
                                                 155,461    969,100   5,794,195
   Less accumulated depreciation...............   (5,641)  (101,840)   (289,352)
                                                --------  ---------  ----------
   Net property and equipment.................. $149,820   $867,260  $5,504,843
                                                ========  =========  ==========

  During the period of inception (August 29, 1995) to December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997, the Company recorded $5,641, $106,796, and $204,497 in depreciation expense, respectively.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT

  At December 31, 1995 and 1996 and June 30, 1997, long-term debt consisted of the following:

                                                1995       1996       1997
                                              ---------  --------  -----------
   Convertible subordinated note to
    Metropolitan Plastic and Reconstructive
    Surgery, Ltd.; principal and interest at
    5% per annum due on demand or on
    November 26, 1999; note is convertible
    into common stock 90 days immediately
    following the effective date of a
    registration statement under the
    Securities Act of 1933..................  $       0  $500,000  $   500,000
   Equipment note...........................          0    75,808       75,808
   Note payable to Boatmen's First National
    Bank; note assumed in connection with
    the purchase of a physician practice....          0         0      164,763
   Promissory notes payable to shareholders
    of the Company; interest and principal
    due on demand...........................          0         0      300,000
   Promissory notes payable to officers and
    shareholders; bearing interest at 10%...    363,375         0            0
   Secured promissory note to DVI Business
    Credit Corporation; interest on unpaid
    principal balance due monthly at the
    publicly announced rate by Bank of
    America plus 2 1/2% per annum; all
    unpaid principal and interest due on
    July 1, 1999; secured by eligible
    accounts receivable of the Company......          0         0      862,459
   Noninterest-bearing promissory note for
    $6,210,000 to Metroplex
    Hematology/Oncology Associates, LLP; im-
    puted semiannual interest rate of 6.75%;
    principal and interest due on April 1,
    1998; ..................................          0         0    5,882,480
   Noninterest-bearing promissory note for
    $6,460,000 to Metroplex
    Hematology/Oncology Associates, LLP; im-
    puted semiannual interest rate of 7.36%
    principal and interest due in four an-
    nual installments, with final payment on
    April 1, 2002...........................          0         0    5,070,014
   Secured promissory notes to DVI Financial
    Services, Inc.; interest payable monthly
    at 12.25% per annum; principal and
    interest due on July 1, 2003; secured by
    certain equipment of the Company........          0         0    8,000,000
   Other....................................     15,220         0            0
                                              ---------  --------  -----------
   Total Debt...............................    378,595   575,808   20,855,524
   Less current maturities..................   (368,237)  (75,808)  (7,124,360)
                                              ---------  --------  -----------
   Long-term debt...........................  $  10,358  $500,000  $13,731,164
                                              =========  ========  ===========

  On December 31, 1996, the Company entered into a credit agreement with Nations Credit for working capital and acquisition financing. No draws were made on the credit arrangement during the six months ended June 30, 1997, and the credit arrangement was terminated. In connection with the termination of the credit agreement, the Company wrote off $691,191 of the remaining unamortized loan issuance costs during the six months ended June 30, 1997.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  Repayment of long-term debt as of June 30, 1997 is as follows:

   December 31:
     Six-months ended 1997.......................................... $   417,150
     Year ended 1998................................................   7,231,874
     Year ended 1999................................................   3,433,347
     Year ended 2000................................................   2,620,261
     Year ended 2001................................................   2,888,438
     Thereafter.....................................................   4,262,454
                                                                     -----------
       Total                                                         $20,855,524
                                                                     ===========

5. RELATED-PARTY TRANSACTIONS

  At December 31, 1995, the Company had outstanding notes payable to officers and shareholders totaling $363,375. The notes bear interest at 10%. The proceeds from these notes were used to repay a portion of the line of credit to Surgical Health Corporation. The notes payable were paid in full in January 1996. Interest paid to related parties was $5,874.

  The Company had an intercompany line of credit with Surgical Health Corporation prior to November 3, 1995 totaling $1,342,893. This line of credit was paid in full on November 3, 1995, with the proceeds from the issuance of shares of common stock and related party loans.

  The Company maintains management services agreements to provide services to and receive compensation from physicians that own stock in the Company or the Company's subsidiaries and physicians that are on the Company's board of directors. At June 30, 1997, the Company maintains four management service contracts that were initiated in connection with asset purchases in which the Company issued common stock as consideration (Note 2). For the year ended December 31, 1996 and the six months ended June 30, 1997, the Company recognized total management service fees from the contracts of approximately $62,000 and $2,200,000, respectively. The Company also recorded capitated contract fees of $80,000 between two of its subsidiaries, however, amounts eliminate in consolidation.

  The Company pays monthly consulting fees to affiliated investors and members of the board for consulting services received. For the six months ended June 30, 1997, the Company paid approximately $40,000 in consulting fees to affiliates.

  At June 30, 1997, the Company has two promissory notes due to shareholders of the Company. The total amount due to shareholders is $300,000.

  In connection with the exercise of stock options during 1997, the Company received a note in the amount of $442,781 from a stockholder of the Company.

6. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

 Class A Redeemable Convertible Preferred Stock

  During 1995, 200,000 shares of class A redeemable convertible preferred stock were issued to certain investors of the Company. At any time prior to December 29, 2005, each share of preferred stock is convertible into 9.6 common shares.

  The conversion rate of the Class A stock shall be adjusted in the event that the Company: (1) is liquidated on or prior to December 31, 1997, (2) attains certain levels of profitability, (3) issues common stock at a price

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES less than the conversion rate then in effect, (4) declares a stock dividend,
(5) declares a stock split, or (6) is recapitalized.

  The holders of Class A stock are entitled to dividends, if declared by the Company's board of directors, at a per share amount, if any, of any dividend declared for the common stock during the period. In addition, the stockholders are entitled to receive cumulative dividends of $1.50 per share (subject to adjustment for any stock splits) per annum. Such dividends begin accruing on December 31, 1996 and are payable annually thereafter beginning on December 31, 1997. No dividends have been declared or paid by the Company as of December 31, 1995 and 1996 and June 30, 1997. The Class A holders have a liquidation preference of $15 per share plus 12% per annum from the date of purchase.

  The 12% compounded annual rate of return shall be in lieu of, not in addition to, the dividends paid or payable by the Company. The Class A stock is senior to the common stock with respect to liquidation and dividends.

  After December 31, 2000, each share of Class A stock is redeemable at the request of the holders. The redemption price is equal to the greater of the $15 per share plus any declared and unpaid dividends or the fair market value of the Class A stock at the time of redemption. The Class A stock is required to be redeemed at this price if the Company sells 20% or more of the outstanding shares of capital stock of the Company, becomes insolvent, has a breach of warranty, or has an acceleration of debt in excess of $500,000. No shares have been redeemed as of December 31, 1995 and 1996 and June 30, 1997. At June 30, 1997, the Company recorded accretion of preferred stock of $69,661.

 Series B Redeemable Convertible Preferred Stock

  On June 16, 1997, the Company was authorized to issue 6,000,000 shares of Series B redeemable convertible preferred stock at $.01 par value in one or more series. This type of stock has been issued pursuant to a securities purchase agreement between the Company, Western Presidio Capital II, L.P., and certain other investors. Holders of Series B preferred stock are entitled to
(1) accrue a dividend in an amount equal to 20% per annum, compounded annually, on $4, beginning on the later of the original issue date or the date on which the purchase price for such shares was first released from the applicable purchase price escrow (holders will also receive a special contingent dividend upon the consummation of a liquidation event), (2) liquidation preference over holders of common and prime stock in the amount of $4 per share plus accrued and unpaid dividends, and (3) vote as a single class with the holders of common stock based on the number of shares of common stock into which the Series B preferred stock may be converted.

  Under mandatory redemption, Series B redeemable convertible preferred stock is redeemable at a price equal to $4 per share, plus accrued and unpaid dividends. Mandatory redemption will commence in March 2003.

  Each share of Series B convertible preferred stock is convertible at the option of the holder at any time into the number of shares of the common stock of the Company obtained by dividing $4 by the then effective conversion price of the Series B preferred stock. Provided that a liquidity event has not occurred prior to May 1, 2002, the conversion price will be $4 per share, and after May 1, 2002, the conversion price will be $3 per share. Automatic conversion will occur upon the closing of a liquidity event (including an initial public offering).

  The conversion rate of the Series B stock shall be adjusted in the event (1) the Company issues additional shares of common stock at a price that is less than the applicable conversion price in effect on the date of, and immediately prior to, such issue, (2) stock is issued as a dividend, (3) stock is subdivided, or (4) the outstanding shares of common stock are combined or consolidated into a lesser number of shares of common stock.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  During the six-month period ended June 30, 1997, the Company issued 2,447,772 shares of Series B redeemable convertible preferred stock to venture capitalists in order to receive funding for current and future acquisitions. The Company has recorded subscription receivables of $6,210,000 in relation to the issuance of an additional 1,552,501 shares that will be released to the venture capitalists upon payment of the subscription receivable.

 Common Stock

  On October 6, 1995, 2,250,000 shares of common stock were issued to certain employees at a price of $.0025 per share of which 1,125,000 shares were vested immediately. Subject to each stockholder maintaining full-time employment, the unvested shares of common stock shall vest ratably over future periods. The shares of the unvested stock have been placed in escrow. The holders of these unvested shares have full voting rights through the escrow agent. All of the common stock shall vest immediately in the event the Company: (1) achieves a certain minimum market value and is merged with another company; (2) consummates an initial public offering with a certain minimum level of proceeds; or (3) is merged, consolidated, or reorganized resulting in a change of control of the Company. These shares are subject to certain transfer restrictions and may be forfeited if an employee leaves the Company for reasons other than retirement, disability or death, absent a change in control of the Company.

  Through a private placement offering which closed on November 3, 1995, an additional 1,100,000 shares of common stock were issued at a price of $1.00 per share.

  On February 26, 1996, the Company sold 360,000 shares of common stock at $2 per share and issued a warrant to acquire an additional 266,000 shares at $.0025 per share on or before January 31, 2001. On November 26, 1996, the Company sold 100,000 shares at $4 per share to a related party with whom the Company has a management agreement.

  During the six-month period ending June 30, 1997, the Company issued 383,750 shares to various shareholders for cash of $1,370,598 and for the final settlement to Nations Credit in the amount of $160,000 in connection with the termination of the credit agreement.

 Prime Common Stock

  The Company has been authorized to issue 20 million shares of prime common stock with a par value of $.0025 per share. Holders of prime common stock are entitled to the following: (1) the right to receive one-tenth of one vote with respect to any matters voted upon by the stockholders of the Company, (2) the right to receive dividends when declared by the Board of Directors of the Company, provided that the per share amount is at least equal to the per share amount declared for common stockholders, and (3) the right to receive a pro rata share of distributions upon a "distribution event" by the Company after payment of outstanding debt and other obligations. The fair market value of prime common stock is determined quarterly by outside appraisers. Outstanding shares of prime common stock will convert to common stock upon the Company's completion of a public offering in which the sale of common stock results in net proceeds of $20 million or more.

  On November 26, 1996, the Company issued 125,000 shares of prime common stock at $1 per share in connection with the acquisition of the assets of Metropolitan Plastic and Reconstructive Surgery, Ltd.

  During the six months ended June 30, 1997, the Company issued 2,199,217 shares of prime common stock in connection with the purchase of three physician practices (Note 2). The Company also issued 529,148 shares related to exercisement of stock options. The consideration for this exercisement was in the form of cash and issuance of notes receivable.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

 Employee Stock Option Plans and Investor Warrants

  The Company has nonqualified and incentive stock option plans to provide key employees and directors and consultants of the Company with an increased incentive to work for the success of the Company. The Company also issues investor warrants to investors of the Company. The option price for all stock options and warrants is usually the market value at the date of grants and thus, the plans are generally noncompensatory. The options and warrants expire ten years after the dates of their respective grants.

  The Company accounts for the stock options and warrants under APB Opinion No. 25, which requires compensation costs to be recognized only when the option price differs from the market price at the grant date. FASB Statement No. 123 allows a company to follow APB Opinion No. 25 with an additional disclosure that shows what the Company's pro forma net loss would have been using the compensation model under FASB Statement No. 23. The pro forma loss for the year ended December 31, 1996 and the six-month period ended June 30, 1997 was $3,605,446 and $14,964,931, respectively. The Company used the minimum value method to estimate the fair values of options and warrants for the pro forma determination. For purposes of the minimum value method, the Company used U.S. Treasury strip rates for its risk-free rates, assumed no volatility or future dividends, and assumed the expected lives of the options and warrants through the applicable expiration dates.

  The Company reserved a total of 12,813,623 shares of common stock for issuance to holders of employee stock options and investor warrants.

  Stock option activity from inception date, August 29, 1995 to June 30, 1997 is summarized as follows:


                                                           NUMBER      OPTION
                                                          OF SHARES     PRICE
                                                          ---------  -----------
   Outstanding at August 29, 1995........................         0           $0
     Granted.............................................   185,000  $0.20-$1.00
                                                          ---------  -----------
   Outstanding at December 31, 1995......................   185,000  $0.20-$1.00
     Granted............................................. 1,830,500  $1.00-$4.00
                                                          ---------  -----------
   Outstanding at December 31, 1996...................... 2,015,500  $0.20-$4.00
     Granted............................................. 1,300,197  $1.10-$5.25
     Exercised ..........................................  (529,148)       $1.15
     Canceled............................................  (100,000)       $4.00
                                                          ---------
   Outstanding at June 30, 1997.......................... 2,686,549  $0.50-$5.25
                                                          =========
   Exercisable at June 30, 1997..........................   224,000  $0.50-$4.00
                                                          =========

  During the six months ended June 30, 1997, the Company issued 865,924 warrants to investors of the Company and 566,000 warrants were canceled. Total outstanding warrants at December 31, 1996 and June 30, 1997 is 756,000 and 1,055,924, respectively. An additional 155,249 warrants will be released to the venture capitalists upon payment of the $6,210,000 subscription receivable (Note 6).

7. INCOME TAXES

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and unused tax operating loss carryforwards.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows at December 31, 1995 and 1996 and June 30, 1997:

                                               1995       1996         1997
                                             --------  -----------  -----------
   Deferred tax assets:
     Net operating losses................... $ 20,418  $ 1,196,565  $ 6,840,254
     Other, net.............................   38,535      (50,069)    (463,112)
                                             --------  -----------  -----------
       Total net deferred tax assets........   58,953    1,146,496    6,377,142
   Valuation allowance......................  (58,953)  (1,146,496)  (6,377,142)
                                             --------  -----------  -----------
   Net deferred tax assets.................. $      0  $         0  $         0
                                             ========  ===========  ===========

  Based on uncertainties associated with the future realization of the deferred tax assets, the Company established a valuation allowance of $58,953 and $1,146,496, at December 31, 1995 and 1996 and $6,377,142 at June 30, 1997,
respectively.

  A reconciliation from the statutory federal income tax rate to the income tax expense is as follows:

                            PREDECESSOR COMPANY               SUCCESSOR COMPANY
                          ------------------------ ----------------------------------------
                                       JANUARY 1,  AUGUST 29, 1995
                           YEAR ENDED    1995 TO         TO         YEAR ENDED
                          DECEMBER 31, OCTOBER 31,  DECEMBER 31,   DECEMBER 31, SIX MONTHS
                              1994        1995          1995           1996     ENDED 1997
                          ------------ ----------- --------------- ------------ -----------
Federal tax at statutory
 rate...................    $(21,520)   $(123,854)    $(56,762)     $(974,823)  $(4,682,858)
State income taxes, net
 of federal tax
 benefit................      (2,532)     (14,571)      (6,678)      (114,685)     (550,923)
Other...................           0            0        4,487         18,415        16,855
Change in valuation
 allowance..............      24,052      138,425       58,953      1,087,593     5,230,646
                            --------    ---------     --------      ---------   -----------
Income tax expense......    $      0    $       0     $      0      $  16,500   $    13,720
                            ========    =========     ========      =========   ===========

  At June 30, 1997, the Company had net operating loss carryforwards of approximately $18 million which will begin to expire in the year 2010.

8. CONTINGENCIES

  The Company and its affiliated physician groups are insured with respect to medical malpractice risks on a claims-made basis. Management is not aware of any claims against the Company or its affiliated physician groups which might have a material impact on the Company's consolidated financial position.

  Under the terms of a management service agreement to provide medical service to a managed care organization in Central Florida, the Company, through a 51%- owned subsidiary, is required to place $250,000 in escrow after a minimum number of members are assigned to the Company for medical care. The escrow fund is to be used to fund quarterly losses, if any, for the provision of medical care. The Company currently has $50,000 in escrow, as the minimum number of participants has not been obtained. Losses beyond the amount placed in escrow are the responsibility of the managed care organization. If a quarterly profit exists for two consecutive quarterly periods, any amounts remaining in escrow are paid to the Company. The agreement does not require amounts withdrawn from escrow to be replenished.

                 PHYSICIAN HEALTH CORPORATION AND SUBSIDIARIES

9. COMMITMENTS

  The Company leases office space and certain equipment under operating lease agreements which expire at various years through 2002. Operating leases may be renewed for periods ranging from three to five years. At June 30, 1997, minimum annual rental commitments under capital leases and noncancellable operating leases with terms in excess of one year are as follows:

   December 31:
     1997............................................................ $1,024,881
     1998............................................................  1,931,411
     1999............................................................  1,507,731
     2000............................................................  1,315,249
     2001 and thereafter.............................................  4,141,817
                                                                      ----------
       Total......................................................... $9,921,089
                                                                      ==========

  Rent expense related to operating leases amounted to $43,490, $192,676, $37,662, $447,794, and $347,844 for the year ended December 31, 1994, for the period from January 1, 1995 to October 31, 1995, the period from inception (August 29, 1995) to December 31, 1995, the year ended December 31, 1996, and the six months ended June 30, 1997, respectively.

10. SUBSEQUENT EVENTS

  Since June 30, 1997, the Company purchased five physician practices located in Missouri, Arizona, and Georgia. The total purchase price for the acquisitions was approximately $43.8 million, which was paid for through the issuance of common stock, debt, and payment of cash.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Partners
Metroplex Hematology/Oncology Associates, L.L.P.

  We have audited the accompanying balance sheets of Metroplex Hematology/Oncology Associates, L.L.P. (the Partnership) as of December 31, 1995 and 1996, and the related statements of income and changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metroplex
Hematology/Oncology Associates, L.L.P. at December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Dallas, Texas
April 9, 1997

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................ $   159,468 $    32,721
  Accounts receivable, net of allowance for doubtful
   accounts and contractual adjustments of $1,602,512
   in 1995 and $2,242,429 in 1996......................   3,446,421   5,205,867
  Due from related party...............................      79,855     101,574
  Prepaid expenses and other...........................     359,207     592,814
                                                        ----------- -----------
    Total current assets...............................   4,044,951   5,932,976
PROPERTY AND EQUIPMENT, NET............................   4,266,967   3,449,698
OTHER ASSETS...........................................     218,875      10,000
                                                        ----------- -----------
    Total assets....................................... $ 8,530,793 $ 9,392,674
                                                        =========== ===========
           LIABILITIES AND PARTNER'S CAPITAL
CURRENT LIABILITIES:
  Accounts payable.....................................   $ 640,987 $ 1,206,294
  Accrued expenses:
    Professional liability.............................     469,470     344,250
    Group health.......................................     226,529     225,729
    Other..............................................     290,204     486,605
  Patient refunds payable..............................     401,674     628,289
  Current portion of obligation to former partner......     110,916     110,916
  Current portion of long-term debt....................   1,088,546   1,007,366
                                                        ----------- -----------
    Total current liabilities..........................   3,228,326   4,009,449
LONG-TERM DEBT, LESS CURRENT PORTION...................   1,972,896     966,063
LONG-TERM OBLIGATION TO FORMER PARTNER, LESS CURRENT
 PORTION...............................................     250,691     139,764
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL......................................   3,078,880   4,277,398
                                                        ----------- -----------
    Total liabilities and partners' capital............ $ 8,530,793 $ 9,392,674
                                                        =========== ===========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

             STATEMENTS OF INCOME AND CHANGES IN PARTNERS' CAPITAL

                                                       YEAR ENDED DECEMBER 31
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
REVENUES:
  Medical fees........................................ $21,100,040  $23,296,897
  Interest income and other...........................     184,698      141,858
                                                       -----------  -----------
    Total revenues....................................  21,284,738   23,438,755
EXPENSES:
  Salaries and benefits...............................   7,883,595    8,283,100
  Medical supplies and drugs..........................   5,114,932    5,905,328
  Rent................................................   1,305,057    1,361,150
  Occupancy...........................................   1,082,205    1,203,625
  Provision for doubtful accounts.....................     225,070      380,030
  Purchased services..................................     401,482      627,406
  Depreciation and amortization.......................   1,096,267    1,008,758
  Interest............................................     276,977      209,914
  Other...............................................   2,097,854    1,810,926
                                                       -----------  -----------
    Total expenses....................................  19,483,439   20,790,237
                                                       -----------  -----------
NET INCOME............................................   1,801,299    2,648,518
PARTNERS' CAPITAL AT BEGINNING OF YEAR................   2,727,581    3,078,880
DISTRIBUTIONS TO PARTNERS.............................  (1,450,000)  (1,450,000)
                                                       -----------  -----------
PARTNERS' CAPITAL AT END OF YEAR...................... $ 3,078,880  $ 4,277,398
                                                       ===========  ===========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

                            STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31
                                                      ------------------------
                                                         1995         1996
                                                      -----------  -----------
OPERATING ACTIVITIES
  Net income......................................... $ 1,801,299  $ 2,648,518
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization....................   1,096,267    1,008,758
    Changes in operating assets and liabilities:
      Accounts receivable, net.......................    (715,196)  (1,759,446)
      Prepaid expenses, due from related party, and
       other assets..................................     149,331      (46,451)
      Accounts payable, accrued liabilities and
       patient refunds payable.......................     302,917      862,303
                                                      -----------  -----------
        Net cash provided by operating activities....   2,634,618    2,713,682
INVESTING ACTIVITIES
  Capital expenditures...............................  (1,050,346)    (191,489)
                                                      -----------  -----------
        Net cash used in investing activities........  (1,050,346)    (191,489)
FINANCING ACTIVITIES
  Proceeds from notes payable........................     660,353          --
  Payments on notes payable..........................    (990,315)  (1,088,013)
  Distributions to partners..........................  (1,450,000)  (1,450,000)
  Payments on obligation to former partner...........    (110,393)    (110,927)
                                                      -----------  -----------
        Net cash used in financing activities........  (1,890,355)  (2,648,940)
                                                      -----------  -----------
  Net decrease in cash and cash equivalents..........    (306,083)    (126,747)
  Cash and cash equivalents at beginning of year.....     465,551      159,468
                                                      -----------  -----------
  Cash and cash equivalents at end of year........... $   159,468  $    32,721
                                                      ===========  ===========


                            See accompanying notes.

                METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES L.L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1996

1. ORGANIZATION

  Metroplex Hematology/Oncology Associates, L.L.P. (the Partnership) is a Texas limited liability partnership formed in January 1980. The Partnership operates and manages a medical practice in Arlington, Texas, specializing in internal medicine, hematology, oncology, diagnostic radiology and radiotherapy, and provides related laboratory and clinical services.

  The Partnership has a term until December 31, 2050 or until a terminating event (as defined) occurs. The formation as a limited liability partnership during 1994 allows for a limitation to the partners on their exposure to professional liability claims.

2. ACCOUNTING POLICIES

 Partnership Basis of Presentation

  The financial statements include only those assets, liabilities and results of operations that relate to the business of the Partnership. The statements do not include assets, liabilities or results of operations attributable to the partners' individual activities.

 Income Taxes

  Income taxes are an obligation of the partners and, accordingly, are not provided for in the financial statements. The partners include their proportionate shares of Partnership net income or loss in their individual income tax returns.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation and amortization of assets owned or under capital leases are computed using straight-line and accelerated methods over estimated useful lives ranging from 5 to 31 years.

 Cash and Cash Equivalents

  Cash equivalents are highly liquid money market instruments with original maturities of less than 90 days.

 Concentration of Credit Risk

  Cash and cash equivalents used in operations consist primarily of cash in financial institutions in checking and money market accounts and investments in short-term money market mutual funds.

  Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The Partnership performs ongoing credit evaluations of its payors and maintains allowances for potential credit losses.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from these estimates and assumptions. The primary areas of estimation affecting the accompanying financial statements include the determination of the allowance for doubtful accounts, contractual adjustments and the liability for medical malpractice risks.

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

 Health Insurance Program Reimbursement

  The Partnership operates and manages a medical practice in Arlington, Texas. Revenues from the Medicare and Medicaid programs combined accounted for approximately 22% of the Partnership's net medical fees for the years ended December 31, 1995 and 1996. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Partnership believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquires have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

 Revenue Recognition

  Patient revenues are recognized net of contractual adjustments related to third-party payors and the Medicare and Medicaid programs. The amount paid by the third-party payors is dependent upon the benefit included in the patient's policy or amounts contractually established between the Partnership and the third-party payors.

3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                           1995        1996
                                                        ----------- -----------
   Furniture and fixtures.............................. $ 1,298,966 $ 1,314,003
   Leasehold improvements..............................   1,328,889   1,356,895
   Computer equipment..................................     910,757     965,988
   Medical equipment...................................   9,757,840   9,812,402
   Automobiles.........................................     145,908     184,561
                                                        ----------- -----------
                                                         13,442,360  13,633,849
   Less accumulated depreciation and amortization......   9,175,393  10,184,151
                                                        ----------- -----------
                                                        $ 4,266,967 $ 3,449,698
                                                        =========== ===========

4. LONG-TERM DEBT

  Long-term debt consists of the following at December 31:

                                                             1995      1996
                                                           --------- ---------
   Note payable to a financial institution, secured by
    medical equipment, bearing interest at 2.5% over the
    U.S. Treasury rate (7.97% at December 31, 1996),
    payable in monthly installments to November 1999.....  $ 755,534 $ 583,937
   Notes payable to a bank secured by accounts receivable
    and medical equipment, bearing interest at prime
    (8.25% at December 31, 1996), payable in monthly in-
    stallments of $48,000 plus interest to December
    1998.................................................  1,664,609 1,078,109

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

                                                             1995       1996
                                                          ---------- ----------
   Note payable to a bank, secured by medical equipment,
    bearing interest at prime (8.25% at December 31,
    1996), payable in monthly installments of $15,000
    plus interest to January 1998........................  $ 360,000 $  195,000
   Note payable to a bank, secured by medical equipment,
    bearing interest at prime (8.25% at December 31,
    1996), payable in monthly installments of $5,516 plus
    interest to September 1998...........................    189,583    116,383
   Notes payable to partners, unsecured..................     91,716        --
                                                          ---------- ----------
                                                           3,061,442  1,973,429
   Less current portion of long-term debt................  1,088,546  1,007,366
                                                          ---------- ----------
                                                          $1,972,896 $  966,063
                                                          ========== ==========

  The Partnership maintains a $250,000 revolving line of credit. There were no borrowings outstanding at December 31, 1995 or 1996. Additionally, the note agreements contain certain restrictive covenants that require the Partnership to maintain minimum net worth, as defined in the note agreements, of $1,500,000.

  The Partnership's debt approximates fair value based on current incremental borrowing rates for similar types of borrowing arrangements.

  Maturities of long-term debt for the three years succeeding December 31, 1996, are as follows:

   1997.............................................................. $1,007,366
   1998..............................................................    767,767
   1999..............................................................    198,296
   Thereafter........................................................        --
                                                                      ----------
                                                                      $1,973,429
                                                                      ==========

  All property and equipment and accounts receivable at December 31, 1995 and 1996 have been pledged as security under long-term debt and capital lease obligations.

  The Partnership is contingently liable for certain debt of a related partnership (see Note 7).

  Cash paid for interest was approximately $276,000 in 1995 and $214,000 in 1996.

5. OPERATING LEASES

  The Partnership leases office space and equipment under operating leases expiring at various dates through 2004. Some of the office space lease agreements include an escalation clause based on increases in the U.S. Consumer Price Index (CPI). Such possible increases are not considered in computing future minimum lease payments.

  Future minimum annual rental payments under noncancelable operating leases are as follows at December 31, 1996:

   1997.............................................................. $1,357,624
   1998..............................................................  1,283,955
   1999..............................................................  1,124,959
   2000..............................................................  1,085,436
   2001..............................................................  1,056,000
   Thereafter........................................................  3,168,000
                                                                      ----------
                                                                      $9,075,974
                                                                      ==========

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

6. RELATED PARTY TRANSACTIONS

  The partners, individually, have invested in certain ventures outside of the Partnership and are guarantors of the debt of such ventures.

  The partners are also partners of R-M Medical Plaza I, L.P. (RM-I) and certain partners are partners of R-M Medical Plaza II, L.P. (RM-II), which are real estate partnerships whose sole purpose is to purchase and operate medical office buildings. Included in rent expense is rent of $1,056,000 for 1995 and 1996 related to RM-I and $185,000 for 1995 and $202,000 for 1996 relating to RM-II.

  During the year, the Partnership advanced funds on behalf of RM-II. Amounts owed the Partnership by RM-II were approximately $80,000 as of December 31, 1995 and $102,000 as of December 31, 1996.

7. COMMITMENTS AND CONTINGENCIES

  The partnership agreement provides that partners terminating after December 31, 1995 with ten or more years of service to the Partnership will receive an additional payment. The additional payment is determined by multiplying the partner's interest in the Partnership by the profits of the Partnership for the fiscal year preceding the terminating event and this amount is payable over 60 months. At December 31, 1996, two of the seven partners were eligible for this additional payment in the amount of $1,447,887. This amount is not accrued in the financial statements and is unfunded.

  During 1994, a partner retired from the practice and the Partnership obligated itself to pay him $555,000 for consulting services to be performed. The obligation bears no interest and is payable ratably over the next five years regardless of when consulting services are requested by the Partnership. Of the obligation, $304,000 has been paid through December 31, 1996. The related asset has been amortized in full as of December 31, 1996.

  An RM-II loan from a bank is secured by guarantees of certain partners and of the Partnership who are each jointly and severally liable for the balance of the loan ($1,791,410 at December 31, 1996). Additionally, the Partnership has agreed to certain covenants in the loan agreement that, among other things, require the maintenance of certain financial ratios, restrict the issuance of new debt, limit the amount of future investments, and restrict the amount of distributions to the partners.

8. EMPLOYEE BENEFIT PLAN

  The Partnership participates in a defined contribution plan, established in May 1989. Employees who have completed one year of service and attained the age of 21 are eligible to participate. Participants contribute a voluntary amount that is matched by the Partnership at 50% of the employee's contribution, up to 5% of the employee's salary. Participants are fully vested in their voluntary contributions. Participants vest in the Partnership's contributions 20% upon completion of two years of vesting service and 20% for each of the next four years. The Partnership contributed to the plan approximately $91,000 in 1995 and $98,000 in 1996, which amounts are included in salaries and benefits in the accompanying statements of income.

9. LITIGATION

  In the ordinary course of business, the partners and or the Partnership are sometimes named as defendants in various legal proceedings although there are no current matters pending. The results of litigation cannot be predicted with certainty; however, the Partnership maintains claims-made insurance coverage and historically litigation, when it arises, will be adequately covered by insurance and will not have a material adverse effect on the Partnership's financial statements.

               METROPLEX HEMATOLOGY/ONCOLOGY ASSOCIATES, L.L.P.

10. AGREEMENT TO SELL CERTAIN ASSETS

  Subsequent to December 31, 1996, the Partnership formally entered into an agreement to sell certain assets of the Partnership, as well as, an agreement whereby an independent company will manage the physicians' medical practice. The agreements are contingent upon the closing of the transaction, which is expected to include cash, notes and stock in the newly created company. The Partnership is expected to continue operations after the transaction.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Greater Cincinnati Gastroenterology Associates, Inc.:

  We have audited the accompanying balance sheet of GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC. (an Ohio corporation) as of December 31, 1996 and the related statements of operations, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greater Cincinnati Gastroenterology Associates, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Cincinnati, Ohio
October 13, 1997

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                                 BALANCE SHEETS
                      DECEMBER 31, 1996 AND JUNE 30, 1997

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
                        ------
CURRENT ASSETS:
  Cash and cash equivalents...........................  $    9,901  $   60,937
  Accounts receivable, less allowance for
   uncollectible accounts of $100,000 and $95,000 at
   December 31, 1996 and June 30, 1997, respectively..     986,258   1,043,545
  Prepaid expenses and other..........................       2,546     127,670
                                                        ----------  ----------
    Total current assets..............................     998,705   1,232,152
DEFERRED TAXES........................................       6,724           0
PROPERTY AND EQUIPMENT, net (Note 3)..................     138,010     135,904
                                                        ----------  ----------
    Total assets......................................  $1,143,439  $1,368,056
                                                        ==========  ==========
            LIABILITIES AND OWNERS' EQUITY
            ------------------------------
CURRENT LIABILITIES:
  Accounts payable....................................  $   83,220  $   41,974
  Accrued compensation................................      66,834      47,623
  Other accrued liabilities...........................      78,476     192,152
  Deferred taxes......................................     317,671     378,633
                                                        ----------  ----------
    Total current liabilities.........................     546,201     660,382
                                                        ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
OWNERS' EQUITY (Note 2):
  Common stock, no par value; 500 shares authorized,
   430 shares issued and outstanding at December 31,
   1996 and June 30, 1997.............................       3,225       3,225
  Additional paid in capital..........................       7,203       7,203
  Retained earnings...................................     586,810     697,246
                                                        ----------  ----------
    Total owners' equity..............................     597,238     707,674
                                                        ----------  ----------
    Total liabilities and owners' equity..............  $1,143,439  $1,368,056
                                                        ==========  ==========


      The accompanying notes are an integral part of these balance sheets.

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                  THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                            DECEMBER 31,  JUNE 30,    JUNE 30,
                                                1996        1996        1997
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
NET PATIENT SERVICE REVENUES...............  $6,097,350  $3,255,934  $2,966,074
                                             ----------  ----------  ----------
OPERATING EXPENSES:
  Salaries, wages, and benefits............     754,139     357,225     361,576
  Compensation to owner physicians.........   4,230,815   1,749,975   1,749,271
  General and administrative expenses......   1,038,713     596,232     646,662
  Bad debt expense.........................      50,055      25,300      25,500
  Depreciation.............................      24,749      12,391      12,127
                                             ----------  ----------  ----------
                                              6,098,471   2,741,123   2,795,136
                                             ----------  ----------  ----------
(LOSS) INCOME FROM OPERATIONS..............      (1,121)    514,811     170,938
OTHER INCOME, net..........................      26,055      11,576       7,184
                                             ----------  ----------  ----------
INCOME BEFORE INCOME TAXES.................      24,934     526,387     178,122
PROVISION FOR INCOME TAXES.................       9,475     200,027      67,686
                                             ----------  ----------  ----------
NET INCOME.................................  $   15,459  $  326,360  $  110,436
                                             ==========  ==========  ==========



        The accompanying notes are an integral part of these statements.

              GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                          STATEMENTS OF OWNERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                       THE SIX MONTHS ENDED JUNE 30, 1997

                           COMMON STOCK
                           ------------- ADDITIONALPAID IN RETAINED
                           SHARES AMOUNT      CAPITAL      EARNINGS   TOTAL
                           ------ ------ ----------------- --------  --------
BALANCE, December 31,
 1995.....................  430   $3,225      $7,203       $577,351  $587,779
  Net income..............    0        0           0         15,459    15,459
  Dividends...............    0        0           0         (6,000)   (6,000)
                            ---   ------      ------       --------  --------
BALANCE, December 31,
 1996.....................  430    3,225       7,203        586,810   597,238
  Net income (unaudited)..    0        0           0        110,436   110,436
                            ---   ------      ------       --------  --------
BALANCE, June 30, 1997
 (unaudited)..............  430   $3,225      $7,203       $697,246  $707,674
                            ===   ======      ======       ========  ========




        The accompanying notes are an integral part of these statements.

                      GREATER CINCINNATI GASTROENTEROLOGY
                                ASSOCIATES, INC,

                            STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1996 AND
                                      1997

                                          DECEMBER 31,
                                              1996     JUNE 30,1996 JUNE 30,1997
                                          ------------ ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................   $  15,459    $ 326,360    $ 110,436
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities:
    Depreciation........................      24,749       12,391       12,127
    Bad debt expense....................      50,055       25,300       25,500
    Changes in assets and liabilities:
      Accounts receivable...............    (142,467)    (129,049)     (82,787)
      Prepaid expenses and other........       9,348     (105,514)    (125,124)
      Accounts payable..................        (227)     (52,768)     (41,246)
      Accrued liabilities...............       9,807      (62,100)      94,465
      Deferred taxes....................       9,475      200,027       67,686
                                           ---------    ---------    ---------
        Total adjustments...............     (39,260)    (111,713)     (49,379)
                                           ---------    ---------    ---------
        Net cash (used in) provided by
         operating activities...........     (23,801)     214,647       61,057
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment,
   net..................................     (50,127)     (20,305)     (10,021)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid........................      (6,000)           0            0
                                           ---------    ---------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS............................     (79,928)     194,342       51,036
CASH AND CASH EQUIVALENTS, beginning of
 period.................................      89,829       89,829        9,901
                                           ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, end of
 period.................................   $   9,901    $ 284,171    $  60,937
                                           =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid during the period for
   interest.............................   $      79    $       0    $       0
                                           =========    =========    =========

        The accompanying notes are an integral part of these statements.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                 (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Greater Cincinnati Gastroenterology Associates, Inc., an Ohio corporation, (the "Company") was incorporated in 1968. The Company currently employs nine physicians and over 30 employees. The physicians specialize in the diagnosis and treatment of diseases of the digestive system. There are currently twelve office locations throughout the Greater Cincinnati area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Accounts Receivable

  Accounts receivable principally represents receivable from patients and third-party payers for medical services provided by physician-owners and employees. Such amounts are recorded net of estimated contractual allowances. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for tax purposes.

  The useful lives of property and equipment are as follows:

   Equipment................................................. Five years
   Furniture and fixtures.................................... Seven years
   Leasehold improvements.................................... Life of the lease

  Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by physician-owners, additional paid-in capital, and retained earnings of the Company. Various types of agreements exist among the owners which call for the transfer of a physician's ownership interest to the continuing owners in the case of certain events such as the owner's retirement or death.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

 Concentration of Credit Risk

  The Company extends credit to patients covered by governmental programs such as Medicare and Medicaid and by private insurers. The Company manages credit risks with the various public and private insurance providers as appropriate. Allowances for doubtful accounts have been made for potential losses where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 1996 consists of the following:

   Leasehold improvements............................................. $ 17,345
   Equipment..........................................................   13,529
   Furniture and fixtures.............................................  174,386
                                                                       --------
                                                                        205,260
   Less accumulated depreciation......................................  (67,250)
                                                                       --------
                                                                       $138,010
                                                                       ========

4. INCOME TAXES

  The provision for income taxes are based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at December 31, 1996:

   Accounts receivable, net......................................... $(374,778)
   Depreciation.....................................................   (16,040)
   Accounts payable.................................................    31,710
   Other accrued liabilities........................................    25,397
   Net operating loss carryforwards.................................    22,764
                                                                     ---------
   Net deferred tax liability....................................... $(310,947)
                                                                     =========

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

  As reported on the balance sheet as of December 31, 1996:

   Current deferred tax liability................................... $(317,671)
   Noncurrent deferred tax asset....................................     6,724
                                                                     ---------
                                                                     $(310,947)
                                                                     =========

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate for the year ended December 31, 1996 is as follows:

   Provision at statuatory rate..................................... $   8,478
   State income taxes, net of federal benefit.......................       997
                                                                     ---------
   Provision for income taxes....................................... $   9,475
                                                                     =========

5. EMPLOYEE BENEFIT PLAN

  The Company sponsors a qualified profit-sharing plan for eligible employees. Contributions to the plan, which are made at the discretion of the board of directors, aggregated approximately $248,000 for the year ended December 31, 1996.

6. COMMITMENTS AND CONTINGENCIES

 Lease Obligations

  The Company leases facilities under operating leases which expire at various dates through 2006. Future minimum lease payments under these operating leases are as follows:

   1997............................................................. $ 143,316
   1998.............................................................   131,856
   1999.............................................................   131,856
   2000.............................................................   131,856
   2001.............................................................   117,856
   Thereafter.......................................................   494,340

  Lease expense for the year ended December 31, 1996 totaled approximately $152,000.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims-made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain management personnel and physician employees are covered by employment agreements that may be terminated at any time in accordance with the terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

             GREATER CINCINNATI GASTROENTEROLOGY ASSOCIATES, INC.

7. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and third-party claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

8. RELATED-PARTY TRANSACTIONS

  For the year ended December 31, 1996, the Company expensed approximately $150,500 in rent and maintenance for one of its locations in Cincinnati which is owned by certain physician-owners.

  The Company provides medical treatment of endoscopic patients for a clinical research company owned by certain physician-owners. For the year ended December 31, 1996, the Company recognized approximately $64,000 in fee income and was reimbursed for approximately $208,000 in shared expenses.

  The Company shares certain operating costs with a surgical center owned by various physician-owners. During 1996, the Company was reimbursed approximately $31,000 for such costs. In addition, certain patients received a global charge for services performed by the Company and the surgical center. The global fee is then paid to the Company. In 1996, the Company paid $27,000 to the surgical center for its share of global fees received by the Company.

  During the first five months of 1996, the Company leased office space from a partnership owned by certain physician-owners. The Company expensed approximately $16,000 in rent for this location for the year ended December 31, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Internal Medicine Specialists, Inc.:

  We have audited the accompanying balance sheet of INTERNAL MEDICINE SPECIALISTS, INC., (a Florida corporation), as of December 31, 1996 and the related statements of operations, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internal Medicine Specialists, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
October 10, 1997

                      INTERNAL MEDICINE SPECIALISTS, INC.

                                 BALANCE SHEETS

                      DECEMBER 31, 1996, AND JUNE 30, 1997

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $   28,836  $  493,426
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $137,920 and $131,877 at
   December 31, 1996 and June 30, 1997, respectively..     679,160     659,386
  Prepayments and other...............................      34,842     148,327
                                                        ----------  ----------
    Total current assets..............................     742,838   1,301,139
PROPERTY AND EQUIPMENT, net...........................     248,302     230,962
DEFERRED TAXES........................................      94,831      23,599
                                                        ----------  ----------
    Total assets......................................  $1,085,971  $1,555,700
                                                        ==========  ==========
            LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................  $   85,037  $   52,495
  Accrued expenses....................................      84,552     205,202
  Notes payable line of credit........................     292,646     517,617
  Current portion of long term debt...................      19,362       3,882
  Deferred taxes......................................     251,412     260,942
                                                        ----------  ----------
    Total current liabilities.........................     733,009   1,040,138
                                                        ----------  ----------
LONG TERM DEBT........................................      60,932      30,438
                                                        ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 8)
OWNERS' EQUITY:
  Common stock, $10 par value, 500 shares authorized,
   280 shares issued, and 40 shares held in treasury
   at December 31, 1996 and June 30, 1997.............       2,800       2,800
  Additional paid in capital..........................       3,767       3,767
  Retained earnings...................................     307,149     500,243
  Treasury stock......................................     (21,686)    (21,686)
                                                        ----------  ----------
    Total owners' equity..............................     292,030     485,124
                                                        ----------  ----------
    Total liabilities and owners' equity..............  $1,085,971  $1,555,700
                                                        ==========  ==========

      The accompanying notes are an integral part of these balance sheets.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                            STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                  THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                            DECEMBER 31,  JUNE 30,    JUNE 30,
                                                1996        1996        1997
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
NET PATIENT REVENUES.......................  $6,166,927  $2,826,946  $3,515,426
                                             ----------  ----------  ----------
OPERATING EXPENSES:
  Salaries, wages, and benefits............   1,901,646     975,088   1,073,360
  Compensation to owner physicians.........   2,628,951   1,093,865   1,236,473
  General and administrative expenses......   1,312,409     564,353     725,314
  Bad debt expense.........................     125,754      75,250     109,897
  Depreciation.............................      68,030      34,015      38,215
                                             ----------  ----------  ----------
                                              6,036,790   2,742,571   3,183,259
                                             ----------  ----------  ----------
INCOME FROM OPERATIONS.....................     130,137      84,375     332,167
INTEREST AND OTHER EXPENSE, net............      25,953      12,596      20,191
                                             ----------  ----------  ----------
INCOME BEFORE INCOME TAXES.................     104,184      71,779     311,976
PROVISION FOR INCOME TAXES.................      38,120      26,989     118,882
                                             ----------  ----------  ----------
NET INCOME.................................  $   66,064  $   44,790  $  193,094
                                             ==========  ==========  ==========



        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                          STATEMENTS OF OWNERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     AND THE SIX MONTHS ENDED JUNE 30, 1997

                          COMMON STOCK  ADDITIONAL TREASURY STOCK
                          -------------  PAID IN   ---------------  RETAINED
                          SHARES AMOUNT  CAPITAL   SHARES  AMOUNT   EARNINGS  TOTAL
                          ------ ------ ---------- ------ --------  -------- --------
BALANCE AT DECEMBER 31,
 1995...................   280   $2,800   $3,767    (40)  $(21,686) $241,085 $225,966
  Net income............     0        0        0      0          0    66,064   66,064
                           ---   ------   ------    ---   --------  -------- --------
BALANCE AT DECEMBER 31,
 1996...................   280    2,800    3,767    (40)   (21,686)  307,149  292,030
  Net income
   (unaudited)..........     0        0        0      0          0   193,094  193,094
                           ---   ------   ------    ---   --------  -------- --------
BALANCE AT JUNE 30, 1997
 (unaudited)............   280   $2,800   $3,767    (40)  $(21,686) $500,243 $485,124
                           ===   ======   ======    ===   ========  ======== ========




        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                            STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                  THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                           DECEMBER 31,  JUNE 30,    JUNE 30,
                                               1996        1996        1997
                                           ------------ ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................  $  66,064    $ 44,790    $ 193,094
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation..........................     68,030      34,015       38,215
    Bad debt expense......................    125,754      75,250      109,897
    Change in assets and liabilities:
      Accounts receivable.................   (248,822)    (22,882)     (90,123)
      Prepayments and other...............     (8,543)     34,185     (113,485)
      Accounts payable and accrued liabil-
       ities..............................     42,263     135,020       88,108
      Deferred taxes, net.................     38,120      26,989       80,762
                                            ---------    --------    ---------
        Total adjustments.................     16,802     282,577      113,374
                                            ---------    --------    ---------
        Net cash provided by operating ac-
         tivities.........................     82,866     327,367      306,468
                                            ---------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant, and equip-
   ment...................................   (124,061)    (52,730)     (20,875)
                                            ---------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments of debt..............   (165,773)    (63,594)     (45,974)
  Proceeds from line of credit............    232,434     107,798      224,971
                                            ---------    --------    ---------
        Net cash provided by financing ac-
         tivities.........................     66,661      44,204      178,997
                                            ---------    --------    ---------
NET INCREASE IN CASH AND CASH EQUIVA-
 LENTS....................................     25,466     318,841      464,590
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD...................................      3,370       3,370       28,836
                                            ---------    --------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERI-
 OD.......................................  $  28,836    $322,211    $ 493,426
                                            =========    ========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
    Interest..............................  $  25,953    $ 12,977    $  12,977
                                            =========    ========    =========


        The accompanying notes are an integral part of these statements.

                      INTERNAL MEDICINE SPECIALISTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                 (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Internal Medicine Specialists, Inc. (the "Company") was incorporated in the state of Florida on October 27, 1971. The Company currently has 14 physicians, 7 nephrologists, and 7 gastroenterologists. The physicians within the group primarily focus on kidney and stomach surgery. There are currently three office locations in Orlando and Ocoee, Florida.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances and bad debts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated service lives of depreciable assets (five years for equipment, five to seven years for furniture and fixtures, and ten years for leasehold improvements). Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives. The cost and accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the accounts, and the related gain or loss is credited or charged to income.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by 12 physician-owners and treasury stock repurchased by the Company from two terminated physician-owners, recorded at cost. Various types of

                      INTERNAL MEDICINE SPECIALISTS, INC.

agreements exist among the owners which call for the repurchase of a physician's ownership interest by the Company in the case of certain events, such as the owner's termination, retirement, or death.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs, including governmental programs, such as Medicare and Medicaid, and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1996 consisted of the following:

   Leasehold improvements........................................... $  111,517
   Equipment........................................................    473,837
   Furniture and fixtures...........................................    439,793
                                                                     ----------
                                                                      1,025,147
   Less accumulated depreciation....................................   (776,845)
                                                                     ----------
                                                                     $  248,302
                                                                     ==========

4. NOTES PAYABLE--LINES OF CREDIT

  The notes payable consist of two lines of credit with a bank. One of the lines of credit allows total borrowings of up to $200,000 with principal and interest due monthly at a rate of 8.5%, due on demand or January 3, 1997. The Company has another line of credit with the same bank that allows maximum borrowing of up to $300,000 with principal and interest due monthly at a rate of 8.25%, due on demand or October 4, 1997. Both lines of credit are secured by certain assets of the Company. During the six month period ended June 30, 1997, the aggregate maximum borrowings under these lines of credit increased to $700,000. As of December 31, 1996 and June 30, 1997, the outstanding balance on the lines of credit was $292,646 and $517,617, respectively.

                      INTERNAL MEDICINE SPECIALISTS, INC.

5. LONG-TERM DEBT

  The Company's long-term debt at December 31, 1996 is as follows:

   Note payable to a terminated physician-owner of the Company for stock repurchased by the Company; principal and interest of 9%
    per annum due in 84 monthly installments beginning March 1,
    1993.............................................................  $  9,562
   Note payable to a terminated physician-owner of the Company as compensation for past services; principal and imputed interest of
    8.5% payable in 84 monthly installments beginning March 1, 1993..    40,116
   Note payable to a terminated physician-owner of the Company as compensation for past services; principal and 30,616imputed interest of 8.5% payable in 84 monthly installments beginning
    August 1, 1994...................................................    30,616
                                                                       --------
   Total                                                                 80,294
   Less current portion..............................................   (19,362)
                                                                       --------
   Long-term debt....................................................  $ 60,932
                                                                       ========

  The aggregate maturities of long-term debt at December 31, 1996 are as follows:

   1997................................................................. $19,362
   1998.................................................................  20,789
   1999.................................................................  22,337
   2000.................................................................  12,834
   2001 and thereafter..................................................   4,972
                                                                         -------
                                                                         $80,294
                                                                         =======

6. INCOME TAXES

  The provision for income taxes is based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at December 31, 1996:

   Accounts receivable, net......................................... $(258,321)
   Depreciation.....................................................    (4,533)
   Accounts payable.................................................    20,006
   Other accrued liabilities........................................    26,595
   Net operating loss carryforwards.................................    72,769
   Other............................................................   (13,097)
                                                                     ---------
   Net deferred tax liability....................................... $(156,581)
                                                                     =========

  As reported on the balance sheet as of December 31, 1996:

   Current deferred tax liability................................... $(251,412)
   Noncurrent deferred tax asset....................................    94,831
                                                                     ---------
                                                                     $(156,581)
                                                                     =========

                      INTERNAL MEDICINE SPECIALISTS, INC.

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate for the year ended December 31, 1996 is as follows:

   Provision at statutory rate......................................... $35,423
   State income taxes, net of federal benefit..........................   2,697
                                                                        -------
   Provision for income taxes.......................................... $38,120
                                                                        =======

7. EMPLOYEE BENEFIT PLAN

  The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. The plan is contributory with respect to employees only. The Company does not contribute to the plan.

8. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases facilities under operating leases which expire at various dates through December 1998. Future minimum lease payments under these leases as of December 31, 1996 are as follows:

   1997................................................................ $237,600
   1998................................................................  136,800

  Rent expense for the year ended December 31, 1996 was $273,600.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims-made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Physician-owners of the Company are covered by employment agreements that may be terminated at any time in accordance with terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

9. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

10. RELATED-PARTY TRANSACTIONS

  For the year ended December 31, 1996, the Company has outstanding receivables in the amount of $8,423 from two physicians of the Company and an outstanding receivable of $2,319 from a corporation that is owned by physician-owners of the Company.

  The Company has outstanding notes payable to two terminated physicians of the Company for consideration of deferred compensation and the repurchase of common stock. The total outstanding notes payable to these physicians is $80,294 at December 31, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Parkcrest Surgical Associates, Inc.:

  We have audited the accompanying balance sheet of PARKCREST SURGICAL ASSOCIATES, INC. (a Missouri corporation) as of March 31, 1997 and the related statements of operations, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parkcrest Surgical Associates, Inc. as of March 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
October 10, 1997

                      PARKCREST SURGICAL ASSOCIATES, INC.

                                 BALANCE SHEETS

                        MARCH 31, 1997 AND JUNE 30, 1997

                                                        MARCH 31,    JUNE 30,
                                                           1997        1997
                                                        ----------  -----------
                                                                    (UNAUDITED)
                        ASSETS
                        ------
CURRENT ASSETS:
  Cash and cash equivalents............................ $   76,263  $        0
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $299,077 and $315,421 as
   of March 31, 1997 and June 30, 1997, respectively...  1,644,928   1,752,339
  Receivable from physicians...........................     53,394           0
  Prepaid expenses and other...........................    264,228     527,195
                                                        ----------  ----------
    Total current assets...............................  2,038,813   2,279,534
PROPERTY AND EQUIPMENT, net (Note 3)...................    521,470     526,716
DEFERRED TAXES.........................................     48,115           0
OTHER NONCURRENT ASSETS................................     15,518      10,351
                                                        ----------  ----------
    Total assets....................................... $2,623,916  $2,816,601
                                                        ==========  ==========
            LIABILITIES AND OWNERS' EQUITY
            ------------------------------
CURRENT LIABILITIES:
  Note payable line of credit (Note 4)................. $  200,000  $  300,000
  Current maturities of long term debt (Note 5)........    153,842      62,455
  Accounts payable.....................................    232,677     260,281
  Accrued liabilities..................................    168,207     186,056
  Deferred taxes.......................................    602,419     609,941
                                                        ----------  ----------
    Total current liabilities..........................  1,357,145   1,418,733
                                                        ----------  ----------
LONG TERM DEBT (Note 5)................................     52,992      93,311
                                                        ----------  ----------
OTHER LONG TERM LIABILITIES............................    164,000     164,000
                                                        ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 8)
OWNERS' EQUITY:
  Common stock, $1 par value; 3,000 shares authorized,
   1,300 shares issued (1,040 shares outstanding and
   260 shares held in treasury)........................      1,300       1,300
  Additional paid in capital...........................     67,210      67,210
  Retained earnings....................................    994,971   1,085,749
  Treasury stock, at cost..............................    (13,702)    (13,702)
                                                        ----------  ----------
    Total owners' equity...............................  1,049,779   1,140,557
                                                        ----------  ----------
    Total liabilities and owners' equity............... $2,623,916  $2,816,601
                                                        ==========  ==========

      The accompanying notes are an integral part of these balance sheets.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS

 FOR THE YEAR ENDED MARCH 31, 1997 AND THE THREE MONTHS ENDED JUNE 30, 1996 AND
                                      1997

                                                                JUNE 30
                                             MARCH 31,  ------------------------
                                               1997        1996         1997
                                            ----------- -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
NET PATIENT SERVICE REVENUES............... $10,515,243 $2,551,614   $2,893,463
                                            ----------- ----------   ----------
OPERATING EXPENSES:
  Salaries, wages, and benefits............   2,222,021    433,923      681,198
  Compensation to owner physicians.........   4,693,182  1,516,539    1,477,682
  Bad debt expense.........................      43,887     10,500       12,500
  General and administrative expenses......   3,195,313    570,673      552,013
  Depreciation and amortization............      48,201     12,110       14,245
                                            ----------- ----------   ----------
                                             10,202,604  2,543,745    2,737,638
                                            ----------- ----------   ----------
INCOME FROM OPERATIONS.....................     312,639      7,869      155,825
OTHER INCOME (EXPENSE), net................      26,776    (10,412)      (9,411)
                                            ----------- ----------   ----------
INCOME (LOSS) BEFORE TAXES.................     339,415     (2,543)     146,414
PROVISION FOR INCOME TAXES (Note 7)........     128,978          0       55,636
                                            ----------- ----------   ----------
NET INCOME (LOSS).......................... $   210,437 $   (2,543)  $   90,778
                                            =========== ==========   ==========



        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                          STATEMENTS OF OWNERS' EQUITY

                       FOR THE YEAR ENDED MARCH 31, 1997
                    AND THE THREE MONTHS ENDED JUNE 30, 1997

                         COMMON STOCK  ADDITIONAL            TREASURY STOCK
                         -------------  PAID IN    RETAINED  ---------------
                         SHARES AMOUNT  CAPITAL    EARNINGS  SHARES  AMOUNT     TOTAL
                         ------ ------ ---------- ---------- ------ --------  ----------
BALANCE, March 31,
 1996................... 1,300  $1,300  $67,210   $  784,534     0  $      0  $  853,044
  Purchase of treasury
   stock................     0       0        0            0  (260)  (13,702)    (13,702)
  Net income............     0       0        0      210,437     0         0     210,437
                         -----  ------  -------   ----------  ----  --------  ----------
BALANCE, March 31,
 1997................... 1,300   1,300   67,210      994,971  (260)  (13,702)  1,049,779
  Net income
   (unaudited)..........     0       0        0       90,778     0         0      90,778
                         -----  ------  -------   ----------  ----  --------  ----------
BALANCE, June 30, 1997
 (unaudited)............ 1,300  $1,300  $67,210   $1,085,749  (260) $(13,702) $1,140,557
                         =====  ======  =======   ==========  ====  ========  ==========



        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1997
               AND THE THREE MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                 JUNE 30
                                              MARCH 31,  -----------------------
                                                1997        1996        1997
                                              ---------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................  $ 210,437   $  (2,543)  $  90,778
                                              ---------   ---------   ---------
  Adjustments to reconcile net income to net
   cash provided by (used for) operating ac-
   tivities:
    Loss on disposal of fixed assets........     75,979           0           0
    Depreciation and amortization...........     48,201      12,110      14,245
    Bad debt expense........................     43,887      10,500      12,500
    (Increase) in accounts receivable.......   (285,272)    (38,803)   (119,911)
    (Increase) decrease in receivable from
     physicians.............................    (53,394)          0      53,394
    Decrease (increase) in prepaid expenses
     and other..............................     88,164     175,420    (262,967)
    (Increase) decrease in other noncurrent
     assets.................................     (1,757)     (2,841)      5,167
    Increase in accounts payable............    169,488           0      27,604
    (Decrease) increase in accrued liabili-
     ties...................................    (41,239)    229,116      17,849
    Increase in net deferred tax liabili-
     ties...................................    128,978           0      55,637
                                              ---------   ---------   ---------
      Total adjustments.....................    173,035     385,502    (196,482)
                                              ---------   ---------   ---------
      Net cash provided by (used for) oper-
       ating activities.....................    383,472     382,959    (105,704)
                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......   (259,807)   (110,314)    (19,474)
  Proceeds from sale of fixed assets........     37,400           0           0
                                              ---------   ---------   ---------
      Net cash used in investing activi-
       ties.................................   (222,407)   (110,314)    (19,474)
                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long term debt................   (134,402)    (45,413)    (51,085)
  Purchase of treasury stock................    (13,702)          0           0
  Proceeds under line of credit.............          0           0     100,000
                                              ---------   ---------   ---------
      Net cash provided by (used in) financ-
       ing activities.......................   (148,104)    (45,413)     48,915
                                              ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS................................     12,961     227,232     (76,263)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD.....................................     63,302      63,302      76,263
                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..  $  76,263   $ 290,534   $       0
                                              =========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
 INFORMATION:
  Cash paid during the period for interest..  $  43,038   $  10,412   $   9,411
                                              =========   =========   =========

        The accompanying notes are an integral part of these statements.

                      PARKCREST SURGICAL ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997

                 (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
            THREE MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS

  Parkcrest Surgical Associates, Inc. (the "Company") was incorporated in 1969. The Company operates a medical practice at various locations and provides surgical and other healthcare services to individuals in the St. Louis Metropolitan Area. The physicians within the group specialize in general surgery, spinal surgery, colo-rectal surgery, vascular surgery, sports medicine, orthopedic surgery, surgical oncology, plastic and reconstructive surgery, hand surgery, podiatric surgery, and physical medicine and rehabilitation. There are currently 17 physicians and 5 physician assistants.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements as of June 30, 1997 and for the three months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Property and Equipment

  Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed using straight-line and accelerated methods. Equipment and furniture and fixtures are depreciated over periods ranging from 3 to 5 years. Leasehold improvements are amortized over periods ranging from 3 to 40 years.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations),

                      PARKCREST SURGICAL ASSOCIATES, INC.

and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates.

 Owners' Equity

  Owners' equity includes the respective capital stock owned by various physician-owners and treasury stock repurchased by the Company from terminated physician-owners, recorded at cost. Various types of agreements exist among the owners which call for the repurchase of a physician's ownership interest by the Company in the case of certain events, such as the owner's termination, retirement, or death.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Equipment and leasehold improvements as of March 31, 1997 consist of the following:

   Medical and laboratory equipment................................. $  338,324
   Furniture and fixtures...........................................    351,737
   Leasehold improvements...........................................    367,150
                                                                     ----------
                                                                      1,057,211
   Less accumulated depreciation and amortization...................   (535,741)
                                                                     ----------
                                                                     $  521,470
                                                                     ==========

  Certain leases in which the Company is lessee are considered to be equivalent to installment purchases for purposes of accounting presentation. Equipment under capital leases in the amount of $12,805 at March 31, 1997 is capitalized using interest rates appropriate at the inception of the related leases.

  Depreciation and amortization expense was $48,201 in 1997.

4. NOTE PAYABLE -- LINE OF CREDIT

  The note payable consists of a line of credit with a bank that allows for borrowings of up to $250,000 at March 31, 1997 and $300,000 at June 30, 1997. The borrowings are secured by accounts receivable, furniture and equipment and are due on demand or September 30, 1997. Interest on the borrowings is payable monthly at the prime rate. As of March 31, 1997 and June 30, 1997, outstanding borrowings were $200,000 and $300,000, respectively.

                      PARKCREST SURGICAL ASSOCIATES, INC.

5. LONG-TERM DEBT

  Long-term debt at March 31, 1997 consists of the following:

   Note payable-bank secured by equipment and personal guarantees of stockholders and employees, payable in monthly installments of
    $16,834 including principal and interest of 7.5%, with the final installment due December 1997.................................... $141,409
   Capitalized lease obligations, secured by equipment, payable in monthly installments of $1,527 including principal and interest
    at 9.858%, with final installment due October 2001...............   65,425
                                                                      --------
                                                                       206,834
   Less current maturities...........................................  153,842
                                                                      --------
                                                                      $ 52,992
                                                                      ========

  The scheduled maturities of long-term debt as of March 31, 1997 are as follows:

   1998............................................................... $158,212
   1999...............................................................   18,331
   2000...............................................................   18,331
   2001...............................................................   18,331
   2002...............................................................    9,166
                                                                       --------
                                                                        222,371
   Less amounts representing interest.................................   15,537
                                                                       --------
                                                                       $206,834
                                                                       ========

  Interest paid amounted to $43,038 for the year ended March 31, 1997.

6. DEFERRED COMPENSATION PLANS

  The Company has a qualified, noncontributory, trusteed pension plan covering eligible full-time employees. The Company's policy is to contribute into the Plan at a fixed percentage of salaries.

  The Company also has a qualified, noncontributory, trusteed profit sharing plan covering eligible full-time employees. The plan provides for contributions by the Company in such amounts as the board of directors may annually determine.

  Contributions to the plans for the year ended March 31, 1997 are as follows:

   Pension plan....................................................... $366,815
   Profit sharing plan................................................  283,182
                                                                       --------
                                                                       $649,997
                                                                       ========

                      PARKCREST SURGICAL ASSOCIATES, INC.

7. INCOME TAXES

  The provision for income taxes is based on net income reported for financial reporting purposes. Deferred income taxes arise from temporary differences between financial and income tax reporting of various items (principally revenue recognition).

  The following details the temporary differences and carryforwards giving rise to the deferred tax assets and liabilities at March 31, 1997:

   Accounts receivable, net......................................... $(625,072)
   Depreciation.....................................................   (22,585)
   Accounts payable.................................................    38,989
   Other accrued liabilities........................................   117,084
   Net operating loss carryforwards.................................     8,380
   Other............................................................   (71,100)
                                                                     ---------
   Net deferred tax liability....................................... $(554,304)
                                                                     =========
   As reported on balance sheet as of March 31, 1997:
     Current deferred tax liability................................. $(602,419)
     Noncurrent deferred tax asset..................................    48,115
                                                                     ---------
                                                                     $(554,304)
                                                                     =========

  A reconciliation of the provision for income taxes at the federal statutory rate to the Company's effective tax rate for the year ended March 31, 1997 is as follows:

   Provision at statutory rate........................................ $115,401
   State income taxes, net of federal benefit.........................   13,577
                                                                       --------
   Provision for income taxes......................................... $128,978
                                                                       ========

8. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company is obligated under a long-term lease expiring December 31, 1999 for one office at an annual rental of $280,911. The Company is obligated under a lease expiring September 30, 2000 for a second office at a base annual rental of $25,024 to be adjusted each October 1 based on the Consumer Price Index. The Company rents additional office space at five locations on a month-to-month basis.

  Rent expense for all leases amounted to $375,546 for the year ended March 31, 1997.

  The approximate future minimum rental commitments required under the noncancellable operating leases are as follows:

   1998................................................................ $305,935
   1999................................................................  305,935
   2000................................................................  235,707
   2001................................................................   12,512

                      PARKCREST SURGICAL ASSOCIATES, INC.

 Insurance

  The Company is insured with respect to medical malpractice risks on a claims made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain management personnel and physician employees are covered by employment agreements that may be terminated at any time in accordance with the terms of the agreement. The agreement also includes terms for professional conduct, salary, and benefits provisions.

9. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and third party claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

10. RELATED PARTY TRANSACTIONS

  The Company has a receivable due from four physicians totaling $53,394 which will be repaid over the next year.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Southern Dependacare, Inc.:

  We have audited the accompanying balance sheet of SOUTHERN DEPENDACARE, INC. (an Alabama corporation) as of December 31, 1996 and the related statements of operations, owner's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Dependacare, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
October 6, 1997

                           SOUTHERN DEPENDACARE, INC.

                                 BALANCE SHEETS

                      DECEMBER 31, 1996, AND JUNE 30, 1997

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
                        ------
CURRENT ASSETS:
  Cash and cash equivalents...........................   $107,594   $  161,223
  Accounts receivable, less estimated allowances for
   uncollectible accounts of $200,000.................    665,915      954,880
                                                         --------   ----------
                                                          773,509    1,116,103
                                                         --------   ----------
PROPERTY AND EQUIPMENT, net (Note 3)..................     17,458       13,476
                                                         --------   ----------
    Total assets......................................   $790,967   $1,129,579
                                                         ========   ==========
            LIABILITIES AND OWNER'S EQUITY
            ------------------------------
CURRENT LIABILITIES:
  Current portion of notes payable (Note 4)...........   $ 33,854   $   28,129
  Accounts payable....................................    103,162      235,829
  Accrued compensation to owner.......................    265,759      785,117
  Other accrued liabilities...........................    303,067       16,680
                                                         --------   ----------
                                                          705,842    1,065,755
                                                         --------   ----------
NOTES PAYABLE, long-term (Note 4).....................     69,157       47,856
                                                         --------   ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
OWNERS' EQUITY:
  Common stock, $1 par value; 10,000 shares autho-
   rized; 1,000 shares issued and outstanding.........      1,000        1,000
  Additional paid-in capital..........................     14,968       14,968
  Retained earnings...................................          0            0
                                                         --------   ----------
    Total owner's equity..............................     15,968       15,968
                                                         --------   ----------
    Total liabilities and owner's equity..............   $790,967   $1,129,579
                                                         ========   ==========

      The accompanying notes are an integral part of these balance sheets.

                           SOUTHERN DEPENDACARE, INC.

                            STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1996 AND
                                      1997

                                            DECEMBER 31,  JUNE 30,    JUNE 30,
                                                1996        1996        1997
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
NET PATIENT SERVICE REVENUES...............  $3,096,194  $1,335,427  $2,311,031
                                             ----------  ----------  ----------
OPERATING EXPENSES:
  Salaries, wages, and benefits............   1,026,917     326,589     850,453
  Compensation to owner physician..........     574,042     549,475     693,312
  General and administrative expenses......   1,406,767     413,318     735,443
  Bad debt expense.........................      50,000      25,000      25,000
  Depreciation and amortization............      20,091      10,045       4,432
                                             ----------  ----------  ----------
                                              3,077,817   1,324,427   2,308,640
                                             ----------  ----------  ----------
INCOME FROM OPERATIONS.....................      18,377      11,000       2,391
INTEREST EXPENSE...........................      18,377      11,000       2,391
                                             ----------  ----------  ----------
NET INCOME.................................  $        0  $        0  $        0
                                             ==========  ==========  ==========


        The accompanying notes are an integral part of these statements.

                           SOUTHERN DEPENDACARE, INC.

                          STATEMENTS OF OWNER'S EQUITY
  FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1997

                                      COMMON STOCK  ADDITIONAL
                                      -------------  PAID IN   RETAINED
                                      SHARES AMOUNT  CAPITAL   EARNINGS  TOTAL
                                      ------ ------ ---------- -------- -------
BALANCE, December 31, 1995........... 1,000  $1,000  $14,968     $ 0    $15,968
  Net income.........................     0       0        0       0          0
                                      -----  ------  -------     ---    -------
BALANCE, December 31, 1996........... 1,000   1,000   14,968       0     15,968
  Net income (unaudited).............     0       0        0       0          0
                                      -----  ------  -------     ---    -------
BALANCE, June 30, 1997 (unaudited)... 1,000  $1,000  $14,968     $ 0    $15,968
                                      =====  ======  =======     ===    =======



        The accompanying notes are an integral part of these statements.

                           SOUTHERN DEPENDACARE, INC.

                            STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE SIX MONTHS ENDED JUNE 30, 1996 AND
                                      1997

                                           DECEMBER 31,  JUNE 30,    JUNE 30,
                                               1996        1996        1997
                                           ------------ ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................   $      0    $      0    $      0
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.........     20,091      10,045       4,432
    Bad debt expense......................     50,000      25,000      25,000
    Change in assets and liabilities:
      Accounts receivable.................    170,144     342,624    (313,865)
      Accounts payable....................      7,483      44,167     132,667
      Accrued liabilities.................     (3,771)    (55,493)    232,971
                                             --------    --------    --------
        Total adjustments.................    243,947     366,343      81,205
                                             --------    --------    --------
        Net cash provided by operating
         activities.......................    243,947     366,343      81,205
                                             --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....     (9,815)     (3,815)       (450)
  Proceeds from disposals of fixed
   assets.................................    109,807      95,707           0
                                             --------    --------    --------
        Net cash provided by (used in)
         investing activities.............     99,992      91,892        (450)
                                             --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on line of credit....    (50,000)    (50,000)          0
  Principal payments on notes payable.....   (318,187)   (294,060)    (27,126)
  Borrowings under notes payable..........    115,050     115,050           0
                                             --------    --------    --------
        Net cash used in financing
         activities.......................   (253,137)   (229,010)    (27,126)
                                             --------    --------    --------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS..............................     90,802     229,225      53,629
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD...................................     16,792      16,792     107,594
                                             --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD...................................   $107,594    $246,017    $161,223
                                             ========    ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for
   interest...............................   $ 18,377    $ 11,000    $  2,391
                                             ========    ========    ========

        The accompanying notes are an integral part of these statements.

                          SOUTHERN DEPENDACARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                 (INFORMATION AS OF JUNE 30, 1997 AND FOR THE
             SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1. THE ORGANIZATION AND OPERATIONS

  Southern Dependacare, Inc., an Alabama corporation, (the "Company") was organized in 1990. The Company currently has 4 physicians, specializing in oncology and cancer care. There are 3 rural networks of clinics located in Carbondale, Illinois; Natchez, Mississippi; and Abbington, Virginia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Unaudited Financial Information

  The financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and in checking and money market accounts.

 Accounts Receivable

  Accounts receivable principally represent receivables from patients and third-party payers for medical services provided by physician owners and employees. Such amounts are recorded net of estimated contractual allowances and bad debts. Contractual adjustments result from the differences between the rates charged by the physicians for services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated service lives of depreciable assets (five to seven years for equipment, and seven years for furniture and fixtures). Maintenance and repairs are charged to expense as incurred. The cost of renewals and betterments is capitalized and depreciated over the applicable estimated useful lives. The cost and accumulated depreciation of assets sold, retired, or otherwise disposed of are removed from the accounts, and the related gain or loss is credited or charged to income.

 Owner's Equity

  Owner's equity includes the respective capital stock, partnership capital and retained earnings of the Company. The capital stock of the Company is wholly-owned by one physician.

                          SOUTHERN DEPENDACARE, INC.

 Net Patient Service Revenues

  Patient service revenues are reported at the estimated realizable amounts from patients, third-party payers (which include managed care providers, commercial insurance carriers, and health maintenance organizations), and others for services rendered. Additionally, the Company participates in agreements with managed care organizations to provide services at negotiated rates or for capitated payments.

 Concentration of Credit Risk

  The Company extends credit to patients covered by insurance programs such as governmental programs like Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, where appropriate.

3. PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1996 consist of the following:

   Equipment......................................................... $ 253,023
   Furniture and fixtures............................................    20,557
                                                                      ---------
                                                                        273,580
   Less accumulated depreciation.....................................  (256,122)
                                                                      ---------
                                                                      $  17,458
                                                                      =========

4. NOTES PAYABLE

  The Company's notes payable at December 31, 1996 are as follows:

   Note payable to bank, due February 28, 2000, payable in equal monthly installments at a fixed rate of 8%, secured by checking account at the bank.............................................. $ 96,188
   Note payable to bank dated February 4, 1997, payable in equal monthly installments at a fixed rate of 9%, secured by property
    and equipment....................................................    6,823
                                                                      --------
                                                                       103,011
   Less current portion..............................................   33,854
                                                                      --------
   Notes payable due after one year.................................. $ 69,157
                                                                      ========

  The aggregate maturities of notes payable at December 31, 1996 are as follows:

   1997................................................................ $ 33,854
   1998................................................................   29,228
   1999................................................................   31,654
   2000................................................................    8,275
                                                                        --------
                                                                        $103,011
                                                                        ========

  During 1996, the Company entered into a line of credit agreement with a maximum borrowing amount of $500,000 with a local bank. Interest is charged at a fixed rate of 8.25% based on outstanding borrowings. As of December 31, 1996 and June 30, 1997, there were no borrowings outstanding under this financing agreement.

                          SOUTHERN DEPENDACARE, INC.

5. INCOME TAXES

  The Company has elected to be taxed as an S corporation as permitted by the Internal Revenue Code. As an S corporation, the Company is not a taxable entity, and separately stated items of income, loss, deduction, and credit are passed through to and taken into account by the individual stockholder in computing the federal and state individual income tax liabilities.

6. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases facilities under operating leases which expire at various dates through February 2000. Future minimum lease payments under these leases as of December 31, 1996 are as follows:

   1997................................................................. $98,743
   1998.................................................................  75,526
   1999.................................................................  45,420
   2000.................................................................   7,570

 Insurance

  The Company is insured with respect to medical malpractice risks on claims made basis. Accordingly, coverage relates only to claims made during the policy term. Historically, any claims paid have been within the insurance policy limits. Management is not aware of any claims against it or its affiliated medical practices which might have a material impact on the Company's financial position or results of operations.

 Employment Agreements

  Certain physician employees are covered by employment agreements that vary in length from two to five years, which include, among other terms, salary and benefits provisions. Future minimum payments under these agreements as of December 31, 1996 are approximately:

   1997................................................................ $387,500
   1998................................................................  225,000
   1999................................................................  250,000
   2000................................................................  275,000
   2001 and thereafter.................................................  100,000

7. LEGAL PROCEEDINGS

  The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the Company's financial position or results of operations.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be paid by the Company (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All amounts are estimates, except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Listing Fee.

   SEC Registration Fee................................................ $20,910
   NASD Filing Fee.....................................................   7,400
   Nasdaq National Market Listing Fee..................................      *
   Blue Sky Fees and Expenses..........................................      *
   Printing Costs......................................................      *
   Legal Fees and Expenses.............................................      *
   Accounting Fees and Expenses........................................      *
   Transfer Agent and Registrar Fees and Expenses......................      *
   Premiums for D&O Insurance..........................................      *
   Miscellaneous.......................................................      *
                                                                        -------
     Total............................................................. $
                                                                        =======

--------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Delaware General Corporation Law

  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section
145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

  Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

 Certificate of Incorporation

  The Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

 Bylaws

  The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person has met the standards of conduct that make it permissible under the laws of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

 Underwriting Agreement

  The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

 Insurance

  The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The Company issued its first securities on October 5, 1995 and has issued unregistered securities to (a) founders, investors and employees and (b) to physicians and others in connection with the affiliation transactions with the medical practices (the "Affiliation Transactions"). Each such issuance was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) or Rule 701 promulgated under the Securities Act on the basis that such transactions did not involve a public offering.

  1. On October 5, 1995, the Company issued an aggregate of 2,250,000 shares of Common Stock, par value $.0025 per share (the "Common Stock"), to the following individuals in connection with the organization of the Company for an aggregate purchase price of $5,625: Sarah C. Garvin, H. Thomas Scott, Julie Rawls Moore, Howard E. Fagin and Shamus M. Holt.

  2. Since October 26, 1995, pursuant to the Company's 1995 Amended and Restated Stock Option Plan, the Company has granted options to purchase up to an aggregate of 4,983,149 shares of Common Stock to certain Company employees, physicians and consultants with an exercise prices varying between $.50 and $6.50.

  3. On November 3, 1995, the Company issued an aggregate of 1,110,000 shares of Common Stock to the following individuals for an aggregate purchase price of $1,100,000: Dean G. Anderson, Don Buswell Charkow, Stephen & Susan Cooper, David Ellis, Howard E. Fagin, Sarah C. Garvin, Shamus M. Holt, Jack C. Keane, Julie Rawls Moore, NationsBank of Georgia, Trustee U/A Howard & Mary Morrison for Howard J. Morrison, Paine Webber FBO Thomas M. Rodgers, Jr., Carl J. Schramm, H. Thomas Scott, Laura Scott, Larry B. Stanely, sep, City Bank & Trust Company custodian, Robert F. Stonerock, Jr. and Ira L. Snider.

  4. On December 12, 1995, pursuant to a Securities Purchase Agreement, the Company issued an aggregate of 104,300 shares of Series 1 Class A Stock, par value $.01 per share (the "Series 1 Class A Stock"), and 95,700 shares of Series 2 Class A Stock, par value $.01 per share (the "Series 2 Class A Stock"), to the following investors for an aggregate purchase price of $3,000,000: Larry Gerdes, William Eason, Edward H. Bowman, Jr., Martin Lamaison, Orville R. Gordon, Howard F. Elkins, Richard V. Lawry, Guaranty & Trust Co. c/o David O. Ellis, Kathleen E. J. Ellis, Jeremy Ellis, Karen Ellis, Gemma Ellis, Rowan Nominees c/o Mercury Asset Management Ltd., and NatWest Ventures Investments, Ltd. The same investors were also granted contingent warrants to purchase up to an 200,000 shares of Class A Stock, in the event of a redemption of the outstanding shares of Class A Stock, at an exercise price of $15.00 per share: In connection with the Securities Purchase Agreement, the Company also issued to EGL Holdings, Inc. a warrant to purchase up to 190,000 shares of Common Stock with an exercise price of $.01 per share, for an aggregate purchase price of $1,900.

  5. On December 12, 1995, pursuant to a consulting agreement, the Company issued to Thomas M. Rodgers an option to purchase 134,000 shares of Prime Common Stock at an exercise price of 0.20 per share.

  6. On February 26, 1996, the Company issued 360,000 shares of Common Stock and a warrant to purchase 266,000 shares of Common Stock to Healthmark Partners, LLC for an aggregate purchase price of $720,000.

  7. On November 25, 1996, the Company issued 100,000 shares of Common Stock to J. Michael Ribaudo for an aggregate purchase price of $400,000.

  8. On November 26, 1996, pursuant to an Asset Purchase Agreement, the Company issued 125,000 shares of Prime Common Stock, par value $.0025 per share (the "Prime Common Stock") and a $500,000 note that is convertible into 125,000 shares of Common Stock, to Metropolitan Plastic and Reconstructive Surgery, Ltd. in exchange for its interest in Metropolitan Plastic and Reconstructive Surgery, Ltd.

  9. On January 27, 1997, the Company issued 50,000 shares of Common Stock to Sarah C. Garvin for an aggregate purchase price of $200,000.

  10. On January 27, 1997, the Company issued an aggregate of 163,750 shares of Common Stock to following individuals for an aggregate purchase price of $655,000: Julie Rawls Moore, Peggy S. Block, Doris B. Mintz, Peter Charman, Dan Epstein, Henry Harrison Culver Trust, Elizabeth Jenny Culver Trust, Martha
C. Mathews, Churchill Matthews, Jr. and Elizabeth Culver.

  11. On January 31, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 151,905 shares of Prime Common Stock to the following individuals in exchange for each of their interests in John W. Daake, Inc.: John W. Daake, M.D., Robert F. Beckman, M.D. and Kent L. Kossoy, M.D.

  12. On February 26, 1997, pursuant to an Amended and Restated Letter Agreement, the Company issued an aggregate of 400,000 shares of Prime Common Stock to the following individuals at the request of Ira L. Snider in consideration for Dr. Snider's provision of development services for the
Company: Ira L. Snider, Joan M. Snider Custodian for Elise P. Snider, Joan M. Snider Custodian for Julie A. Snider and Barry Dewar.

  13. On March 5, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 598,500 shares of Prime Common Stock to Sidney Hanish, M.D. in exchange for his interest in Eye Medical Surgical Associates, Inc.

  14. On March 26, 1997, the Company issued an aggregate of 88,000 shares of Common Stock to the following individuals for an aggregate purchase price of $152,000: Health Solutions, Inc. Profit Sharing Plan, Howard Fagin, Trustee Fagin Advisory Services, Inc. Profit Sharing Plan, Harold A. Fuselier, Jr., John Daake, Shamus Holt, Galtney Group, Inc. and Elliot Baker.

  15. On April 11, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 1,048,812 shares of Prime Common Stock to the following individuals in exchange for each of their interests in The Heart Health Center, P.C.: Allen D. Soffer, M.D., Robert G. Kopitsky, M.D., Steven
J. Pieper, M.D. and Patricia L. Cole, M.D.

  16. On May 7, 1997, pursuant to a consulting agreement, the Company issued to Thomas M. Rodgers an option to purchase 350,000 shares of Prime Common Stock at an exercise price of $1.15 per share.

  17. On May 14, 1997, the Company issued an aggregate of 18,750 shares of Common Stock to the following individuals for an aggregate purchase price of $75,000: Garth F. Fort and Christopher Gilson.

  18. On May 20,1997 pursuant to a Contribution Agreement, Robert Jones, M.D. received 200 shares of prime common stock, par value $0.01 per share, in a subsidiary of the Company which are convertible into 550,975 shares of Common Stock.

  19. On May 28, 1997, the Company issued 6,250 shares of Common Stock to Thomas E. Douglas for an aggregate purchase price of $25,000.

  20. On June 16, 1997, pursuant to a Loan Agreement, the Company issued to DVI Financial Services, Inc. a warrant to purchase up to 50,000 shares of Common Stock with an exercise price of $5.00 per share, for an aggregate purchase price of $500.

  21. On June 16, 1997 and July 31, 1997, pursuant to a Securities Purchase Agreement, the Company issued an aggregate of 2,097,714 shares of Series B Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and 1,290,414 shares of Series B Non-Voting Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Non-Voting Preferred Stock"), to the following investors for an aggregate purchase price of $13,552,512: Weston Presidio Capital II, L.P., NatWest Ventures Investments, Ltd., St. Paul Venture Capital IV, LLC, Mercury Asset Management, plc on behalf of Rowan Nominees, Ltd., Partech U.S. Partners III C.V., U.S. Growth Fund Partners C.V., Axa U.S. Growth Fund LLC, Double Black Diamond II, LLC, Almanori Limited, Multinvest Limited, BancBoston Investments, Inc. and National City Venture Corporation. In connection with the Securities Purchase Agreement, the Company also issued options to the same investors to purchase up to 968,629 shares of Common Stock and up to 305,938 shares of Non-Voting Common Stock, par value $.025 per share (the "Non-Voting Common Stock"), with an exercise price of $.01 per share, for an aggregate purchase price of $1,269.

  22. On June 16, 1997, pursuant to a letter agreement, the Company issued to Thomas M. Rodgers an option to purchase 7,648 shares of Prime Common Stock at an exercise price of $0.011 per share and an option to purchase 37,500 shares of Prime Common Stock at an exercise price of $1.10 per share.

  23. On June 16, 1997, pursuant to an Asset Purchase and Contribution Agreement, Metroplex Hematology/Oncology LLPC (the Arlington Cancer Center) received a 20% interest in a Company subsidiary that is convertible into 1,530,000 shares of Common Stock.

  24. On June 16, 1997, the Company issued an aggregate of 529,148 shares of Prime Common Stock to Thomas M. Rodgers upon exercise of stock options in exchange for $27,852.75 in cash and $442,781.25 in notes.

  25. On July 31, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 206,773 shares of Prime Common Stock to the following individuals in exchange for each of their interests in Ream Optometry, Ltd.: Ann C. Ream and Scott R. Ream.

  26. On August 8, 1997, the Company issued 67,000 shares of Common Stock to Karel A. Dicke for an aggregate purchase price of $268,000.

  27. On August 8, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 310,214 shares of Common Stock to Howard N. Short in exchange for his interest in Tri-County Eye Care Center.

  28. On August 13, 1997, pursuant to an Amended and Restated Stock Purchase Agreement, the Company issued an aggregate of 95,250 shares of Prime Common Stock to the following individuals in exchange for each of their interests in Payson Family Care Associates, Inc.: Timothy A. Shaw, Mark Ivey, Jr. and Jim
L. Burke.

  29. On August 29, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 200,000 shares of Prime Common Stock to Michael Vranich in exchange for his interest in Surgical Associates, Inc.

  30. On September 2, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 144,251 shares of Prime Common Stock to the following individuals in exchange for each of their interests in Atlanta Center for Medicine, Inc.: Revati Alturi, M.D., D.Timothy Daughterty, M.D., Shelly Carter Davis, M.D., Alan O. Feingold, M.D., Robert A. Kirkland, M.D. and Paul H. Krissman, M.D.

  31. On September 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 432,000 shares of Prime Common Stock to Southern Dependacare, Inc. for the acquisition of Southern Dependacare, Inc. and issued 108,000 shares of Prime Common Stock to Donald E. McDaniel in connection therewith.

  32. On September 12, 1997, October 12, 1997 and November 5, 1997, pursuant to a Warrant and Stock Purchase Commitment the Company issued to the following investors warrants to purchase up to 85,480 shares of Common Stock with an exercise price of $.01 per share, in exchange for their Agreement to guaranty a loan to the Company from Southwest Bank: Weston Presidio Capital II, L.P., Mercury Asset Management, plc on behalf of Rowan Nominees, Ltd., St. Paul Venture Capital IV, LLC, Banc Boston Investments, Inc., Partech U.S. Partners III C.V., National City Venture Corporation.

  33. On September 19, 1997, the Company issued 40,000 shares of Common Stock to NationsCredit Commercial Corporation in exchange for the termination of a Loan Agreement.

  34. On September 30, 1997, pursuant to an Employment Agreement, the Company issued an aggregate of 45,000 shares of Prime Common Stock to William W. Benedict.

  35. On October 3, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 540,000 shares of Prime Common Stock to the following individuals in exchange for each of their interest in Louisville Cardiology,
Inc.: Rudolph Licandro, M.D. and Michael J. Imburgia, M.D.

  36. On October 14, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 121,238 shares of Prime Common Stock to George M. Bohigan, M.D. in exchange for his interest in George M. Bohigan, Ltd.

  37. On October 17, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 165,108 shares of Common Stock to G.H. Kursar in exchange for his interest in G.H. Kursar, M.D., Inc.

  38. On October 21, 1997, the Company issued 1,000 shares of Common Stock to Christie Bohigan for an aggregate purchase price of $5,000.

  39. On October 27, pursuant to a Credit Agreement and Loan Agreement, the Company issued 553,683 shares of Common Stock to Paribas Principal Incorporated, Inc. for an aggregate purchase price of $2,214,732.

  40. On October 27, 1997, pursuant to a Credit Agreement and Loan Agreement, the Company issued warrants to purchase up to 1,384,561 shares of Common Stock with an exercise price of $.01 per share, for an aggregate purchase price of $13,845.61 to Paribas Capital Funding, LLC and Paribas Principal Incorporated.

  41. On October 29, 1997, the Company issued 266,000 shares of Common Stock to Healthmark Partners, LLC for an aggregate purchase price of $655 upon the exercise of warrants at an exercise price of $.0025 per share.

  42. On November 12, 1997, the Company granted to Bi-State Network options to purchase up to an aggregate of 100,000 shares of Common Stock with an exercise price of $4.00 per share in exchange for entering into a contract administration agreement with the Company.

  43. On November 7, 1997, pursuant to an Agreement and Plan of
Reorganization, the Company issued an aggregate of 437,500 shares of Common Stock to W. Darrel Martin, M.D. and Elizabeth W. Killebrew, M.D. in exchange for each of their interests in Southern Crescent Women's Healthcare, Inc.

  44. On November 7, 1997, pursuant to an Agreement and Plan of
Reorganization, the Company issued an aggregate of 310,000 shares of Common Stock to the following individuals in exchange for each of their interests in Eagles Landing OB-GYN Associates, P.C.: John P. Schilling, M.D., Shoba C. Rao, M.D. and Jeffrey D. Lovinger.

  45. On November 7, 1997, pursuant to an Agreement and Plan of
Reorganization, the Company issued an aggregate of 81,250 shares of Common Stock to Alan Joffe, M.D. in exchange for his interest in Northside OB-GYN, Inc.

  46. On November 12, 1997, pursuant to an Agreement and Plan of Reorganization, the Company issued an aggregate of 1,305,159 shares of Common Stock to the following individuals in exchange for each of their interests in Greater Cincinnati Gastroenterology, Inc.: George D. Waissbluth, Ronald C. Schnieder, Michael A. Safdi, Alan V. Safdi, Michael D. Kreines, Kris Ramprasad, Kim R. Jurell, David G. Magels, Pradeep K. Bekal and Daniel G. Walker Trust, u/a/d July 1, 1997 Alan V. Safdi, Trustee.

  47. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 1,048,596 shares of Common Stock to the following individuals in exchange for each of their interests in Internal Medicine Specialists, Inc.: Alex Menendez, C. Raymond Cottrell, Antonio Caos, Kenneth R. Feuer, Robert T. Baker, Robert F. Stonerock, Thomas C. Marbury, Timothy L. Prance, Lionel C. Abbott, Mark Williams, Jeffrey M. Cohen. In connection with the Agreement and Plan of Merger, the Company issued an aggregate of 72,000 shares of Common Stock to Avanish Aggarwal in consideration for his execution of an employment agreement with Internal Medicine Specialists, Inc.

  48. On November 12, 1997, pursuant to a Stock Purchase Agreement, the Company issued an aggregate of 273,498 shares of Common Stock to the following individuals in exchange for each of their interests in Primary Care Specialists, Inc.: Thomas Wentzell, John M. Kappleman, Christopher Edwards, Allen Castello.

  49. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 393,176 shares of Common Stock to the following individuals in exchange for each of their interests in LaRach & Williamson, M.D., P.A.: Sergio W. LaRach, Paul R. Williamson and Andrea Ferrara. In connection with the Agreement and Plan of Merger, the Company issued an aggregate of 54,750 shares of Common Stock to Michael F. Trevisani in consideration for his execution of an employment agreement with LaRach & Williamson, Inc.

  50. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 867,903 shares of Common Stock to the following individuals in exchange for each of their interests in MidSouth Practice Management, Inc. MidSouth: A. Cary Cox, Robert A. Frist, Jack D. Furst, R. Ellis Godshall, Sr., Robert Ellis Godshall, Jr., Douglas J. Marchant, Dale Menard, C. Michael Spruell, Herbert L. Thomas, Jr., Robert Bruce Thompson, Dean Witter Custodian FBO R. Bruce Thompson, Memphis Children's Clinic, PLLC, William C. Stewart, Jr., M.D., Beau B. Pittman, M.D., David B. Wright, M.D., Michael Steffan, M.D., Lyland Freeland, M.D., Martha N. Taylor, M.D., Ann D. Brown, M.D., Mark Vlasak, M.D. and James W. Bryant. In addition, the Company granted to Petra Capital warrants to purchase up to an aggregate of 112,200 shares of Common Stock with an exercise price of $.01 per share in exchange for warrants it held to purchase MidSouth stock and granted to MidSouth Health Plan options to purchase up to an aggregate of 181,500 shares of Common Stock with an exercise price of $6.25 per share.

  51. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued an aggregate of 283,000 shares of Common Stock to the following individuals in exchange for each of their interest in Physician Strategic Alliance, Inc.: Calver Fund, Inc., Jack R. Anderson, Rose Marie Garcia Anderson, Leslie B. Daniels, The Daniels Family Trust and Gastroenterology Associates Osceola, P.A. In connection with the Agreement and Plan of Merger, the Company issued to the same individuals warrants to purchase up to an aggregate of 50,000 shares of Common Stock at an exercise price of the greater of $10.00 a share or 125% of any initial public offering price, for an aggregate purchase price of $250,000.

  52. On November 12, 1995, pursuant to an Interest Purchase Agreement, the Company issued 250,000 shares of Common Stock to each of the following individuals in exchange for each of their interests in Persch Family Practice,
L.P.: Hirsch Family, L.P., Michael A. Noble, Ben Tischler, Mark Goran, Monte Sandler and Michael Gerling.

  53. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 300,087 shares of Prime Common Stock to Myron Jacobs, M.D. in exchange for his interest in Pulmonary Sleep Consultants, Inc.

  54. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 108,000 shares of Prime Common Stock to the following individuals in exchange for each of their interests in Diagnostic Internists,
Inc.: James A. Reynolds, M.D., Mark A. Novack, M.D. and Jeffrey Zohner, M.D.

  55. On November 12, 1997, pursuant to an Agreement and Plan of Merger, the Company issued 1,294,236 shares of Common Stock to the following individuals in exchange for each of their interests in Parkcrest Surgical Associates,
Inc.: Donald R. Bassman, M.D., David A. Caplin, M.D., Patricia A. McGuire, M.D., Alan M. Londe, M.D., Charles R. Nathan, M.D., Marlys E. Schub, M.D., Stanley L. London, M.D., Kenneth J. Bennett, M.D., James P. Emanuel, M.D., Kurt W. Kaufman, D.P.M., Mark A. Ludwig, M.D., Glen E. Johnson, M.D., Cesal A. Gomez, M.D., Sondra L. Tate, M.D. and Diane M. Radford, M.D.

  56. On November 12, 1997, pursuant to an Asset Purchase Agreement, Richard Ramos, M.D. received 200,000 shares of prime common stock, par value $.01 per share, in a subsidiary of the Company which are convertible into 127,968 shares of Common Stock of the Company.

  57. On November 12, 1997, the Company issued an aggregate of 184,000 shares of Common Stock to the following individuals for an aggregate purchase price of $920,000: R.L. Wolfson, Andrew S. Wolfson, Erwin Barry Hyman, Stephen A. Hyman, Martin Isenberg, Josh Coughlin, and Stephen M. Mintz and Doris Boyd Mintz.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER
 -------
   1.1   Form of Underwriting Agreement.*
   3.1   Fourth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.
   3.2   Second Amended and Restated Certificate of Designation, Preferences
         and Rights of the Series B Redeemable Convertible Preferred Stock of
         Physician Health Corporation.
   3.3   Amended and Restated Bylaws of Physician Health Corporation.
   4.1   Form of Common Stock Certificate.*
   5.1   Opinion of Jackson Walker, L.L.P.*
   9.1   Second Amended and Restated Stockholders' Agreement, dated as of June
         16, 1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., the Weston Investors, the EGL Investors and other shareholders added from time to time.
   9.2   Amendment No. 1 to Second Amended and Restated Stockholders'
         Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., the Weston Investors,
         the EGL Investors and other shareholders added from time to time and
         Paribas Principal, Inc.*
  10.1   Asset Purchase and Contribution Agreement dated June 16, 1997, by and among Metroplex Hematology/Oncology Associates, L.L.P., the
         Shareholders of Metroplex Hematology/Oncology Associates, L.L.P., each
         Physician's wholly owned professional association and Physician Health
         Corporation.
  10.2   Management Services Agreement, by and among Metroplex Hematology/
         Oncology Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health
         Corporation and the Metroplex Providers.
  10.3   Supplemental Agreement by and among Metroplex Hematology/Oncology
         Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health Corporation
         and the Metroplex Providers.
  10.4   Agreement and Plan of Reorganization by and among Physician Health
         Corporation, Greater Cincinnati Gastroenterology Associates, Inc. and
         the Shareholders of Greater Cincinnati Gastroenterology Associates,
         Inc.
  10.5   Practice Management Agreement by and among PHC Ohio, Inc. and GCGA
         Physicians, Inc.
  10.6   Agreement and Plan of Merger by and among Physician Health
         Corporation, PHC-Orlando Acquisition Subsidiary II, Inc., Internal
         Medicine Specialists, Inc. and the Shareholders of Internal Medicine
         Specialists, Inc.*
  10.7   Form of Employment Agreement by and among Internal Medicine
         Specialists, Inc. and each of the Shareholders of Internal Medicine
         Specialist, Inc.
  10.8   Option Agreement by and among Central Florida Surgical Centers, Inc.,
         C. Raymond Cottrell, M.D., Antonio Caos, M.D., Kenneth R. Feuer, M.D.,
         Robert T. Baker, M.D. and PHC Holding Corporation.
  10.9   Option Agreement by and among Oakwater Surgical Center, Inc., C.
         Raymond Cottrell, M.D., Antonio Caos, M.D., Alex Menendez, M.D.,
         Kenneth R. Feuer, M.D., Robert T. Baker, M.D. and PHC Holding
         Corporation.
  10.10  Agreement and Plan of Merger, dated as of September 4, 1997, among
         Physician Health Corporation, PHC-Midwest, Inc. and the Shareholders
         of Parkcrest Surgical Associates, Inc.*
  10.11  Practice Management Agreement among Physician Health Corporation, PHC-
         Midwest, Inc. and P.S.A. Medical Group, Inc.*
  10.12  Asset Purchase Agreement by and among Physician Health Corporation,
         PHC Regional Oncology Care, Inc., Southern Dependacare, Inc. and Jack
         G. Hilton, M.D.*
  10.13  Practice Management Agreement, by and among Physician Health
         Corporation, PHC Regional Oncology Care, Inc., PHC Illinois 1, S.C.
         and PHC-Mississippi, P.L.L.C.
  10.14  Agreement and Plan of Merger by and among Physician Health
         Corporation, MidSouth Practice Management, Inc. and PHC Tennessee
         Acquisition Subsidiary I, Inc.*

 EXHIBIT
 NUMBER
 -------
  10.15  Management Services Agreement, dated as of September 22, 1997, by and among MidSouth Practice Management, Inc., Foundation Medical Group,
         PLLC and the Physicians named therein.*
  10.16  Management Services Agreement, dated as of September 22, 1997, by and between Memphis Children's Clinic and the Physicians named therein.*
  10.17  Management Services Agreement, dated as of November 10, 1997, by and between MidSouth Management Inc. and Bryant Medical Services, P.C.*
  10.18  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Foundation
         Medical Group, PLLC and the Physicians named therein.
  10.19  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Memphis
         Children's Clinic, PLLC and the Physicians named therein.
  10.20  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Bryant
         Medical Services, P.C. and James W. Bryant, M.D.
  10.21  Physician Health Corporation Amended and Restated 1995 Stock Option
         Plan.
  10.22  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and Sarah C. Garvin.*
  10.23  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and Tom Rodgers.*
  10.24  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and J. Michael Ribouds, M.D.*
  10.25  Letter Agreement, dated November  , 1997, by and between Thomas
         Rodgers and Physician Health Corporation.*
  10.26  General Undertakings Agreement, dated as of October 1996, by and among
         Physician Health Corporation, PHC St. Louis Acquisition Subsidiary I,
         Inc., Metropolitan Plastic and Reconstructive Surgery, Ltd. and J.
         Michael Ribaudo, M.D.*
  10.27  Amendment to General Undertakings Agreement.*
  10.28  Employment Agreement by and between Physician Health Corporation and
         William Stewart, M.D.*
  10.29  Stock and Warrant Purchase Agreement, dated December 29, 1995, among
         Physician Health Corporation, Sarah C. Garvin, Howard E. Fagin, Ph.D.,
         H. Thomas Scott, Julie Rawls Moore, Shamus Holt, EGL Holdings, Inc.,
         Mercury Asset Management, Plc, NatWest Ventures Investments Limited
         and certain individuals and custodians.
  10.30  Form of Contingent Share Warrant to Purchase Shares of Class A
         Preferred Stock pursuant to the EGL Stock and Warrant Purchase
         Agreement.
  10.31  Warrant, dated December 29, 1995, issued to EGL Holdings, Inc. to purchase 190,000 shares of Common Stock.
  10.32  Securities Purchase Agreement, dated as of June 16, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited and NatWest Ventures Investments Limited.
  10.33  Amendment No. 1 to Securities Purchase Agreement, dated as of July 31,
         1997, among Physician Health Corporation, Weston Presidio Capital II,
         L.P., Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.

 EXHIBIT
 NUMBER
 -------
  10.34  Amendment No. 2 to Securities Purchase Agreement, dated as of October
         27,1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., BancBoston Investments, Inc., Mercury Asset Management, plc,
         on behalf of Rowan Nominees Limited, NatWest Ventures Investments
         Limited, St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III,
         C.V., U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double
         Black Diamond II LLC, Almanori Limited, Multinvest Limited, National
         City Venture Corporation and Paribas Principal Incorporated.
  10.35  Equity Call Agreement, dated as of June 16, 1997, among Physician
         Health Corporation, Weston Presidio Capital II, L.P., Metroplex
         Hematology/Oncology Associates, L.L.P, BancBoston Investments, Inc.,
         Mercury Asset Management, plc, on behalf of Rowan Nominees Limited,
         NatWest Ventures Investments Limited.
  10.36  Amendment No. 1 to Equity Call Agreement, dated as of July 31, 1997, among Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology, Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.
  10.37  Joinder to Equity Call Agreement, dated as of October 27, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited, National City Venture
         Corporation and Paribas Principal Incorporated.
  10.38  Escrow Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., BancBoston Ventures,
         Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees
         Limited and NatWest Ventures Investments, Limited.*
  10.39  Amendment No. 1 to Escrow Agreement, dated as of July 31, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited and National City
         Venture Corporation.
  10.40  Amendment No. 2 to Escrow Agreement, dated as of October 27, 1997, among Physician Health Corporation, Weston Presidio Capital III, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners 111, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited, National City
         Venture Corporation and Paribas Principal Incorporated.
  10.41  Weston Presidio--Form of Common Stock Warrant.
  10.42  Credit Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, PHC Holding Company, Various Banks and Banque Paribas, as
         Agent.*
  10.43  Securities Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Principal
         Incorporated.
  10.44  Warrant, dated October 12, 1997, issued by Physician Health
         Corporation to Paribas Principal Incorporated.
  10.45  Senior Subordinated Loan Agreement, dated as of October 27, 1997, among Physician Health Corporation, PHC Holding Corporation, the
         financial institutions from time to time party thereto and Paribas
         Capital Funding, LLC, as Agent.*

 EXHIBIT
 NUMBER
 -------
  10.46  Warrant Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Capital Funding, LLC.
  10.47  Warrant Certificate, dated as of October 27, 1997, issued by Physician
         Health Corporation to Paribas Capital Funding, LLC.
  10.48  Warrant Agreement, dated as of October 27, 1997, by and between
         Physical Health Corporation and Paribas Capital Funding, L.L.C.
  10.49  Restated and Amended Stockholder Agreement, dated November 1, 1997, by and among Physician Health Corporation, Sarah, C. Garvin, Howard E.
         Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore, and Shamus Holt.*
  10.50  Amendment to Restated and Amended Stockholder Agreement, dated
         February 1997, by and among Physician Health Corporation, Sarah, C.
         Garvin, Howard E. Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore,
         and Shamus Holt.*
  10.51  Non-Competition and Non-Disclosure Form of Agreement executed by each
         Founder of Physician Health Corporation.*
  10.52  Amended and Restated Registration Rights Agreement by and among
         Physician Health Corporation and the stockholders named therein.
  10.53  Joinder to Amended and Restated Registration Rights Agreement, dated
         October 1997, by Thomas M. Rodgers.
  10.54  Letter Agreement, dated September 16, 1997, by and between
         NationsCredit Settlement Agreement and Physician Health Corporation.
  10.55  Warrant, dated June 16, 1997, issued by Physician Health Corporation to DVI Financial Services, Inc.
  10.56  Loan and Security Agreement No. 1 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.57  Loan and Security Agreement No. 2 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.58  Loan and Security Agreement No. 3 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.59  Loan and Security Agreement No. 4 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.60  Loan and Security Agreement No. 5 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.61  Loan and Security Agreement No. 6 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.62  Loan and Security Agreement, dated as of June 16, 1997, among MHOA
         Texas I, L.L.C. and DVI Business Credit Corporation.
  10.63  Warrant and Preferred Stock Commitment, dated September 12, 1997, by and among Physician Health Corporation, Weston Presidio Capital II,
         L.P. and the holders of Series B Preferred Stock or Common Stock named therein.
  10.64  Warrant, dated September 12, 1997, issued by Physician Health
         Corporation to Weston Presidio Capital II, L.P.
  11.1   Statement regarding computation of per share earnings.*
  12.1   Statement regarding computation of ratios.*
  21.1   Subsidiaries.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Ernst & Young LLP.
  24.1   Power of Attorney (contained on the signature page of this
         Registration Statement).
  27     Financial Data Schedule

  (b) Financial Statement Schedules.

  All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes as follows:

    (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) That, for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (4) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Physician Health Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 12, 1997.

                                          Physician Health Corporation

                                          By:     /s/ Sarah C. Garvin
                                              ----------------------------------
                                                      SARAH C. GARVIN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  Each person whose signature appears below hereby appoints Sarah G. Garvin and Thomas M. Rodgers and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file, any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on November 12, 1997.

              SIGNATURE                        TITLE
              ---------                        -----

         /s/ Sarah C. Garvin           Chairman of the Board, President
-------------------------------------   and Chief Executive Officer
           SARAH C. GARVIN              (Principal Executive Officer)

        /s/ Thomas M. Rodgers          Director, Executive Vice
-------------------------------------   President, Chief Financial
          THOMAS M. RODGERS             Officer and Treasurer (Principal
                                        Financial and Accounting Officer)

       /s/ Murali Anantharaman         Director
-------------------------------------
         MURALI ANANTHARAMAN

        /s/ Michael F. Cronin          Director
-------------------------------------
          MICHAEL F. CRONIN

     /s/ Alfred DiStefano, M.D.        Director
-------------------------------------
       ALFRED DISTEFANO, M.D.

         /s/ Carl J. Schramm           Director
-------------------------------------
    CARL J. SCHRAMM, PH.D., J.D.

       /s/ J. Michael Ribaudo          Director
-------------------------------------
      J. MICHAEL RIBAUDO, M.D.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER
 -------
   1.1   Form of Underwriting Agreement.*
   3.1   Fourth Amended and Restated Certificate of Incorporation of Physician
         Health Corporation.
   3.2   Second Amended and Restated Certificate of Designation, Preferences
         and Rights of the Series B Redeemable Convertible Preferred Stock of
         Physician Health Corporation.
   3.3   Amended and Restated Bylaws of Physician Health Corporation.
   4.1   Form of Common Stock Certificate.*
   5.1   Opinion of Jackson Walker, L.L.P.*
   9.1   Second Amended and Restated Stockholders' Agreement, dated as of June
         16, 1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., the Weston Investors, the EGL Investors and other shareholders added from time to time.
   9.2   Amendment No. 1 to Second Amended and Restated Stockholders'
         Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., the Weston Investors,
         the EGL Investors and other shareholders added from time to time and
         Paribas Principal, Inc.*
  10.1   Asset Purchase and Contribution Agreement dated June 16, 1997, by and among Metroplex Hematology/Oncology Associates, L.L.P., the
         Shareholders of Metroplex Hematology/Oncology Associates, L.L.P., each
         Physician's wholly owned professional association and Physician Health
         Corporation.
  10.2   Management Services Agreement, by and among Metroplex Hematology/
         Oncology Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health
         Corporation and the Metroplex Providers.
  10.3   Supplemental Agreement by and among Metroplex Hematology/Oncology
         Associates, L.L.P., MHOA Texas I, L.L.C., Physician Health Corporation
         and the Metroplex Providers.
  10.4   Agreement and Plan of Reorganization by and among Physician Health
         Corporation, Greater Cincinnati Gastroenterology Associates, Inc. and
         the Shareholders of Greater Cincinnati Gastroenterology Associates,
         Inc.
  10.5   Practice Management Agreement by and among PHC Ohio, Inc. and GCGA
         Physicians, Inc.
  10.6   Agreement and Plan of Merger by and among Physician Health
         Corporation, PHC-Orlando Acquisition Subsidiary II, Inc., Internal
         Medicine Specialists, Inc. and the Shareholders of Internal Medicine
         Specialists, Inc.*
  10.7   Form of Employment Agreement by and among Internal Medicine
         Specialists, Inc. and each of the Shareholders of Internal Medicine
         Specialist, Inc.
  10.8   Option Agreement by and among Central Florida Surgical Centers, Inc.,
         C. Raymond Cottrell, M.D., Antonio Caos, M.D., Kenneth R. Feuer, M.D.,
         Robert T. Baker, M.D. and PHC Holding Corporation.
  10.9   Option Agreement by and among Oakwater Surgical Center, Inc., C.
         Raymond Cottrell, M.D., Antonio Caos, M.D., Alex Menendez, M.D.,
         Kenneth R. Feuer, M.D., Robert T. Baker, M.D. and PHC Holding
         Corporation.
  10.10  Agreement and Plan of Merger, dated as of September 4, 1997, among
         Physician Health Corporation, PHC-Midwest, Inc. and Parkcrest Surgical
         Associates, Inc. and the Shareholders of Parkcrest Surgical
         Associates, Inc.*
  10.11  Practice Management Agreement among Physician Health Corporation, PHC-
         Midwest, Inc. and P.S.A. Medical Group, Inc.*
  10.12  Asset Purchase Agreement by and among Physician Health Corporation,
         PHC Regional Oncology Care, Inc., Southern Dependacare, Inc. and Jack
         G. Hilton, M.D.*
  10.13  Practice Management Agreement, by and among Physician Health
         Corporation, PHC Regional Oncology Care, Inc., PHC Illinois 1, S.C.
         and PHC-Mississippi, P.L.L.C.
  10.14  Agreement and Plan of Merger by and among Physician Health
         Corporation, MidSouth Practice Management, Inc. and PHC Tennessee
         Acquisition Subsidiary I, Inc.*

 EXHIBIT
 NUMBER
 -------
  10.15  Management Services Agreement, dated as of September 22, 1997, by and among MidSouth Practice Management, Inc., Foundation Medical Group,
         PLLC and the Physicians named therein.*
  10.16  Management Services Agreement, dated as of September 22, 1997, by and between Memphis Children's Clinic and the Physicians named therein.*
  10.17  Management Services Agreement, dated as of November 10, 1997, by and between MidSouth Management Inc. and Bryant Medical Services, P.C.*
  10.18  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Foundation
         Medical Group, PLLC and the Physicians named therein.
  10.19  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Memphis
         Children's Clinic, PLLC and the Physicians named therein.
  10.20  First Amendment to Management Services Agreement, dated as of November
         10, 1997, by and among MidSouth Practice Management, Inc., Bryant
         Medical Services, P.C. and James W. Bryant, M.D.
  10.21  Physician Health Corporation Amended and Restated 1995 Stock Option
         Plan.
  10.22  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and Sarah C. Garvin.*
  10.23  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and Tom Rodgers.*
  10.24  Employment Agreement, dated November  , 1997, by and between Physician
         Health Corporation and J. Michael Ribouds, M.D.*
  10.25  Letter Agreement, dated November  , 1997, by and between Thomas
         Rodgers and Physician Health Corporation.*
  10.26  General Undertakings Agreement, dated as of October 1996, by and among
         Physician Health Corporation, PHC St. Louis Acquisition Subsidiary I,
         Inc., Metropolitan Plastic and Reconstructive Surgery, Ltd. and J.
         Michael Ribaudo, M.D.*
  10.27  Amendment to General Undertakings Agreement.*
  10.28  Employment Agreement by and between Physician Health Corporation and
         William Stewart, M.D.*
  10.29  Stock and Warrant Purchase Agreement, dated December 29, 1995, among
         Physician Health Corporation, Sarah C. Garvin, Howard E. Fagin, Ph.D.,
         H. Thomas Scott, Julie Rawls Moore, Shamus Holt, EGL Holdings, Inc.,
         Mercury Asset Management, Plc, NatWest Ventures Investments Limited
         and certain individuals and custodians.
  10.30  Form of Contingent Share Warrant to Purchase Shares of Class A
         Preferred Stock pursuant to the EGL Stock and Warrant Purchase
         Agreement.
  10.31  Warrant, dated December 29, 1995, issued to EGL Holdings, Inc. to purchase 190,000 shares of Common Stock.
  10.32  Securities Purchase Agreement, dated as of June 16, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited and NatWest Ventures Investments Limited.
  10.33  Amendment No. 1 to Securities Purchase Agreement, dated as of July 31,
         1997, among Physician Health Corporation, Weston Presidio Capital II,
         L.P., Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.
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  10.34  Amendment No. 2 to Securities Purchase Agreement, dated as of October
         27,1997, among Physician Health Corporation, Weston Presidio Capital
         II, L.P., BancBoston Investments, Inc., Mercury Asset Management, plc,
         on behalf of Rowan Nominees Limited, NatWest Ventures Investments
         Limited, St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III,
         C.V., U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double
         Black Diamond II LLC, Almanori Limited, Multinvest Limited, National
         City Venture Corporation and Paribas Principal Incorporated.
  10.35  Equity Call Agreement, dated as of June 16, 1997, among Physician
         Health Corporation, Weston Presidio Capital II, L.P., Metroplex
         Hematology/Oncology Associates, L.L.P, BancBoston Investments, Inc.,
         Mercury Asset Management, plc, on behalf of Rowan Nominees Limited,
         NatWest Ventures Investments Limited.
  10.36  Amendment No. 1 to Equity Call Agreement, dated as of July 31, 1997, among Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology, Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited and National City Venture
         Corporation.
  10.37  Joinder to Equity Call Agreement, dated as of October 27, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         Metroplex Hematology/Oncology Associates, L.L.P, BancBoston
         Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan
         Nominees Limited, NatWest Ventures Investments Limited, St. Paul
         Venture Capital, IV, LLC, Partech U.S. Partners III, C.V., U.S. Growth
         Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black Diamond II
         LLC, Almanori Limited, Multinvest Limited, National City Venture
         Corporation and Paribas Principal Incorporated.
  10.38  Escrow Agreement, dated as of June 16, 1997, among Physician Health
         Corporation, Weston Presidio Capital II, L.P., BancBoston Ventures,
         Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees
         Limited and NatWest Ventures Investments, Limited.*
  10.39  Amendment No. 1 to Escrow Agreement, dated as of July 31, 1997, among
         Physician Health Corporation, Weston Presidio Capital II, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners III, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited and National City
         Venture Corporation.
  10.40  Amendment No. 2 to Escrow Agreement, dated as of October 27, 1997, among Physician Health Corporation, Weston Presidio Capital III, L.P.,
         BancBoston Investments, Inc., Mercury Asset Management, plc, on behalf of Rowan Nominees Limited, NatWest Ventures Investments Limited,
         St. Paul Venture Capital, IV, LLC, Partech U.S. Partners 111, C.V.,
         U.S. Growth Fund Partners, C.V. AXA U.S. Growth Fund LLC, Double Black
         Diamond II LLC, Almanori Limited, Multinvest Limited, National City
         Venture Corporation and Paribas Principal Incorporated.
  10.41  Weston Presidio--Form of Common Stock Warrant.
  10.42  Credit Agreement, dated as of October 27, 1997, among Physician Health
         Corporation, PHC Holding Company, Various Banks and Banque Paribas, as
         Agent.*
  10.43  Securities Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Principal
         Incorporated.
  10.44  Warrant, dated October 12, 1997, issued by Physician Health
         Corporation to Paribas Principal Incorporated.
  10.45  Senior Subordinated Loan Agreement, dated as of October 27, 1997, among Physician Health Corporation, PHC Holding Corporation, the
         financial institutions from time to time party thereto and Paribas
         Capital Funding, LLC, as Agent.*
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  10.46  Warrant Purchase Agreement dated as of October 27, 1997, by and between Physician Health Corporation and Paribas Capital Funding, LLC.
  10.47  Warrant Certificate, dated as of October 27, 1997, issued by Physician
         Health Corporation to Paribas Capital Funding, LLC.
  10.48  Warrant Agreement, dated as of October 27, 1997, by and between
         Physical Health Corporation and Paribas Capital Funding, L.L.C.
  10.49  Restated and Amended Stockholder Agreement, dated November 1, 1997, by and among Physician Health Corporation, Sarah, C. Garvin, Howard E.
         Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore, and Shamus Holt.*
  10.50  Amendment to Restated and Amended Stockholder Agreement, dated
         February 1997, by and among Physician Health Corporation, Sarah, C.
         Garvin, Howard E. Fagin, Ph.D., H. Thomas Scott, Julie Rawls Moore,
         and Shamus Holt.*
  10.51  Non-Competition and Non-Disclosure Form of Agreement executed by each
         Founder of Physician Health Corporation.*
  10.52  Amended and Restated Registration Rights Agreement by and among
         Physician Health Corporation and the stockholders named therein.
  10.53  Joinder to Amended and Restated Registration Rights Agreement, dated
         October 1997, by Thomas M. Rodgers.
  10.54  Letter Agreement, dated September 16, 1997, by and between
         NationsCredit Settlement Agreement and Physician Health Corporation.
  10.55  Warrant, dated June 16, 1997, issued by Physician Health Corporation to DVI Financial Services, Inc.
  10.56  Loan and Security Agreement No. 1 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.57  Loan and Security Agreement No. 2 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.58  Loan and Security Agreement No. 3 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.59  Loan and Security Agreement No. 4 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.60  Loan and Security Agreement No. 5 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.61  Loan and Security Agreement No. 6 among MHOA Texas I, L.L.C., as
         Borrower, Physician Health Corporation, as Guarantor, and DVI
         Financial Services, Inc., as Lender, dated June 16, 1997.
  10.62  Loan and Security Agreement, dated as of June 16, 1997, among MHOA
         Texas I, L.L.C. and DVI Business Credit Corporation.
  10.63  Warrant and Preferred Stock Commitment, dated September 12, 1997, by and among Physician Health Corporation, Weston Presidio Capital II,
         L.P. and the holders of Series B Preferred Stock or Common Stock named therein.
  10.64  Warrant, dated September 12, 1997, issued by Physician Health
         Corporation to Weston Presidio Capital II, L.P.
  11.1   Statement regarding computation of per share earnings.*
  12.1   Statement regarding computation of ratios.*
  21.1   Subsidiaries.
  23.1   Consent of Arthur Andersen LLP.
  23.2   Consent of Ernst & Young LLP.
  24.1   Power of Attorney (contained on the signature page of this
         Registration Statement).
  27     Financial Data Schedule
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